As filed with the U.S. Securities and Exchange Commission on February 28, 2012

File No. 811-7436

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	(X)

Amendment No. 47	(X)

THE DFA INVESTMENT TRUST COMPANY
(Exact Name of Registrant as Specified in Charter)

6300 Bee Cave Road, Building One
Austin, Texas 78746
(Address of Principal Executive Offices)

(512) 306-7400
(Registrant’s Telephone Number, including Area Code)
___________

Catherine L. Newell, Esq.
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746
(Name and Address of Agent for Service)
___________

Please Send Copies of Communications to:
Jana L. Cresswell, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
(215) 564-8048

THE DFA INVESTMENT TRUST COMPANY
The U.S. Large Cap Value Series
The Tax-Managed U.S. Marketwide Value Series
The DFA International Value Series
The Japanese Small Company Series
The Asia Pacific Small Company Series
The United Kingdom Small Company Series
The Continental Small Company Series
The Canadian Small Company Series
The Emerging Markets Series
The Emerging Markets Small Cap Series
Dimensional Retirement Equity Fund I
The DFA Short Term Investment Fund

February 28, 2012

FORM N-1A, Part A:

Responses to Items 1 through 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5.  Management.

Dimensional Fund Advisors LP (the “Advisor”) serves as the investment advisor for each of the series listed above (the “Series”) of The DFA Investment Trust Company (the “Trust”) and manages each Series using a team approach.

The following individuals are responsible for coordinating the day-to-day management of the domestic equity series:

•	Stephen A. Clark, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 2001.

•	Joseph H. Chi, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 2005.

•	Jed S. Fogdall, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 2004.

•	Henry F. Gray, Vice President of the Advisor, has been Head of Global Equity Trading since 2006.

The following individuals are responsible for coordinating the day-to-day management of the international equity series:

•	Karen Umland, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 1998.

•	Stephen A. Clark, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 2001.

•	Joseph H. Chi, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 2005.

•	Jed S. Fogdall, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 2004.

•	Henry F. Gray, Vice President of the Advisor, has been Head of Global Equity Trading since 2006.

The following portfolio managers are responsible for coordinating the day-to-day management of the Dimensional Retirement Equity Fund I:

•	Joseph H. Chi, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 2005.

•	Jed S. Fogdall, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 2004.

The following portfolio managers are responsible for coordinating the day-to-day management of the DFA Short Term Investment Fund:

•	David A. Plecha, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 1989.

•	Joseph F. Kolerich, Senior Portfolio Manager and Vice President of the Advisor, has been a portfolio manager since 2001.

Item 6.  Purchase and Sale of Fund Shares.

The Trust’s shares have not been registered under the Securities Act of 1933, which means that the Trust’s shares may not be sold publicly.  However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act.

Shares of the Trust are sold only to other investment companies and certain institutional investors.  Requests to purchase or redeem shares of the Series are processed at the net asset value of the shares next determined after receipt of the request in good order.  Investors may purchase or redeem shares of the Series by first contacting the Advisor at (888) 576-1167 or (512) 306-7400 to notify the Advisor of the proposed investment or redemption.  All investments are subject to approval of the Advisor.

Item 7.  Tax Information.

The Dimensional Retirement Equity Fund I and The DFA Short Term Investment Fund are classified as corporations for tax purposes.  The dividends and distributions an investor receives from the Dimensional Retirement Equity Fund I and The DFA Short Term Investment Fund are

taxable and will generally be taxed as ordinary income, capital gains, or some combination of both.

Each Series, other than the Dimensional Retirement Equity Fund I and The DFA Short Term Investment Fund, is classified as a partnership for tax purposes, and each investor in a Series will report separately on its own income tax return, its distributive share of the Series’ income, gains, losses, deductions, and credits.

Item 8.  Financial Intermediary Compensation.  Not applicable.

Item 9.  Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

Items 9(a) and (b)  Investment Objectives and Implementation of Investment Objectives.  The Trust issues the twelve Series that are listed above, each of which operates as a diversified investment company and represents a separate class of the Trust’s shares of beneficial interest.

The investment objectives, policies and investment limitations of each Series are set forth below.  The investment objective of a Series may not be changed without the affirmative vote of a majority of the outstanding voting securities of that Series.  The Trust sells its shares to institutional investors only.  Shares of each Series may be issued for cash and/or securities in which a Series is authorized to invest.  In addition, when acquiring securities from an institutional investor in consideration of the issuance of its shares, a Series may accept securities from the transferor that the Series would not otherwise purchase pursuant to the investment policies of the Series, as described below.  Except in limited circumstances, any such acquisition would be very small in relation to the then total current value of the assets acquired by a Series in any such transaction.

INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES

The investment objective of The U.S. Large Cap Value Series (the “Large Cap Value Series”) and The Tax-Managed U.S. Marketwide Value Series (the “Tax-Managed Value Series”) (collectively, the “U.S. Value Series”) is to achieve long-term capital appreciation.  Ordinarily, each U.S. Value Series generally will purchase a broad and diverse group of readily marketable common stocks of U.S. companies that the Advisor determines to be value stocks at the time of purchase.  Securities are considered value stocks primarily because a company’s shares have a high book value in relation to their market value (a “book-to-market ratio”).  In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry.  The criteria the Advisor uses for assessing value are subject to change from time to time.

The Large Cap Value Series, using a market capitalization weighted approach, purchases a broad and diverse group of readily marketable common stocks of large U.S. companies that the Advisor determines to be value stocks. A company’s market capitalization is the number of its shares outstanding times its price per share. In general, the higher the relative market capitalization of the U.S. large cap company, the greater its representation in the Series.  The Advisor may modify market capitalization weights after considering such factors as free float, momentum, trading strategies, liquidity management and other factors that the Advisor determining appropriate, given market conditions.  As of the date of this registration statement, for the purposes of the Large Cap Value Series, the Advisor considers large cap companies to be companies whose market capitalizations are generally in the highest 90% of total market capitalization or companies whose market capitalizations are larger than the 1000th largest U.S. company, whichever results in the higher market capitalization break.  For purposes of this registration statement, “total market capitalization” is based on the market capitalization of U.S. operating companies listed on the New York Stock Exchange (“NYSE”), NYSE Amex LLC (formerly, NYSE Alternext US LLC), Nasdaq Global Market® or such other securities exchanges deemed appropriate by the Advisor.  Under the Advisor’s market capitalization guidelines described above, as of December 31, 2011, the market capitalization of a large cap company was $2,444 million or above.  This dollar amount will change due to market conditions.  As a non-fundamental policy, under normal circumstances, the Large Cap Value Series will invest at least 80% of its net assets in securities of large cap U.S. companies.

The Tax-Managed Value Series, using a market capitalization weighted approach, generally purchases a broad and diverse group of common stocks of U.S. companies that the Advisor determines to be value stocks.  A company’s market capitalization is the number of its shares outstanding times its price per share.  In general, the higher the relative market capitalization of the U.S. company, the greater its representation in the Series.  The Advisor may modify market capitalization weights after considering such factors as free float, momentum, trading strategies, liquidity management and other factors that the Advisor determines appropriate, given market conditions.  As of the date of this registration statement, the Advisor considers for purchase by the Tax-Managed Value Series common stocks of companies whose market capitalizations generally fall within the range of total market capitalization.  As a non-fundamental policy, under normal circumstances, the Tax-Managed Value Series will invest at least 80% of its net assets in securities of U.S. companies.

On not less than a semi-annual basis, for each U.S. Value Series, the Advisor will calculate book to market ratios and review total market capitalization to determine those companies whose stock may be eligible for investment.  The total market capitalization ranges and the value criteria used by the Advisor for the U.S. Value Series, as described above, generally apply at the time of purchase by the Series.  Each U.S. Value Series is not required to dispose of a security if the security’s issuer is no longer within the total market capitalization range or does not meet current value criteria.  Similarly, the Advisor is not required to sell a security even if the decline in the market capitalization reflects a serious financial difficulty or potential or actual insolvency of the company.  Securities that do meet the market capitalization and/or value criteria nevertheless may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale.  See “INVESTMENT OBJECTIVES AND POLICIES—U.S. VALUE SERIES—Portfolio Transactions” in this registration statement.

Each U.S. Value Series may use derivatives, such as futures contracts and options on futures contracts for U.S. equity securities and indices, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  Each U.S. Value Series also may invest in exchange-traded funds (“ETFs”) and similarly structured pooled investments for the purpose of gaining exposure to the U.S. equity markets while maintaining liquidity.

In addition to money market instruments and other short-term investments, each U.S. Value Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve a duplication of certain fees and expenses.

The Tax-Managed Value Series.  Except as described under “Portfolio Structure,” the Tax-Managed Value Series intends to invest in a large portion of the universe of companies whose shares are eligible for investment.  The investment portfolio of the Tax-Managed Value Series generally will be structured using a market capitalization weighted approach.  Ordinarily, the amount of each security purchased based on the issuer’s relative market capitalization.  However, the Tax-Managed Value Series should not be expected to adhere to the market capitalization weighted approach to the same extent as the non-tax-managed Series.

The Tax-Managed Value Series seeks to maximize the after-tax value of shareholders’ investment in the Series by managing its portfolio in a manner that will defer the realization of net capital gains where possible and may attempt to reduce dividend income.

When selling securities, the Tax-Managed Value Series typically will select the highest cost shares of the specific security in order to minimize the realization of capital gains.  In certain cases, the highest cost shares may produce a short-term capital gain.  Since short-term capital gains generally are taxed at higher tax rates than long-term capital gains, the highest cost shares with a long-term holding period may be disposed of instead.  The Tax-Managed Value Series, when possible, will refrain from disposing of a security until the long-term holding period for capital gains for tax purposes has been satisfied.  Additionally, the Series, when consistent with all other tax management policies, may sell securities in order to realize capital losses.  Realized capital losses can be used to offset realized capital gains, thus reducing capital gains distributions.

The Advisor may attempt to time the purchases and sales of securities to reduce the receipt of dividends when possible.  With respect to dividends that are received, the Tax-Managed Value Series may not be eligible to pass through the dividends received deduction attributable to holdings in U.S. equity securities to corporate shareholders if, because of certain timing rules, hedging activities, or debt financing activities at the level of the Series, a feeder portfolio of the Series, or the corporate shareholder of the feeder portfolio, the requisite holding period of the dividend-paying stock is not met.

The Tax-Managed Value Series is expected to deviate from its market capitalization weighted approach to a greater extent than the non-tax-managed Series.  For example, the Advisor may delay buying or exclude the stock of a company that meets applicable market capitalization criteria in order to avoid dividend income, and may sell the stock of a company that meets applicable market capitalization criteria in order to realize a capital loss.  Also, while other Series are managed with the expectation that securities generally will be held for longer than one year, the Tax-Managed Value Series may dispose of securities whenever the Advisor determines that disposition is consistent with its tax management strategies or is otherwise in the best interest of the Tax-Managed Value Series.

Although the Advisor intends to manage the  Tax-Managed Value Series in a manner that considers the effects of the realization of capital gains and taxable dividend income each year, the Tax-Managed Value Series may nonetheless distribute taxable gains and dividends to shareholders.  Realization of capital gains is not entirely within the Advisor’s control.  Capital gains distributions may vary considerably from year to year; there will be no capital gains distributions in years when the Tax-Managed Value Series realizes a net capital loss.  Furthermore, redeeming shareholders will be required to pay taxes on their capital gains, if any, on a redemption of the Series’ shares, whether paid in cash or in-kind, if the amount received on redemption is greater than the amount of the shareholder’s tax basis in the shares redeemed.

Portfolio Structure.  Each U.S. Value Series may invest a portion of their assets, ordinarily not more than 20%, in high quality, highly liquid fixed income securities, such as money market instruments and short-term repurchase agreements.  In addition, each U.S. Value Series is permitted to purchase shares of affiliated and unaffiliated registered and unregistered money market funds.

Each of the U.S. Value Series will purchase securities that are listed on the U.S. national securities exchanges or traded on the over-the-counter market.  Each of the U.S. Value Series will be structured using a market capitalization weighted approach.  Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization.  Market capitalization weighting will be modified by the Advisor for a variety of factors.  The Advisor may consider such factors as free float, momentum, trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions.  The Advisor may deviate from market capitalization weighting to limit or fix the exposure of a Series to a particular issuer to a maximum proportion of the assets of the Series.  The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its judgment, that the purchase of such stock is inappropriate in light of other conditions.  These adjustments will result in a deviation from traditional market capitalization weighting.

Deviation from market capitalization weighting also will occur in the U.S. Value Series because the Advisor generally intends to purchase round lots.  Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by a Series may be reduced, from time to time.  A portion, but generally not in excess of 20% of a Series’ assets, may be invested in interest-bearing obligations, as described above, thereby causing further deviation from market capitalization weighting.  A Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares that, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require.  In addition, a Series may acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange in exchange for the issuance of their shares.  (See “In-kind Purchases” in Item 6(b).)  While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of a Series.

Portfolio Transactions.  The U.S. Value Series do not intend to purchase or sell securities based on the prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase.  As described above under “Portfolio Structure,” investments generally will be made in most of the eligible securities using a market capitalization weighted approach.

Generally, securities will be purchased with the expectation that they will be held for longer than one year.  Each U.S. Value Series may sell portfolio securities when the issuer’s market capitalization falls below that of the issuer with the minimum market capitalization that is then eligible for purchase by the Series.  However, securities, including securities that are eligible for purchase, may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale.

In addition, each U.S. Value Series may sell portfolio securities when their book-to-market ratios fall below that of the security with the lowest such ratio that is then eligible for purchase by the Series.

INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES

Each of The Japanese Small Company Series, The Asia Pacific Small Company Series, The United Kingdom Small Company Series, The Continental Small Company Series and The Canadian Small Company Series of the Trust (collectively, the “Small Company Series”) has an investment objective to achieve long-term capital appreciation.  The Small Company Series provide investors with access to securities portfolios consisting of small Japanese, United Kingdom, European, Asia Pacific and Canadian companies.  Company size will be determined for purposes of these Series on the basis of a company’s market capitalization.  “Market capitalization” will be calculated by multiplying the price of a company’s stock by the number of its shares of outstanding common stock.

The Japanese Small Company Series

The Japanese Small Company Series (the “Japanese Series”), using a market capitalization approach, generally purchases a broad and diverse group of readily marketable stocks of Japanese small companies.  The Japanese Series also may invest in securities of companies associated with Japan, which is the Series’ Approved Market (for a description of the securities approved for investment, see “International Equity Series—Approved Markets”).  The Advisor measures company size based primarily on market capitalization.  The Advisor first ranks eligible companies by market capitalization.  The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in Japan.  As of December 31, 2011, the Advisor considered Japanese small companies to be those companies with a market capitalization below $1,458 million.  As a non-fundamental policy, under normal circumstances, the Japanese Series will invest at least 80% of its net assets in securities of Japanese small companies.

The Advisor also will establish a minimum market capitalization that a company must meet in order to be considered for purchase, which minimum will change due to market conditions.  The Japanese Series intends to purchase the stock of eligible companies using a market capitalization weighted approach.  (See “INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES—Portfolio Construction.”)  The Japanese Series may invest in ETFs and similarly structured pooled investments that provide exposure to the Japanese equity market or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity.  The Japanese Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  The Japanese Series may enter into futures contracts and options on futures contracts for Japanese equity securities and indices or other equity market securities and indices, including those of the United States.  In addition to money market instruments and other short-term investments, the Japanese Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve a duplication of certain fees and expenses.

The United Kingdom Small Company Series

The United Kingdom Small Company Series (the “United Kingdom Series”), using a market capitalization approach, generally purchases a broad and diverse group of readily marketable stocks of United Kingdom small companies.  The United Kingdom Series also may invest in securities of companies associated with the United Kingdom, which is the Series’ Approved Market (for a description of the securities approved for investment, see “International Equity Series—Approved Markets”).  The Advisor measures company size based primarily on the market capitalization of companies in the United Kingdom.  The Advisor first ranks eligible companies by market capitalization.  The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in the United Kingdom.  As of December 31, 2011, the Advisor considered United Kingdom small companies to be those companies with a market capitalization below $3,626 million.  This dollar amount will change due to market conditions.  As a non-fundamental policy, under normal circumstances, the United Kingdom Series will invest at least 80% of its net assets in securities of United Kingdom small companies.

The Advisor also will establish a minimum market capitalization that a company must meet in order to be considered for purchase, which minimum will change due to market conditions.  (See “INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES—Portfolio Construction.”)  The United Kingdom Series may invest in ETFs and similarly structured pooled investments that provide exposure to the United Kingdom equity market or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity.  The United Kingdom Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  The United Kingdom Series may enter into futures contracts and options on futures contracts for United Kingdom equity securities and indices or other equity market securities and indices, including those of the United States.  In addition to money market instruments and other short-term investments, the United Kingdom Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve a duplication of certain fees and expenses.

The Continental Small Company Series

The Continental Small Company Series (the “Continental Series”) generally will purchase readily marketable stocks of a broad and diverse group of small companies associated with certain European countries designated by the Advisor’s Investment Committee as Approved Markets (“Approved Markets”).  As of the date of this registration statement, the Continental Series may invest in small companies associated with the following Approved Markets:  Austria, Belgium, Denmark, Finland, France, Germany, Greece, Israel, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, and Switzerland (for a description of the securities approved for investment, see “International Equity Series—Approved Markets”).  The Investment Committee also may designate other countries as Approved Markets for investment in the future in addition to the countries listed above.  Also, the Series may continue to hold investments in countries that are not currently designated as Approved Markets, but had been authorized for investment in the past, and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.  The Advisor determines company size on a country or region specific basis and based primarily on market capitalization.  In the countries or regions authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalization.  The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company that may be purchased by the Continental Series with respect to each country or region.  As of December 31, 2011, for the Continental Series, the highest maximum market capitalization of a small company in any country or region in which the Continental Series invests was $3,349 million.  This threshold will vary by country or region.  For example, as of December 31, 2011, the Advisor considered a small company in the European Monetary Union (“EMU”) to have a market capitalization below $2,683 million, a small company in Denmark to have a market capitalization below $2,418 million, and a small company in Sweden to have a market capitalization below $2,841 million.  These dollar amounts will change due to market conditions.  As a non-fundamental policy, under normal circumstances, the Continental Series will invest at least 80% of its net assets in securities of small companies located in continental Europe.

The Advisor also will establish a minimum market capitalization that a company must meet in order to be considered for purchase, which minimum will change due to market conditions.  The Continental Series intends to purchase the stock of eligible companies using a market capitalization weighted approach within each country.  In addition, the Advisor may, in its discretion, either limit further investments in a particular country or divest the Continental Series of holdings in a particular country.  (See “INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES—Portfolio Construction.”)  The Continental Series may invest in ETFs and similarly structured pooled investments that provide exposure to the continental European equity markets or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity.  The Continental Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  The Continental Series may enter into futures contracts and options on futures contracts for continental European equity securities and indices or other equity market securities and indices, including those of the United States.  In addition to money market instruments and other short-term investments, the Continental Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve a duplication of certain fees and expenses.

The Asia Pacific Small Company Series

The Asia Pacific Small Company Series (the “Asia Pacific Series”) generally will purchase stocks of a broad and diverse group of small companies associated with Australia, New Zealand and Pacific Rim Asian countries that have been designated as Approved Markets by the Advisor’s Investment Committee.  As of the date of this registration statement, the Asia Pacific Series may invest in small companies associated with the following Approved Markets:  Australia, Hong Kong, New Zealand and Singapore (for a description of the securities approved for investment, see “International Equity Series— Approved Markets”).  Also, the Series may continue to hold investments in countries that are not currently designated as Approved Markets, but had been authorized for investment in the past, and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.

The Advisor measures company size on a country-specific basis and based primarily on market capitalization.  In the countries authorized for investment, the Advisor first ranks eligible companies listed based on the companies’ market capitalization.  The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company that may be purchased by the Asia Pacific Series with respect to each country authorized for investment.  As of December 31, 2011, for the Asia Pacific Series, the highest maximum market capitalization of a small company in any country in which the Asia Pacific Series invests was $1,959 million.  This threshold will vary by country.  As of December 31, 2011, the Advisor considered Asia Pacific small companies to be those companies with a market capitalization below $1,660 million in Australia, $1,031 million in Hong Kong, $1,959 million in New Zealand and $1,394 million in Singapore. These dollar amounts will change due to market conditions.  As a non-fundamental policy, under normal circumstances, the Asia Pacific Series will invest at least 80% of its net assets in securities of small companies located in Australia, New Zealand and Pacific Rim Asian countries.

The Advisor also will establish a minimum market capitalization that a company must meet in order to be considered for purchase, which minimum will change due to market conditions.  The Asia Pacific Series intends to acquire a portion of the stock of eligible companies using a market capitalization weighted approach within each country.  (See “INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES—Portfolio Construction.”)  The Asia Pacific Series may invest in ETFs and similarly structured pooled investments that provide exposure to Asia Pacific equity markets or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity.  The Asia Pacific Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  The Asia Pacific Series may enter into futures contracts and options on futures contracts for Asia Pacific equity securities and indices or other equity market securities and indices, including those of the United States.  In addition to money market instruments and other short-term investments, the Asia Pacific Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve a duplication of certain fees and expenses.

The Canadian Small Company Series

The Canadian Small Company Series (the “Canadian Series”) generally will purchase a broad and diverse group of readily marketable stocks of Canadian small companies.  The Canadian Series invests in securities of companies associated with Canada, which is the Series’ Approved Market (for a description of the securities approved for investment, see “International Equity Series—Approved Markets”).  The Advisor measures company size based primarily on the market capitalization of companies.  The Advisor first ranks eligible companies by market capitalization.  The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in Canada.  As of December 31, 2011, the Advisor considered Canadian small companies to be those companies with a market capitalization of $2,022 million or below.  The Advisor also will establish a minimum market capitalization that a company must meet in order to be considered for purchase, which minimum will change due to market conditions.  As a non-fundamental policy, under normal circumstances, the Canadian Series will invest at least 80% of its net assets in securities of Canadian small companies.

The Canadian Series intends to purchase the stock of eligible companies using a market capitalization weighted approach.  (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Construction.”)  The Canadian Series may invest in ETFs and similarly structured pooled investments that provide exposure to the Canadian equity market or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity.  The Canadian Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  The Canadian Series may enter into futures contracts and options on futures contracts for Canadian equity securities and indices or other equity market securities and indices, including those of the United States.  In addition to money market instruments and other short-term investments, the Canadian Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve a duplication of certain fees and expenses.

Portfolio Construction

Each of the Small Company Series intends to invest in the securities of eligible companies using a market capitalization weighted approach.  See “Market Capitalization Weighted Approach.”  The following discussion applies to the investment policies of the Small Company Series.

The decision to include or exclude the shares of an issuer will be made on the basis of such issuer’s relative market capitalization determined by reference to other companies located in the same country or region.  Company size is measured in terms of local currencies in order to eliminate the effect of variations in currency exchange rates.  Even though a company’s stock may meet the applicable market capitalization criterion, it may not be purchased if (i) in the

Advisor’s judgment, the issuer is in extreme financial difficulty, (ii) the issuer is involved in a merger or consolidation or is the subject of an acquisition, (iii) a significant portion of the issuer’s securities are closely held, or (iv) the Advisor determines, in its judgment, that the purchase of such stock is inappropriate given other conditions.  Further, securities of REITs will not be acquired (except as part of a merger, consolidation or acquisition of assets).

If securities must be sold in order to obtain funds to make redemption payments, such securities may be repurchased, as additional cash becomes available.  In most instances, however, management would anticipate selling securities which had appreciated sufficiently to be eligible for sale and, therefore, would not need to repurchase such securities.

Generally, current income is not sought as an investment objective and investments will not be based upon an issuer’s dividend payment policy or record.  However, many of the companies whose securities will be selected for investment do pay dividends.  It is anticipated, therefore, that dividend income will be received.

Portfolio Transactions

On a periodic basis, the Advisor will review the holdings of each Small Company Series and determine which, at the time of such review, are no longer considered small Japanese, United Kingdom, European, Asia Pacific or Canadian companies.

Securities that have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive, or due to an expected or realized general decline in securities prices.  Securities may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances, such as (but not limited to) tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices, warrant their sale.  Securities generally will not be sold solely to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the policy of maintaining portfolios of companies with small market capitalizations.

The DFA International Value Series

The investment objective of The DFA International Value Series (the “International Value Series”) is to achieve long-term capital appreciation.  The Series operates as a diversified investment company and seeks to achieve its objective by purchasing the stocks of large non-U.S. companies that the Advisor believes to be value stocks at the time of purchase.  Securities are considered value stocks primarily because a company’s shares have a high book value in relation to their market value (a “book-to-market ratio”).  In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry.  The criteria the Advisor uses for assessing value are subject to change from time to time.  The International Value Series intends to purchase the stocks of large companies associated with countries with developed markets designated as Approved Markets by the Advisor’s Investment Committee.  As of the date of this registration statement, the Series may purchase the stocks of large companies associated with the following Approved Markets:  Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom (for a description of the securities approved for investment, see “International Equity Series—Approved Markets”).  The Advisor will determine in its discretion when and whether to invest in countries that have been authorized, depending on a number of factors, such as asset growth in the Series and characteristics of each country’s markets.  In addition to the countries listed above, the Series may continue to hold investments in countries that are not currently authorized for investment, but had been authorized for investment in the past, and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.  The Investment Committee of the Advisor may authorize other developed markets for investment in the future, in addition to the countries identified above.

Under normal market conditions, the International Value Series intends to invest at least 40% of its assets in three or more non-U.S. countries by investing in securities of companies associated with such countries.

In the countries or regions authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalizations.  The Advisor then determines the universe of eligible stocks by defining the minimum market capitalization of a large company that may be purchased by the International Value Series with respect to each country or region.  As of December 31, 2011, for the International Value Series, the lowest minimum market capitalization of a large company in any country or region in which the International Value Series invests was $1,031 million.  This threshold will vary by country or region.  For example, as of December 31, 2011, the Advisor considered a large company in the EMU to have a market capitalization of at least $2,683 million, a large company in Australia to have a market capitalization of at least $1,660 million, and a large company in Japan to have a market capitalization of at least $1,458 million.  These dollar amounts will change due to market conditions.

The International Value Series intends to purchase securities within each applicable country using a market capitalization weighted approach.  See “Market Capitalization Weighted Approach.”  The Advisor, using this approach and its judgment, will set country weights based on the relative market capitalizations of eligible large companies within each country.  The weightings of countries in the Series may vary from their weightings in international indices, such as those published by FTSE International, MSCI or Citigroup.

The International Value Series also may use derivatives, such as futures contracts and options on futures contracts for foreign or U.S. equity securities and indices, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  The International Value Series may invest in ETFs and similarly structured pooled investments for the purpose of gaining exposure to the equity markets while maintaining liquidity. In addition to money market instruments and other short-term investments, the International Value Series may invest in affiliated and unaffiliated registered unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve a duplication of certain fees and expenses.

The Series does not seek current income as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record.  However, many of the companies whose securities will be owned by the Series do pay dividends.  It is anticipated, therefore, that the Series will receive dividend income.  The Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income.  (See “Securities Loans” below.)

Securities which have depreciated in value since their acquisition will not be sold by the Series solely because prospects for the issuer are not considered attractive, or due to an expected or realized general decline in securities prices.  Securities may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances warrant their sale, such as tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices.  Securities generally will not be sold solely to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Generally, securities will be purchased with the expectation that they will be held for longer than one year, and will be held until such times as they are no longer considered an appropriate holding in light of the policy of maintaining a portfolio of companies with large market capitalizations and high book-to-market ratios.

In addition to the policies discussed in response to this Item, investment limitations have been adopted by each Series and are noted in response to Items 16(b) and (c) of Part B.

International Equity Series—Approved Markets

The Japanese Series, United Kingdom Series, Continental Series, Asia Pacific Series, Canadian Series, and International Value Series (collectively, the “International Equity Series”) invest in countries designated as Approved Markets for the Series by the Advisor’s Investment Committee.  The International Equity Series invest in securities of Approved Markets (as identified in investment objectives and policies sections above) listed on bona fide securities exchanges or traded on the over-the-counter markets.  These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country.  For example, the securities may be listed or traded in the form of European Depository Receipts, Global Depository Receipts, American Depository Receipts, or other types of depository receipts (including non-voting depositary receipts) or may be listed on bona fide securities exchanges in more than one country.  An International Equity Series will consider for purchase securities that are associated with an Approved Market, and include, among others:  (a) securities of companies that are organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market, its agencies or instrumentalities, or the central bank of such country or territory; (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets; (e) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets, or have at least 50% of their assets in Approved Markets; (f) equity securities of companies in Approved Markets in the form of depositary shares; (g) securities of pooled investment vehicles that invest primarily in securities of Approved Markets or derivative instruments that derive their value from securities of Approved Markets; or (h) securities included in the Series’ benchmark index.  Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries or regions.  As a result, the value of the securities of such companies may reflect economic and market forces in such other countries or regions as well as in the Approved Markets.  The Advisor, however, will select only those companies that, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets.  For example, the Advisor may invest in companies organized and located in the United States or other countries or regions outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the criteria discussed above to be considered associated with Approved Markets.

Market Capitalization Weighted Approach

The portfolio structures of each U.S. Value Series and each International Equity Series involves market capitalization weighting in determining individual security weights and, where applicable, country or region weights.  Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization.  Market capitalization weighting will be modified by the Advisor for a variety of factors.  The Advisor may consider such factors as free float, momentum, trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions.  The Advisor may deviate from market capitalization weighting to limit or fix the exposure of a Series to a particular issuer to a maximum proportion of the assets of the Series.  The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its judgment, that the purchase of such stock is inappropriate in light of other conditions.  These adjustments will result in a deviation from traditional market capitalization weighting.

Adjustment for free float modifies market capitalization weighting to exclude the share capital of a company that is not freely available for trading in the public equity markets.  For example, the following types of shares may be excluded:  (i) those held by strategic investors (such as governments, controlling shareholders and management); (ii) treasury shares; or (iii) shares subject to foreign ownership restrictions.

Deviation from market capitalization weighting also will occur because the Advisor generally intends to purchase in round lots.  Furthermore, the Advisor may reduce the relative amount of any security held in order to retain sufficient portfolio liquidity.  A portion, but generally not in excess of 20% of assets, may be invested in interest bearing obligations, such as money market instruments, thereby causing further deviation from market capitalization weighting.  A further deviation may occur due to holdings of privately placed convertible debentures and securities received in connection with corporate actions.

Block purchases of eligible securities may be made at opportune prices, even though such purchases exceed the number of shares that, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require.  In addition, securities eligible for purchase or otherwise represented in a Portfolio or Master Fund may be acquired in exchange for the issuance of shares.  See “PURCHASE OF SHARES—In Kind Purchases.”  While such transactions might cause a deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of assets.

Changes in the composition and relative ranking (in terms of market capitalization) of the stocks that are eligible for purchase take place with every trade when the securities markets are open for trading due, primarily, to price fluctuations of such securities.  On at least a semi-annual basis, the Advisor will identify companies whose stock is eligible for investment by a Series.  Additional investments generally will not be made in securities that have changed in value sufficiently to be excluded from the Advisor’s then current market capitalization requirement for eligible portfolio securities. This may result in further deviation from market capitalization weighting.  Such deviation could be substantial if a significant amount of holdings of a Series change in value sufficiently to be excluded from the requirement for eligible securities, but not by a sufficient amount to warrant their sale.

Country weights may be based on the total market capitalization of companies within each country.  The calculation of country market capitalization may take into consideration the free float of companies within a country or whether these companies are eligible to be purchased for the particular strategy.  In addition, to maintain a satisfactory level of diversification, the Investment Committee may limit or fix the exposure to a particular country or region to a maximum proportion of the assets of that vehicle.  Country weights may also deviate from target weights due to general day-to-day trading patterns and price movements.  The weighting of countries may vary from their weighting in published international indices.

The Emerging Markets Series and The Emerging Markets Small Cap Series

The investment objective of both The Emerging Markets Series and The Emerging Markets Small Cap Series is to achieve long-term capital appreciation.  Each Series seeks to achieve its investment objective by investing in companies associated with emerging markets, which may include frontier markets (emerging market countries in an earlier stage of development), authorized for investment by the Investment Committee of the Advisor (“Approved Markets”).  Each Series invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets.  These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country.  For example, the securities may be listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts, or other types of depositary receipts (including non-voting depositary receipts) or may be listed on bona fide securities exchanges in more than one country.

Series’ Characteristics and Policies.  The Emerging Markets Series will seek to purchase a broad market coverage of larger companies within each Approved Market.  The Advisor’s definition of large varies across countries and is based primarily on market capitalization.  In each country authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalizations.  The Advisor then defines the minimum market capitalization for a large company in that country.  For example, as of December 31, 2011, Brazil had a size threshold of $3,102 million, and Hungary had a size threshold of $639 million. These thresholds will change due to market conditions.  As a non-fundamental policy, under normal circumstances, The Emerging Markets Series will invest at least 80% of its net assets in emerging market investments that are defined in this registration statement as Approved Market securities.

The Emerging Markets Small Cap Series will seek to purchase a broad market coverage of smaller companies within each Approved Market. The Advisor’s definition of small varies across countries and is based primarily on market capitalization.  In each country authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalizations.  The Advisor then defines the maximum market capitalization for a small company in that country.  For example, as of December 31, 2011, Brazil had a size threshold of $3,102 million, and Hungary had a size threshold of $639 million. These thresholds will change due to market conditions.  As a non-fundamental policy, under normal circumstances, The Emerging Markets Small Cap Series will invest at least 80% of its net assets in emerging market investments that are defined in this registration statement as small company Approved Market securities.

Each Series may not invest in all such companies or Approved Markets described above or achieve approximate market weights, for reasons which include constraints imposed within Approved Markets (e.g., restrictions on purchases by foreigners) and each Series’ policy not to invest more than 25% of its assets in any one industry.

Approved Market securities are defined as securities that are associated with an Approved Market, and include, among others:  (a) securities of companies that are organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country; (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets; (e) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets, or have at least 50% of their assets in Approved Markets; (f) Approved Markets equity securities in the form of depositary shares; (g) securities of pooled investment vehicles that invest primarily in Approved Markets securities or derivative instruments that derive their value from Approved Markets securities; or (h) securities included in the Series’ benchmark index.  Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries or regions. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets.  The Advisor, however, will select only those companies that, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets.  For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the criteria discussed above to be considered associated with Approved Markets.

In determining what countries are eligible markets for each Series, the Advisor may consider various factors, including, without limitation, the data, analysis, and classification of countries published or disseminated by the International Bank for Reconstruction (commonly known as the World Bank), the International Finance Corporation, FTSE International, MSCI, Citigroup, and the Heritage Foundation.  Approved emerging markets may not include all such emerging markets.  In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, investor information, government regulation, including fiscal and foreign exchange repatriation rules, and the availability of other access to these markets by each of the Series.

As of the date of this registration statement, the following countries are designated as Approved Markets for each Series:  Brazil, Chile, China, Colombia (Emerging Markets Series only), Czech Republic, Egypt (Emerging Markets Series only), Hungary, India, Indonesia, Malaysia, Mexico, Peru (Emerging Markets Series only), the Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, and Turkey.  In addition to the Approved Markets listed above, the Series may continue to hold investments in countries that are not currently authorized for investment, but that had been authorized for investment in the past, and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.

Pending the investment of new capital in Approved Markets securities, each Series will typically invest in money market instruments or other highly liquid debt instruments, including those denominated in U.S. dollars (including, without limitation, repurchase agreements).  In addition, each Series may, for liquidity or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although neither Series expects the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances.  Each Series also may invest in ETFs and similarly structured pooled investments that provide exposure to Approved Markets or other equity markets, including the United States, for the purposes of gaining exposure to the equity markets while maintaining liquidity.  In addition to money market instruments and other short-term investments, each Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve a duplication of certain fees and expenses.

To the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), both Series also may purchase shares of other investment companies that invest in one or more Approved Markets, although they intend to do so only where access to those markets is otherwise significantly limited.  In some Approved Markets, it may be necessary or advisable for a Series to establish a wholly-owned subsidiary or a trust for the purpose of investing in the Approved Markets.

Both Series may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  The Series may enter into futures contracts and options on futures contracts for Approved Markets or other equity market securities and indices, including those of the United States.

Portfolio Structure.  Each Series’ policy of seeking broad market diversification means that the Advisor will not utilize “fundamental” securities research techniques in identifying securities selections.  The decision to include or exclude the shares of an issuer will be made primarily on the basis of such issuer’s relative market capitalization determined by reference to other companies located in the same country.  Company size is measured in terms of reference to other companies located in the same country and in terms of local currencies in order to eliminate the effect of variations in currency exchange rates.  In addition, the Emerging Markets Series may consider a company’s book to market ratio.  Even though a company’s stock may meet the applicable market capitalization criterion, it may not be included in a Series for one or more of a number of reasons.  For example, in the Advisor’s judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a “passive foreign investment company” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)).  The Advisor also will exercise discretion in purchasing securities in an Approved Market and in determining the allocation of investments among Approved Markets.

Neither Series seeks current income as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record.  However, many of the companies whose securities will be included in a Series do pay dividends.  It is anticipated, therefore, that both Series will receive dividend income.

Generally, securities will be purchased with the expectation that they will be held for longer than one year.  However, securities may be disposed of at any time when, in the Advisor’s judgment, circumstances warrant their sale.  Generally, securities will not be sold solely to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.

For the purpose of converting U.S. dollars to another currency or vice versa, or converting one foreign currency to another foreign currency, each Series may enter into forward foreign exchange contracts.  In addition, to hedge against changes in the relative values of foreign currencies, each Series may purchase foreign currency futures contracts.  However, the Series generally do not hedge foreign currency risk.  A Series will only enter into such futures contracts if it is expected that the Series will be able readily to close out such contracts.  There, however, can be no assurance that it will be able in any particular case to do so, in which case the Series may suffer a loss.

INVESTMENT OBJECTIVE AND POLICES – DIMENSIONAL RETIREMENT EQUITY FUND I

The investment objective of the Dimensional Retirement Equity Fund I (the “Retirement Series”) is to achieve long-term capital appreciation. The Retirement Series is a “fund of funds,” which means that the Retirement Series generally allocates its assets among other mutual funds managed by the Advisor although it also has the ability to invest directly in securities. The Retirement Series seeks to achieve exposure to a broad portfolio of securities of both U.S. companies and non-U.S. companies associated with countries with developed and emerging markets, which may include frontier markets (emerging markets in an earlier stage of development), by primarily purchasing shares of U.S. Core Equity 1 Portfolio, U.S. Large Company Portfolio, International Core Equity Portfolio, Large Cap International Portfolio, Emerging Markets Core Equity Portfolio and The Emerging Markets Series (the “Underlying Funds”).  The Retirement Series may have exposure to companies in all the market capitalization ranges.

The Retirement Series typically allocates its investments among the Underlying Funds in the following manner: 30% to 60% in the U.S. Core Equity 1 Portfolio and/or U.S. Large Company Portfolio; 30% to 60% in the International Core Equity Portfolio and/or Large Cap International Portfolio; and 5% to 20% in the Emerging Markets Core Equity Portfolio and/or The Emerging Markets Series.

As a non-fundamental policy, under normal circumstances, at least 80% of the Retirement Series’ net assets will be invested directly, or indirectly through its investment in the Underlying Funds, in equity securities.

Each Underlying Fund may enter into futures contracts and options on futures contracts for equity securities and indices, to gain market exposure on its uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.  The Retirement Series and each Underlying Fund may invest in exchange-traded funds (ETFs) and similarly structured pooled investments for the purposes of gaining exposure to the equity markets, while maintaining liquidity. In addition to money market instruments and other short-term investments, the Retirement Series and each Underlying Fund may invest in affiliated and unaffiliated registered and unregistered money market funds. The Retirement Series and Underlying Funds may invest in such money market funds and other short-term investments to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in ETFs and money market funds may involve a duplication of certain fees and expenses.  The Retirement Series and Underlying Funds may lend their portfolio securities to generate additional income.

The following is a summary of the investment strategies and policies of the Underlying Funds in which the Retirement Series invests as of the date of this Registration Statement.  In addition to, or in place of, investments in the Underlying Funds, the Retirement Series also is permitted to invest directly in the same types of securities of companies that are described below as eligible investments for the Underlying Funds.

Investment  Strategies of the Underlying Funds

U.S. Large Company Portfolio.  The U.S. Large Company Portfolio generally invests in the stocks that comprise the S&P 500® Index in approximately the proportions they are represented in the S&P 500® Index. The S&P 500® Index is comprised of a broad and diverse group of stocks. Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 75% of the total market capitalization of all publicly traded U.S. stocks. For the U.S. Large Company Portfolio, the Advisor considers the stocks that comprise the S&P 500® Index to be those of large companies. Under normal market conditions, at least 95% of the U.S. Large Company Portfolio’s net assets will be invested in the stocks that comprise the S&P 500® Index. As a non-fundamental policy, under normal circumstances, the U.S. Large Company Portfolio will invest at least 80% of its net assets in securities of large U.S. companies.

Ordinarily, portfolio securities will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500® Index, including as a result of mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the U.S.

Large Company Portfolio’s shares. Given the impact on prices of securities affected by the reconstitution of the S&P 500® Index around the time of a reconstitution date, the U.S. Large Company Portfolio may purchase or sell securities that may be impacted by the reconstitution before or after the reconstitution date of the S&P 500® Index.

About the S&P 500® Index:  The Standard & Poor’s 500 Composite Stock Price Index® is market capitalization weighted (adjusted for free float). Its performance is usually cyclical because it reflects periods when stock prices generally rise or fall. For information concerning Standard & Poor’s Rating Group, a division of The McGraw Hill Companies (“S&P”), and disclaimers of S&P with respect to the U.S. Large Company Portfolio, see “Standard & Poor’s—Information and Disclaimers” in the Part B.

U.S. Core Equity 1 Portfolio.  The U.S. Core Equity 1 Portfolio purchases a broad and diverse group of common stocks of U.S. companies with a greater emphasis on small capitalization and value companies as compared to their representation in the U.S. Universe. The Advisor generally defines the U.S. Universe as a free float adjusted market capitalization weighted portfolio of U.S. operating companies listed on the New York Stock Exchange (“NYSE”), NYSE Alternext US LLC or Nasdaq Global Market® or such other securities exchanges deemed appropriate by the Advisor. The Portfolio’s increased exposure to small and value companies may be achieved by decreasing the allocation of the Portfolio’s assets to the largest U.S. growth companies relative to their weight in the U.S. Universe, which would result in a greater weight allocation to small capitalization and value companies. An equity issuer is considered a growth company primarily because it has a low, non-negative book value in relation to its market capitalization. An equity issuer is considered a value company primarily because it has a high book value in relation to its market capitalization.

The percentage allocation of the assets of the U.S. Core Equity 1 Portfolio to securities of the largest U.S. growth companies as defined above will generally be reduced from between 2.5% and 25% of their percentage weight in the U.S. Universe. For example, as of December 31, 2011, securities of the largest U.S. growth companies comprised 32% of the U.S. Universe and the Advisor allocated approximately 20% of the U.S. Core Equity 1 Portfolio to securities of the largest U.S. growth companies. The percentage by which the U.S. Core Equity 1 Portfolio’s allocation to securities of the largest U.S. growth companies is reduced will fluctuate with market movements. Additionally, the range by which the U.S. Core Equity 1 Portfolio’s percentage allocation to the securities of the largest U.S. growth companies is reduced as compared to the U.S. Universe will change from time to time.

International Core Equity Portfolio.  The International Core Equity Portfolio purchases a broad and diverse group of stocks of non-U.S. companies in developed markets with a greater emphasis on small capitalization and value companies as compared to their representation in the International Universe. For purposes of this Portfolio, the Advisor defines the International Universe as a market capitalization weighted portfolio of non-U.S. companies in developed markets that have been authorized as approved markets for investment by the Advisor’s Investment Committee.  The Portfolio’s increased exposure to small capitalization and value companies may be achieved by decreasing the allocation of the International Core Equity Portfolio’s assets to the largest growth companies relative to their weight in the International

Universe, which would result in a greater weight allocation to small capitalization and value companies. An equity issuer is considered a growth company primarily because it has a low, non-negative book value in relation to its market capitalization. An equity issuer is considered a value company primarily because it has a high book value in relation to its market capitalization.

The International Core Equity Portfolio intends to purchase stocks of companies associated with developed market countries that the Advisor has designated as approved markets  (For a description of the securities and countries approved for investment, see “Approved Markets for International Underlying Funds”).  The Advisor determines company size on a country or region specific basis and based primarily on market capitalization. The percentage allocation of the assets of the International Core Equity Portfolio to securities of the largest growth companies as defined above will generally be reduced from between 5% and 35% of their percentage weight in the International Universe. As of December 31, 2011, securities of the largest growth companies in the International Universe comprised approximately 16% of the International Universe and the Advisor allocated approximately 4% of the International Core Equity Portfolio to securities of the largest growth companies in the International Universe. The percentage by which the Portfolio’s allocation to securities of the largest growth companies is reduced will fluctuate with market movements and other factors. Additionally, the range by which the International Core Equity Portfolio’s percentage allocation to the securities of the largest growth companies is reduced as compared to the International Universe will change from time to time.

Large Cap International Portfolio.  The Large Cap International Portfolio purchases stocks of large non-U.S. companies using an adjusted market capitalization weighted approach in each country or region designated by the Advisor as an approved market for investment. A company’s market capitalization is the number of its shares outstanding times its price per share. In general, the higher the relative market capitalization of a large company within an eligible country, the greater its representation in the Portfolio. However, using an adjusted market capitalization weighted approach the Advisor may adjust market capitalization weights to reflect the market capitalization of a particular company and valuation ratios (ie, book to market value) and modify those weights after considering such factors as free float, momentum, trading strategies, liquidity management and other factors that the Advisor determines appropriate, given market conditions. The Advisor will seek to set country weights based on the relative adjusted market capitalizations of eligible large companies within each country.

The Large Cap International Portfolio intends to purchase stocks of large non-U.S. companies associated with developed market countries that the Advisor has designated as approved markets (For a description of the securities and countries approved for investment, see “Approved Markets for International Underlying Funds”).  The Advisor determines the minimum market capitalization of a large company with respect to each country or region in which the Portfolio invests. As of December 31, 2011, for the Large Cap International Portfolio, the lowest minimum market capitalization of a large company in any country or region in which the Large Cap International Portfolio invests was $1,031 million. This threshold will change due to market conditions.

The Emerging Markets Series and Emerging Markets Core Equity Portfolio.  The Emerging Markets Series and Emerging Markets Core Equity Portfolio (each an “Emerging Markets

Underlying Fund” and together, the “Emerging Markets Underlying Funds”) invest in companies associated with emerging markets, which may include frontier markets (emerging market countries in an earlier stage of development), authorized for investment as Approved Markets by the Advisor’s Investment Committee (For a description of the securities and countries approved for investment, see “Approved Markets for International Underlying Funds”).

The Emerging Markets Series purchases a broad market coverage of larger companies associated with emerging markets.  The Advisor’s definition of large varies across countries and is based primarily on market capitalization.  A company’s market capitalization is the number of its shares outstanding times its price per share. In each country authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalizations. The Advisor then defines the minimum market capitalization for a large company in that country. For example, as of December 31, 2011, Brazil had a size threshold of $3,102 million, and Hungary had a size threshold of $639 million.  These thresholds will change due to market conditions.

The Emerging Markets Core Equity Portfolio purchases a broad and diverse group of securities associated with emerging markets with an increased exposure to securities of small cap issuers and securities that it considers to be value securities. In assessing value, the Advisor may consider factors such as the issuer’s securities having a high book value in relation to their market value, as well as price to cash flow or price to earnings ratios. The criteria the Advisor uses for assessing value are subject to change from time to time.

Each Emerging Markets Underlying Fund may not invest in all such companies or Approved Markets or achieve approximate market weights, for reasons which include constraints imposed within Approved Markets (e.g., restrictions on purchases by foreigners) and each Emerging Markets Underlying Fund’s policy not to invest more than 25% of its assets in any one industry.

In determining what countries are eligible markets for each Emerging Markets Underlying Fund, the Advisor may consider various factors, including, without limitation, the data, analysis, and classification of countries published or disseminated by the International Bank for Reconstruction (commonly known as the World Bank), the International Finance Corporation, FTSE International, MSCI, Citigroup, and the Heritage Foundation.  Approved emerging markets may not include all such emerging markets.  In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, investor information, government regulation, including fiscal and foreign exchange repatriation rules, and the availability of other access to these markets by each of the Emerging Markets Underlying Fund.

Pending the investment of new capital in securities associated with Approved Markets, each Emerging Markets Underlying Fund will typically invest in money market instruments or other highly liquid debt instruments, including those denominated in U.S. dollars (including, without limitation, repurchase agreements).  In addition, each Emerging Markets Underlying Fund may, for liquidity or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although The Emerging Markets Series does not expect the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances and the Emerging Markets

Core Equity Portfolio does not expect the aggregate of all such amounts to exceed 20% of its net assets under normal circumstances.

To the extent permitted by the 1940 Act, both Emerging Markets Underlying Funds also may purchase shares of other investment companies that invest in one or more Approved Markets, although they intend to do so only where access to those markets is otherwise significantly limited.  In some Approved Markets, it may be necessary or advisable for an Emerging Markets Underlying Fund to establish a wholly-owned subsidiary or a trust for the purpose of investing in the Approved Markets.

With respect to The Emerging Markets Series, the decision to include or exclude the shares of an issuer will be made primarily on the basis of such issuer’s relative market capitalization determined by reference to other companies located in the same country.  Company size is measured in terms of reference to other companies located in the same country and in terms of local currencies in order to eliminate the effect of variations in currency exchange rates.  In addition, The Emerging Markets Series may consider a company’s book to market ratio.

The Advisor will not utilize “fundamental” securities research techniques in identifying securities selections for the Emerging Markets Underlying Funds.  Even though a company’s stock may meet the applicable market capitalization criterion for The Emerging Markets Series or the investment criterion for the Emerging Markets Core Equity Portfolio, it may not be included in an Emerging Markets Underlying Fund for one or more of a number of reasons.  For example, in the Advisor’s judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a “passive foreign investment company” (as defined in the Code).  The Advisor also will exercise discretion in purchasing securities in an Approved Market and in determining the allocation of investments among Approved Markets.

Approved Markets for International Underlying Funds

As of the date of this Registration Statement, the International Core Equity Portfolio and Large Cap International Portfolio may invest in the stocks of companies associated with the following countries designated by the Advisor as Approved Markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.  With respect to The Emerging Market Series and Emerging Markets Core Equity Portfolio, as of the date of this Registration Statement, each Emerging Markets Underlying Fund may invest in the following emerging markets countries that are designated by the Advisor as Approved Markets: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Malaysia, Mexico, the Philippines, Peru, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey.  The Advisor will determine in its discretion when and whether to invest in markets that have been authorized as Approved Markets for the International Core Equity Portfolio, Large Cap International Portfolio, The Emerging Markets Series and Emerging Markets Core Equity Portfolio (each an “International Underlying Fund and together the “International Underlying Funds”), depending on a number of factors, such as asset growth in the Underlying Fund and characteristics of each such market.  The Investment Committee of the Advisor also may authorize other markets for investment in the future, in addition to the Approved Markets identified above, or may remove one or more markets from the list of Approved Markets for an Underlying Fund. Also, an Underlying Fund may continue to hold investments in countries that are not currently designated as Approved Markets, but had been authorized for investment in the past, and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.

The International Underlying Funds invest in securities of Approved Markets (as identified above) listed on bona fide securities exchanges or traded on the over-the-counter markets. These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country. For example, the securities may be listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts, or other types of depositary receipts (including nonvoting depositary receipts) or may be listed on bona fide securities exchanges in more than one country. An International Underlying Fund will consider for purchase securities that are associated with an Approved Market, and include, among others: (a) securities of companies that are organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market, its agencies or instrumentalities, or the central bank of such country or territory; (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets; (e) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their assets in Approved Markets; (f) equity securities of companies in Approved Markets in the form of depositary shares; (g) securities of pooled investment vehicles that invest primarily in securities of Approved Markets or derivative instruments that derive their value from securities of Approved Markets; or (h) securities included in the International Underlying Fund’s benchmark index.  Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries or regions. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries or regions as well as in the Approved Markets. The Advisor, however, will select only those companies that, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets. For example, the Advisor may invest in companies organized and located in the United States or other countries or regions outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the criteria discussed above to be considered associated with Approved Markets.

Portfolio Transactions—All Series Except Money Market Series

Securities will not be purchased or sold based on the prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase.  Securities which have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive or due to an expected or realized decline in securities prices in general.  Securities generally will not be sold solely to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Securities, including those eligible for purchase, may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances warrant their sale, including but not limited to tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices.

Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the investment policy of each Series.

INVESTMENT OBJECTIVE AND POLICIES—THE DFA SHORT TERM INVESTMENT FUND

The investment objective of The DFA Short Term Investment Fund (the “Money Market Series”) is to seek to provide the highest level of current income the Advisor believes is consistent with stability of principal and the maintenance of liquidity.  As a money market fund, the Money Market Series will pursue its investment objective by investing in U.S. dollar-denominated short-term debt securities that meet the strict standards established by the Board of Trustees of the Trust (the “Board”), which are in accordance with Rule 2a-7 under the 1940 Act.  The Money Market Series’ investments will include: direct obligations issued by the U.S. Treasury (“U.S. Treasury Obligations”); obligations issued by the U.S. government or any of its agencies, authorities or instrumentalities (“U.S. Government Obligations”); taxable and tax-exempt municipal securities; obligations of U.S. thrift institutions, savings and loans, banks, and foreign banks (including U.S. subsidiaries and branches of foreign banks); commercial paper and other instruments; U.S. dollar-denominated securities that trade outside of the United States (“Eurodollar Securities”); repurchase agreements; and shares of other money market funds.

Under Rule 2a-7, the Money Market Series is permitted to invest only in Eligible Securities (as defined in the Rule).  Eligible Securities generally must have received one of the two highest short-term ratings from at least two rating organizations (such as Standard & Poor’s Rating Group (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch Investors Service, Inc. (“Fitch”)), or one of the two highest short-term ratings from the only rating organization providing a rating, or if unrated, determined by the Advisor to be of comparable quality.  As an operating policy (which may be changed in the Advisor’s judgment), while the Money Market Series is permitted under Rule 2a-7 to purchase First Tier and Second Tier Securities (as those terms are defined in the Rule), the Series will invest solely in First Tier Securities.

The Money Market Series will acquire obligations that have remaining maturities of 397 calendar days or less.  The Series will maintain a dollar-weighted average portfolio maturity of 60 calendar days or less and will maintain a dollar-weighted average life (“weighted average life”) of 120 calendar days or less, in accordance with Rule 2a-7.  “Weighted average life” is the dollar-weighted average portfolio maturity measured without reference to provisions that otherwise permit the maturity of certain adjustable rate securities to be deemed to be “shortened” to their next interest rate reset dates.  The Money Market Series will limit its purchases of any one issuer’s securities (other than U.S. government securities and securities that are guaranteed by another party) to 5% of the Series’ total assets, except in limited circumstances permitted under Rule 2a-7.

Description of Investments

The following is a description of the categories of investments that may be acquired by the Money Market Series:

1.           U.S. Treasury Obligations—Debt securities issued by the U.S. Treasury that are direct obligations of the U.S. government, including bills, notes and bonds.

2.           U.S. Government Agency Obligations—Issued or guaranteed by U.S. government-sponsored instrumentalities and federal agencies, which have different levels of credit support.  The U.S. government agency obligations include, but are not limited to, securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae, including Ginnie Mae pass-through certificates.  Other securities issued by agencies and instrumentalities sponsored by the U.S. government may be supported only by the issuer’s right to borrow from the U.S. Treasury, subject to certain limits, such as securities issued by Federal Home Loan Banks, or are supported only by the credit of such agencies and not guaranteed by the U.S. government, such as Freddie Mac and Fannie Mae.

3.           Taxable and Tax-Exempt Municipal Securities—Municipal securities include bonds, notes, commercial paper and other instruments (including participation interests in such securities) issued by or on behalf of the states, territories and possessions of the United States (including the District of Columbia) and their political subdivisions, agencies and instrumentalities.  The interest on certain municipal securities purchased by the Series, in the opinion of bond counsel for the issuers, is exempt from Federal income tax.

4.           Corporate Debt Obligations—Non-convertible corporate debt securities (e.g., bonds and debentures) that are issued by companies whose commercial paper is rated Prime-1 by Moody’s, or A-1 or better by S&P, or F1 or better by Fitch, and dollar-denominated obligations of foreign issuers issued in the U.S.  If the issuer’s commercial paper is unrated, then the debt security would have to be rated at least AA by S&P, or Aa2 by Moody’s, or AA by Fitch.  If there is neither a commercial paper rating nor a rating of the debt security, then the Advisor must determine that the debt security is of comparable quality to equivalent issues of the same issuer rated at least AA or Aa2.

5.           Bank Obligations—Obligations of thrift institutions, U.S. and foreign banks (including U.S. subsidiaries and branches of foreign banks) and savings and loan associations, such as notes, bonds, certificates of deposit (including marketable variable rate certificates of deposit), time deposits and bankers’ acceptances, provided that the issuing institution (or in the case of a branch, the parent institution) has assets in excess of $500,000,000.

6.           Commercial Paper—Commercial paper and other instruments (such as notes and bonds) rated, at the time of purchase, A-1 or better by S&P, or Prime-1 by Moody’s, or F1 or better by Fitch, or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated Aaa by Moody’s, or AAA by S&P, or AAA by Fitch.

7.           Repurchase Agreements—Instruments through which the Money Market Series purchases securities (“underlying securities”) from a bank or a registered U.S. government securities dealer, with an agreement by the seller to repurchase the securities at an agreed price, plus interest at a specified rate.  The underlying securities will be limited to U.S. Treasury, U.S. government and U.S. government agency obligations described in (1) and (2) above.  The Money Market Series will not enter into a repurchase agreement with a duration of more than seven days if, as a result, more than 5% of the value of the Series’ total assets would be so invested.  In addition, a repurchase agreement with a duration of more than seven days will be subject to the Series’ illiquid securities policy.  The Series will invest in repurchase agreements with banks having at least $1,000,000,000 in assets and that are approved by the Investment Committee of the Advisor.  The Advisor will monitor the market value of the underlying securities, plus any accrued interest thereon, so that the market value of the underlying securities will at least equal the repurchase price.

8.           Foreign Government and Agency Obligations—U.S. dollar-denominated bills, notes, bonds and other debt securities issued or guaranteed by foreign governments, or their agencies and instrumentalities.

9.           Supranational Organization Obligations—Debt securities of supranational organizations such as the European Coal and Steel Community, the European Economic Community and the World Bank, which are chartered to promote economic development.

10.           Eurodollar Securities—Debt securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States.

11.           Money Market Funds.  The Money Market Series may invest in affiliated and unaffiliated unregistered money market funds.  Investments in money market funds may involve a duplication of certain fees and expenses.

Investments by the Money Market Series may include both fixed and floating rate securities.  Floating rate securities bear interest at rates that vary with prevailing market rates.  Interest rate adjustments are made periodically (e.g., every six months), usually based on a money market index such as the London Interbank Offered Rate (LIBOR) or the Treasury bill rate.  Certain floating rate securities may be considered to be derivatives.  The investments that may be purchased by the Money Market Series include instruments issued by trusts, partnerships or other special purpose issuers, including pass-through certificates representing participations in, or debt instruments backed by, the securities or other assets owned by such issuers.

Investments in the Banking Industry

The Money Market Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies (“banking industry securities”).  For the purpose of this policy, which is a fundamental policy of the Money Market Series and can only be changed by a vote of the shareholders of the Series, banks and bank holding companies are considered to constitute a single industry, the banking industry.  The types of bank and bank holding company obligations in which the Money Market Series may invest include: certificates of deposit, bankers’ acceptances, commercial paper, and other debt obligations issued in the United States that mature within 397 days of the trade date, provided such obligations meet the Money Market Series’ established credit rating criteria as stated under “Description of Investments.”  In addition, the Money Market Series is authorized to invest more than 25% of its total assets in Treasury bonds, bills, and notes, and obligations of federal agencies and instrumentalities.

Securities Loans

Each Series of the Trust, except the Money Market Series, may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income.  While a Series may earn additional income from lending securities, such activity is incidental to the investment objective of the Series.  The value of securities loaned may not exceed 33 1/3% of the value of a Series’ total assets, which includes the value of collateral received.  To the extent a Series loans a portion of its securities, a Series will receive collateral consisting generally of cash or U.S. government securities, which will be maintained, by marking to market daily, in an amount equal to at least:  (i) 100% of the current market value of the loaned securities with respect to U.S. government securities or its agencies; (ii) 102% of the current market value of the loaned securities with respect to securities of the U.S. government or its agencies; and (iii) 105% of the current market value of the loaned securities with respect to foreign securities.  Subject to their stated investment policies, the Series may invest the cash collateral received for the loaned securities in securities of the U.S. government or its agencies, repurchase agreements collateralized by securities of the U.S. government or its agencies, and affiliated and unaffiliated registered and unregistered money market funds (which may include the Money Market Series).  For purposes of this paragraph, agencies include both agency debentures and agency mortgage backed securities.  In addition, the Series will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities.  However, dividend income received from loaned securities may not be eligible to be taxed at qualified dividend income rates.  See Part B for a further discussion of the tax consequences related to securities lending.  A Series will be entitled to recall a loaned security in time to vote proxies or otherwise obtain rights to vote securities if the Series knows a material event will occur.  In the event of the bankruptcy of the borrower, the Trust could experience delay in recovering the loaned securities or only recover cash or a security of equivalent value.  (See “Risks” in Item 9(c) for a discussion of the risks related to securities lending.)

Item 9(b)  Other Investment Practices.  The Series are operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, such person is not subject to registration or regulation as a pool operator under the CEA.  (See “Risks” in Item 9(c).)

Each of the Large Cap Value Series, International Value Series, Japanese Series, Asia Pacific Series, United Kingdom Series, Continental Series, Canadian Series, The Emerging Markets Series and The Emerging Markets Small Cap Series will not rely on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the 1940 Act to operate as a fund of funds.

Item 9(c)  Risks.

Fund of Funds Risk

The investment performance of the Retirement Series is affected by the investment performance of the Underlying Funds in which the Retirement Series invests. The ability of the Retirement Series to achieve its investment objective depends on the ability of the Underlying Funds to meet their investment objectives and on the Advisor’s decisions regarding the allocation of the Retirement Series’ assets among Underlying Funds.  There can be no assurance that the investment objective of the Retirement Series or any Underlying Fund will be achieved. Through its investments in the Underlying Funds, the Retirement Series is subject to the risks of the Underlying Funds’ investments. The Underlying Funds’ investments, and therefore, the Retirement Series, are subject to certain risks described below.

Market Risk

Even a long-term investment approach cannot guarantee a profit.  Economic, political and issuer specific events will cause the value of securities, and the Series that own them, to rise and fall.  Because the value of an investment in a Series will fluctuate, there is the risk that an investor may lose money.  An investment in the Money Market Series is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation.  Although the Money Market Series seeks to maintain a stable net asset value of $1.00 per share, it is possible to lose money investing in the Money Market Series.  The Advisor does not guarantee that the net asset value of the Money Market Series will remain at $1.00 per share.

Small Company Securities

Securities of small companies are often less liquid than those of large companies and this could make it difficult to sell a small company security at a desired time or price.  As a result, small company stocks may fluctuate relatively more in price.  In general, smaller capitalization companies are also more vulnerable than larger companies to adverse business or economic developments and they may have more limited resources.

Foreign Securities

The Japanese Series, United Kingdom Series, Continental Series, Asia Pacific Series, Canadian Series, International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and the Retirement Series invest in foreign issuers.  Such investments involve risks that are not associated with investments in U.S. public companies.  Such risks may include legal, political and/or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the value of the assets held by the Series.  (Also see “Foreign Currencies and Related Transactions” below.)  Further, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those of U.S. public companies and there may be less publicly available information about such companies than comparable U.S. companies.  The Money Market Series also may invest in obligations of supranational organizations.  The value of the obligations of these organizations may be adversely affected if one or more of their supporting governments discontinue their support.  Also, there can be no assurance that any Series will achieve its investment objective.

The economies of many countries in which the Japanese, United Kingdom, Continental, Asia Pacific, Canadian, International Value and Retirement Series invest are not as diverse or resilient as the U.S. economy, and have significantly less financial resources.  Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for those commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons.  Contemporaneous declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of a Series that holds the foreign securities.  The net asset values of the Series are denominated in U.S. dollars, and therefore, declines in market price of both the foreign securities held by a Series and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Series’ shares.

Because each of the Japanese Series, United Kingdom Series, Continental Series, Asia Pacific Series and Canadian Series concentrates investments in a particular country or region, each Series’ performance is expected to be closely tied to the social, political and economic conditions within such country or region and to be more volatile than the performance of funds with more geographically diverse investments.

Investing in Emerging Markets

The investments of The Emerging Markets Series, The Emerging Markets Small Cap Series and the Retirement Series involve risks that are in addition to the usual risks of investing in developed foreign markets.  A number of emerging market securities markets restrict, to varying degrees, foreign investment in stocks.  Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries.  In some jurisdictions, such restrictions and the imposition of taxes are intended to discourage shorter rather than longer term holdings.  While The Emerging Markets Series,  The Emerging Markets Small Cap Series and the Retirement Series will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to a Series’ investment.  If such restrictions were imposed subsequent to investment in the securities of a particular country, a Series may, among other things, discontinue the purchasing of securities in that country.  Such restrictions will be considered in relation to the Series’ liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time.  Further, some attractive equity securities may not be available to the Series because foreign shareholders hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging market securities markets in which The Emerging Markets Series, The Emerging Markets Small Cap Series and the Retirement Series may invest are relatively small, have low trading volumes, suffer periods of illiquidity, and are characterized by significant price volatility.  Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners.  These risks are heightened for investments in small company emerging markets securities.

In addition, many emerging markets, including most Latin American countries, have experienced substantial, and, in some periods, extremely high, rates of inflation for many years.  Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries.  In an attempt to control inflation, wage and price controls have been imposed at times in certain countries.  Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies.  There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets.  Such markets have different settlement and clearance procedures.  In certain markets, there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions.  The inability of a Series to make intended securities purchases due to settlement problems could cause the Series to miss investment opportunities.  Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a Series, due to subsequent declines in value of the portfolio security or, if a Series has entered into a contract to sell the security, could result in possible liability to the purchaser.

The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a Series’ portfolio securities in such markets may not be readily available.  The Series’ portfolio securities in the affected markets will be valued at fair value in good faith, in accordance with procedures adopted by the Board.

Government involvement in the private sector varies in degrees among the emerging securities markets contemplated for investment by the Series.  Such involvement may, in some cases, include government ownership of companies in certain commercial business sectors, wage and price controls or imposition of trade barriers and other protectionist measures.  With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures which could be detrimental to the investments of a Series.

Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates.  Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction.  In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the United States, and such laws may permit retroactive taxation so that The Emerging Markets Series, The Emerging Markets Small Cap Series and the Retirement Series could in the future become subject to local tax liability that the Series had not reasonably anticipated in conducting their investment activities or valuing their assets.

Foreign Currencies and Related Transactions

Investments of the Japanese, United Kingdom, Continental, Canadian, Asia Pacific, International Value, The Emerging Markets, The Emerging Markets Small Cap and the Retirement Series will be denominated in foreign currencies.  Changes in the relative values of foreign currencies and the U.S. dollar (including situations where a foreign government converts, or is forced to convert, its currency to another currency, causing a change in value against the U.S. dollar), therefore, will affect the value of investments of the Series.  The Series may purchase or sell foreign currency futures contracts, forward contracts and/or options in order to hedge against changes in the level of foreign currency exchange rates, but typically, will not do so.  Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and enable the Series to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of Series securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships.  Gains and losses on investments in futures, forwards, and options thereon depend on the direction of exchange rates, interest rates and other economic factors.

Securities Lending

Each Series, except the Money Market Series, may lend its portfolio securities to generate additional income.  Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all.  As a result, Series may lose money and there may be a delay in recovering the loaned securities.  A Series also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.  Securities lending may have certain adverse tax consequences.  (See “Securities Loans” for further information on securities lending.)

Borrowing

Each Series may borrow money as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions.  Each Series has reserved the right to borrow amounts not exceeding 33 1/3% of the value of its total assets.  When advantageous opportunities to do so exist, the Series may purchase securities when borrowings are outstanding.  Such purchases can be considered to be “leveraging,” and in such circumstances, the net asset value of the Series may increase or decrease at a greater rate than would be the case if the Series had not leveraged.  The interest payable on the amount borrowed would increase the Series’ expenses and if the appreciation and income produced by the investments purchased when the Series has borrowed are less than the cost of borrowing, the investment performance of the Series will be reduced as a result of leveraging.

Value Investment Risk

Value stocks may perform differently from the market as a whole and following a value-oriented investment strategy may cause the Series to at times underperform equity funds that use other investment strategies.

Portfolio Strategies

The method employed by the Advisor to manage each Series, except the Money Market Series, will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental analysis of the investment merits of securities to a limited extent to eliminate potential portfolio acquisitions, rather than rely on this technique to select securities.

Further, because securities generally will be held long term and will not be eliminated based on short-term price fluctuations, the Advisor generally will not act upon general market movements or short-term price fluctuations of securities to as great an extent as many other investment advisors.

The Money Market Series is subject to the risk that the Advisor’s security selection and expectations regarding interest rate trends will cause the yields of the Money Market Series to lag the performance of other mutual funds with similar investment objectives or the performance of short-term debt instruments.  The emphasis of the Money Market Series on quality and liquidity also could cause the Series to underperform other money market funds, particularly those that take greater maturity and credit risks.

Futures Contracts and Options on Futures

All Series, except the Money Market Series, may invest in index futures contracts and options on index futures.  The Retirement Series only has exposure to these investments through its investment in the Underlying Funds.  These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Series and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting a Series’ ability to close a position in such investments.  Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited.  Certain restrictions imposed by the Code may limit the ability of a Series to invest in futures contracts and options on futures contracts.

Derivatives

Derivatives are instruments, such as futures and foreign exchange forward contracts, whose value is derived from that of other assets, rates or indices.  Derivatives can be used for hedging (attempting to reduce risk by offsetting one investment position with another) or non-hedging purposes.  Hedging with derivatives may increase expenses, and there is no guarantee that a hedging strategy will work.  While hedging can reduce or eliminate losses, it can also reduce or eliminate gains.  When a Series uses derivatives, the Series will be directly exposed to the risks of that derivative.  Derivative securities are subject to a number of risks including liquidity, interest rate, market, credit and management risks, and the risk of improper valuation.  Changes in the value of a derivative may not correlate perfectly with the underlying asset, rate or index, and a Series could lose more than the principal amount invested.

Banking Industry Concentration

The Money Market Series will invest more than 25% of its total assets in banking industry securities.  Concentrating in obligations of the banking industry may involve additional risk by foregoing the safety of investing in a variety of industries.  Changes in the market’s perception of the riskiness of banks relative to non-banks could cause more fluctuations in the net asset values of the Money Market Series than might occur in less concentrated portfolios.  Focus on the banking industry would link the performance of the Money Market Series to changes in the performance of the banking industry generally.  Banks are very sensitive to changes in money market and general economic conditions.  The profitability of the banking industry is dependent upon banks being able to obtain funds at reasonable costs and upon liquidity in the capital and credit markets to finance their lending operations.  Adverse general economic conditions can cause financial difficulties for a bank’s borrowers and the borrowers’ failure to repay their loans can adversely affect the bank’s financial situation.  Banks are subject to extensive regulation and decisions by regulators may limit the loans banks make and the interest rates and fees they charge, which could reduce bank profitability.

Interest Rate Risk

The Money Market Series invests primarily in fixed income securities, which are subject to interest rate risk because the prices of fixed income securities tend to move in the opposite direction of interest rates.  When interest rates rise, fixed income security prices fall.  When interest rates fall, fixed income security prices rise.  In general, fixed income securities with longer maturities are more sensitive to these price changes.

Credit Risk

The Money Market Series is subject to credit risk.  Credit risk is the risk that the issuer of a security may be unable to make interest payments and/or repay principal when due.  A downgrade to an issuer’s credit rating or a perceived change in an issuer’s financial strength may affect a security’s value, and thus, impact the Money Market Series’ performance.  Information about a security’s credit quality may be imperfect, and a security may have its credit rating unexpectedly downgraded at any time.  Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk.  Securities issued by agencies and instrumentalities of the US government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae, present little credit risk.  Other securities issued by agencies and instrumentalities sponsored by the US government, that are supported only by the issuer’s right to borrow from the U.S. Treasury, subject to certain limitations, and securities issued by agencies and instrumentalities sponsored by the U.S. government that are sponsored by the credit of the issuing agencies, such as Freddie Mac and Fannie Mae, are subject to a greater degree of credit risk.  U.S. government agency securities issued or guaranteed by the credit of the agency may still involve a risk of non-payment of principal and/or interest.

Mortgage-Related Risk

The value of mortgage-backed securities can fall if the owners of the underlying mortgages pay off their mortgages sooner than expected, which could happen when interest rates fall, or later than expected, which could happen when interest rates rise.  If the underlying mortgages are paid off sooner than expected, the Money Market Series may have to reinvest this money in mortgage-backed or other securities that have lower yields.

Asset-Backed Securities Risk

Payment of interest and repayment of principal may be impacted by the cash flows generated by the assets backing these securities.  The value of the Money Market Series’ asset-backed securities also may be affected by changes in interest rates, the availability of information concerning interests in and structure of the pools of purchase contracts, financing leases or sales agreements that are represented by these securities, the creditworthiness of the servicing agent for the pool, the originator of the loans or receivables, or the entities that provide any supporting letters of credit, surety bonds, or other credit enhancements.

Government Intervention in Financial Markets Risk

Recent instability in the financial markets has led the U.S. government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility and, in some cases, a lack of liquidity.  Federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the instruments in which the Money Market Series invests, or the issuers of such instruments, in ways that are unforeseeable.  Legislation or regulation also may change the way in which the Money Market Series itself is regulated.  Such legislation or regulation could limit or preclude the ability of the Money Market Series to achieve its investment objective.

Governments or their agencies also may acquire distressed assets from financial institutions and acquire ownership interests in those institutions.  The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation, and performance of the portfolio holdings of the Money Market Series.  Furthermore, volatile financial markets can expose the Money Market Series to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Series.  The Money Market Series has established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available.  The Advisor will monitor developments and seek to manage the Money Market Series in a manner consistent with achieving the Series’ investment objective, but there can be no assurance that the Advisor will be successful in doing so.

Item 9(d)  Portfolio Holdings.  Each Series generally will disclose up to its twenty-five largest portfolio holdings (other than cash and cash equivalents) and the percentages that each of these largest portfolio holdings represent of the total assets of the Series, as of the most recent month-end by presenting this information for portfolios that invest in the Series.  This information is disclosed online at the Advisor’s Web site, http://www.dimensional.com, which is accessible by shareholders, within twenty days after the end of each month.  Each Series also generally will disclose its complete portfolio holdings (other than cash and cash equivalents), as of month-end, online at the Advisor’s Web site, which is accessible by shareholders, two months following the month-end or more frequently and at different periods when authorized in accordance with the Series’ policies and procedures.  Please see Item 16(f) for a description of the other policies and procedures that govern disclosure of the portfolio holdings by the Series.

Item 10.  Management, Organization, and Capital Structure.

Item 10(a)(1)  Investment Adviser.

Item 10(a)(1)(i)   Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, Texas 78746, serves as investment advisor to each Series and each Underlying Fund in which the

Retirement Series invests.  The Advisor is organized as a Delaware limited partnership and is controlled and operated by its general partner, Dimensional Holdings Inc., a Delaware corporation.  The Advisor has been engaged in the business of providing investment management services since 1981.  As of January 31, 2012, assets under management for all affiliated advisors totaled approximately $230 billion.

Pursuant to an investment management agreement with the Trust with respect to each Series, the Advisor manages the investment and reinvestment of their assets.  The Advisor also provides the Trust with records concerning the Advisor’s activities, which the Trust is required to maintain, and renders regular reports to the Trust’s officers and the Board.  The Advisor also provides the Series with a trading department and selects brokers and dealers to effect securities transactions.

Investment Services - United Kingdom Series, Continental Series, International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Retirement Series

Pursuant to Sub-Advisory Agreements with the Advisor, Dimensional Fund Advisors Ltd. (“DFAL”), 20 Triton Street, Regent’s Place, London NW13BF, United Kingdom, a company that is organized under the laws of England, has the authority and responsibility to select brokers or dealers to execute securities transactions for the United Kingdom Series, Continental Series, International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Retirement Series.  DFAL’s duties include the maintenance of a trading desk for the Series and the determination of the best and most efficient means of executing securities transactions.  On at least a semi-annual basis, the Advisor reviews the holdings of the United Kingdom Series, Continental Series, International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Retirement Series and reviews the trading process and the execution of securities transactions.  The Advisor is responsible for determining those securities that are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFAL.  DFAL maintains and furnishes to the Advisor information and reports on companies in certain markets, including recommendations of securities to be added to the securities that are eligible for purchase by these Series, as well as making recommendations and elections on corporate actions.  DFAL is a member of the Financial Services Authority, a self-regulatory organization for investment managers operating under the laws of England.  The Advisor controls DFAL.

Investment Services - Japanese Series, Asia Pacific Series, International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Retirement Series

Pursuant to Sub-Advisory Agreements with the Advisor, DFA Australia Limited (“DFA Australia”), Level 43 Gateway, 1 Macquarie Place, Sydney, New South Wales 2000, Australia, has the authority and responsibility to select brokers and dealers to execute securities transactions for the Japanese Series, Asia Pacific Series, International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Retirement Series.  DFA Australia’s duties include the maintenance of a trading desk for each Series and the determination of the best and most efficient means of executing securities transactions.  On at least a semi-annual basis, the Advisor reviews the holdings of the Japanese Series, Asia Pacific Series, International Value Series, The Emerging Markets Series, The Emerging Markets Small

Cap Series and Retirement Series and reviews the trading process and the execution of securities transactions.  The Advisor is responsible for determining those securities that are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFA Australia.  DFA Australia maintains and furnishes to the Advisor information and reports on companies in certain markets, including recommendations of securities to be added to the securities that are eligible for purchase by these Series, as well as making recommendations and elections on corporate actions.  The Advisor controls DFA Australia.

Consulting Services - Canadian Series

The Advisor has entered into a Consulting Services Agreement with DFAL and DFA Australia.  Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to the Canadian Series.

Item 10(a)(1)(ii)   For the fiscal year ended October 31, 2011, the Advisor received a fee for its services, which, on an annual basis, equaled the following percentage of the average daily net assets of each Series:

Series	Management Fee

Large Cap Value	0.10%
Tax-Managed Value	0.20%
International Value	0.20%
Japanese	0.10%
Asia Pacific	0.10%
United Kingdom	0.10%
Continental	0.10%
Canadian	0.10%
The Emerging Markets	0.10%
The Emerging Markets Small Cap	0.20%
Retirement	0.45%*
Money Market	0.05%

* The Management Fee listed for the Retirement Series reflects the contractual rate to be paid by the Series for the fiscal year ending October 31, 2012.

Pursuant to a Fee Waiver and Expense Assumption Agreement for the Retirement Series, the Advisor has contractually agreed to waive up to the full amount of the Retirement Series’ management fee of 0.45% to the extent necessary to offset the proportionate share of the management fees paid by the Retirement Series through its investment in other funds managed by the Advisor (the “Underlying Funds”).  In addition, the Advisor has also contractually agreed to waive all or a portion of the management fee and to assume the expenses of the Retirement Series to the extent necessary to reduce the Retirement Series’ ordinary operating expenses (including expenses incurred through its investment in other investment companies) (“Fund Expenses”) so that such Fund Expenses do not exceed 0.60% of the Retirement Series’ average net assets on an annualized basis.  The Fee Waiver and Expense Assumption Agreement for the

Retirement Series will remain in effect through February 28, 2013, and may not be terminated by the Advisor prior to that date.

Item 10(a)(1)(iii)  A discussion regarding the basis for the Board approving the investment management agreements with respect to the Series is available in the Trust’s semi-annual report for the six-month period ending April 30, 2011.

Item 10(a)(2)  Portfolio Manager.  The Advisor serves as investment advisor to each of the Series.  As such, the Advisor is responsible for the management of their respective assets.  Each of the Series is managed using a team approach.  The investment team includes the Investment Committee of the Advisor, portfolio managers and trading personnel.

The Investment Committee is composed primarily of certain officers and directors of the Advisor who are appointed annually.  As of the date of this registration statement, the Investment Committee has eleven members.  Investment strategies for all Series are set by the Investment Committee, which meets on a regular basis and also as needed to consider investment issues.  The Investment Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types and brokers.

In accordance with the team approach used to manage the Series, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee.  The portfolio managers and portfolio traders also make daily investment decisions regarding the portfolios including running buy and sell programs based on the parameters established by the Investment Committee.  The individuals named below coordinate the efforts of all other portfolio managers or trading personnel with respect to the day-to-day management of the category of portfolios indicated.

Domestic Equity Series	Stephen A. Clark, Joseph H. Chi, Jed S. Fogdall, and Henry F. Gray

International Equity Series	Stephen A. Clark, Karen E. Umland, Joseph H. Chi, Jed S. Fogdall, and Henry F. Gray

Retirement Series	Joseph H. Chi and Jed S. Fogdall

Money Market Series	David A. Plecha and Joseph F. Kolerich

Mr. Clark is a Senior Portfolio Manager and Vice President of the Advisor and chairman of the Investment Committee.  Mr. Clark received his MBA from the University of Chicago and his BS from Bradley University.  Mr. Clark joined the Advisor as a portfolio manager in 2001 and has been responsible for the portfolio management group since January 2006.

Ms. Umland is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee.  She received her BA from Yale University in 1988 and her MBA from the University of California at Los Angeles in 1993.  Ms. Umland joined the Advisor in 1993 and has been a portfolio manager and responsible for the International Equity Series since 1998.

Mr. Chi is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee.  Mr. Chi has an MBA and BS from the University of California, Los Angeles and also a JD from the University of Southern California.  Mr. Chi joined the Advisor as a portfolio manager in 2005 and has been responsible for the International Equity Series since 2010, the Retirement Series since 2011, and the Domestic Equity Series since 2012.

Mr. Fogdall is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee.  Mr. Fogdall has an MBA from the University of California, Los Angeles and a BS from Purdue University.  Mr. Fogdall joined the Advisor as a portfolio manager in 2004 and has been responsible for the International Equity Series since 2010, the Retirement Series since 2011, and the Domestic Equity Series since 2012.

Mr. Gray is Head of Global Equity Trading and a Vice President of the Adviser and a member of the Investment Committee. Mr. Gray received his MBA from the University of Chicago in 1995 and his AB from Princeton University in 1989. Mr. Gray joined the Advisor in 1995, was a Portfolio Manager from 1995 to 2005, and has been Head of Global Equity Trading since 2006 and responsible for the Domestic Equity Series and International Equity Series since 2012.

Mr. Plecha is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee.  Mr. Plecha received his BS from the University of Michigan at Ann Arbor in 1983 and his MBA from the University of California at Los Angeles in 1987.  Mr. Plecha has been a portfolio manager since 1989 and responsible for the fixed income portfolios since the end of 1991.

Mr. Kolerich is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee. Mr. Kolerich has an MBA from the University of Chicago Booth School of Business and a BS from Northern Illinois University. Mr. Kolerich joined the Advisor as a portfolio manager in 2001 and has been responsible for the Money Market Series since 2012.

Item 20 of Part B provides information about each portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of Series shares.

Item 11.  Shareholder Information.

Item 11(a)  Pricing of Fund Shares.  The net asset value per share of each Series, except the Money Market Series, is calculated after the close of the NYSE (normally, 4:00 p.m. ET) by dividing the total value of the Series’ investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Series.  The net asset value per share of the Money Market Series is calculated on each Money Market Series Business Day (as defined below) at 5:00 p.m. ET.  Note:  The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 4:00 p.m. ET.

The values of the shares of each Series, other than the Money Market Series, will fluctuate in relation to the Series’ own investment experience, and with respect to the Retirement Series, the investment experience of the Underlying Funds in which the Retirement Series invests.  Securities held by the Series will be valued in accordance with applicable laws and procedures adopted by the Board, and generally, as described below.  The descriptions described below for the Series also apply to the Underlying Funds in which the Retirement Series invests.

Securities (including over-the-counter securities) held by the Series are valued at the last quoted sale price of the day.  Securities held by the Series that are listed on Nasdaq are valued at the Nasdaq Official Closing Price (“NOCP”).  If there is no last reported sale price or NOCP of the day, the Series value the securities at the mean of the most recent quoted bid and asked prices.  Price information on listed securities is taken from the exchange where the security is primarily traded.  Generally, securities issued by open-end investment companies, such as the Series, are valued using their respective net asset values or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.

Net asset value includes interest on fixed income securities that is accrued daily.  Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably reliable sources including broker/dealers that typically handle the purchase and sale of such securities.  Securities that are traded over-the-counter and on a stock exchange generally will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities, this ordinarily will be the over-the-counter market.

The value of the securities and other assets of the Series for which no market quotations are readily available (including restricted securities), or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with procedures adopted by the Board.  Fair value pricing also may be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Investment Committee of the Advisor) occur before the net asset value is calculated.  When fair value pricing is used, the prices of securities used by the Series may differ from the quoted or published prices for the same securities on their primary markets or exchanges.

The Money Market Series seeks to maintain a constant net asset value of $1.00 per share by use of the penny-rounding method of pricing, pursuant to procedures adopted by the Board for the Series.  The penny-rounding method of pricing permits the current net asset value per share to be rounded to the nearest one percent, provided the fund follows certain guidelines, including guidelines relating to maturity, credit quality, liquidity and diversification.  The securities held by the Money Market Series are valued at market value or fair value in accordance with procedures adopted by the Board.

To the extent that a Series holds large numbers of securities, it is likely that it will have a larger number of securities that may be deemed illiquid and therefore must be valued pursuant to special procedures adopted by the Board, than would a fund that holds a smaller number of securities.

As of the date of this registration statement, the Series holding foreign equity securities (the “Foreign Equity Funds”) also will fair value price in the circumstances described below.  Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE.  For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange (normally, 2:00 a.m. ET), which is fourteen hours prior to the close of the NYSE (normally, 4:00 p.m. ET) and the time that the net asset values of the Foreign Equity Funds are computed.  Due to the time differences between the closings of the relevant foreign securities exchanges and the time the Foreign Equity Funds price their shares at the close of the NYSE, the Foreign Equity Funds will fair value their foreign investments when it is determined that the market quotations for the foreign investments are either unreliable or not readily available.  The fair value prices will attempt to reflect the impact of the U.S. financial markets’ perceptions and trading activities on the Foreign Equity Funds’ foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges.  For these purposes, the Board has determined that movements in relevant indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value pricing.  Consequently, fair valuation of portfolio securities may occur on a daily basis.  The fair value pricing by the Series utilizes data furnished by an independent pricing service (and that data draws upon, among other information, the market values of foreign investments).  When a Foreign Equity Fund uses fair value pricing, the values assigned to the Foreign Equity Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges.  The Board monitors the operation of the method used to fair value price the Foreign Equity Funds’ foreign investments.

Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations.  There can be no assurance that a Series could obtain the fair value assigned to a security if the Series were to sell the security at approximately the time at which the Series determines its net asset value per share.  As a result, the sale or redemption by a Series of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

The net asset values per share of the Japanese Series, Asia Pacific Series, Continental Series, Canadian Series, United Kingdom Series, International Value Series, The Emerging Markets Series, and The Emerging Markets Small Cap Series (the “International Series”) are expressed in U.S. dollars by translating the net assets of each International Series using the mean of the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources.  Since the International Series own securities that are primarily listed on foreign exchanges which may trade on days when the International Series do not price their shares, the net asset values of the International Series may change on days when shareholders will not be able to purchase or redeem shares.

Most Series generally calculate their net asset values per share and accept purchase and redemption orders on days that the NYSE is open for trading.  The Japanese Series, United Kingdom Series, Continental Series and Canadian Series are each closed on days that the respective foreign securities exchange(s) on which their portfolio securities are principally traded are closed.  Purchase and redemption orders for shares of such Series will not be accepted on those days.  The Money Market Series will calculate its net asset value per share and accept purchase and redemption orders on any day that both the NYSE and the Federal Reserve Bank of New York is open for business (“Money Market Series Business Days”).  Purchase and redemption orders for shares of the Money Market Series must be received by 5:00 p.m. ET.  If a purchase or redemption order is received after 5:00 p.m. ET, the purchase or redemption will occur on the next Money Market Series Business Day and receive the net asset value per share calculated at 5:00 p.m. ET on that next Money Market Series Business Day.

Certain of the securities holdings of The Emerging Markets Series, The Emerging Markets Small Cap Series and Emerging Markets Underlying Funds in Approved Markets may be subject to tax, investment, and currency repatriation regulations of the Approved Markets that could have a material effect on the values of the securities.  For example, such Series might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities.  In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter holding period (e.g., 1 year).  These Series also may be subject to certain contractual arrangements with investment authorities in an Approved Market, which require a Series to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.

Futures contracts are valued using the settlement price established each day on the exchange on which they are traded.  The value of such futures contracts held by a Series is determined each day as of such close.

The Trust bears all of its own costs and expenses, including services of its independent public accountants, legal counsel, brokerage fees, commissions, and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and Trustees, the cost of filing its registration statement under federal securities law, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees.  Expenses allocable to a particular Series are so allocated and expenses of the Trust that are not allocable to a particular Series are borne by each Series on the basis of its relative net assets.

Item 11(b)  Purchase of Fund Shares.  The Trust’s shares have not been registered under the Securities Act of 1933, which means that the Trust’s shares may not be sold publicly.  However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act.

Shares of the Trust are sold only to other investment companies and certain institutional investors.  Shares of the Series are sold at net asset value without a sales charge.  Shares are purchased at the net asset value next determined after the Trust receives the order in proper form.  All investments are credited to the shareholder’s account in the form of full and fractional shares of the Series calculated to three decimal places.  In the interest of economy and convenience, certificates for shares will not be issued.

In-Kind Purchases.  If accepted by the Trust, shares of the Series may be purchased in exchange for securities which are eligible for purchase or otherwise represented in the portfolios of the Series or the Retirement Series’ Underlying Funds at the time of the exchange as described in this registration statement or as otherwise consistent with the Trust’s policies or procedures or in exchange for local currencies in which such securities of the Japanese Series, United Kingdom Series, Asia Pacific Series, Continental Series, Canadian Series, International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, Retirement Series or the Retirement Series’ International Underlying Funds are denominated.  Securities and local currencies which are accepted by the Trust for exchange and Trust shares to be issued in the exchange will be valued, as set forth under “Pricing of Fund Shares” in Item 6(a), at the time of the next determination of net asset value after such acceptance.  All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer.  Investors who desire to purchase shares of a Series with local currencies should first contact the Advisor.

The Trust will not accept securities in exchange for shares of a Series unless:  (1) such securities are eligible to be included, or otherwise represented, in the Series’ portfolios at the time of exchange and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; and (3) at the discretion of the Series, the value of any such security (except U.S. Government securities) being exchanged, together with other securities of the same issuer owned by the Series, will not exceed 5% of the net assets of the Series immediately after the transaction.  (See Items 4(a) and (b) above.)  Investors interested in such exchanges should contact the Advisor.  Investors also should know that an in-kind purchase of shares of a Series may result in taxable income; an investor desiring to make an in-kind purchase should consult its tax advisor.

Item 11(c)  Redemption of Fund Shares.  As stated above in response to Item 6(b), “Purchase of Fund Shares,” the Trust’s shares have not been registered under the Securities Act of 1933, which means that the Trust’s shares are restricted securities that may not be sold unless registered or pursuant to an available exemption from that Act.

Investors who desire to redeem shares of a Series must first contact the Advisor at (888) 576-1167 or (512) 306-7400.  Redemptions are processed on any day on which the Trust is open for business and are effected at the Series’ net asset value next determined after the Series receives a redemption request in good form.

Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form.  However, the right of redemption may be suspended or the date of payment postponed in accordance with the 1940 Act.  The amount received upon redemption may be more or less than the amount paid for the shares, depending upon the fluctuations in the market value of the assets owned by the Series.

When in the best interests of a Series, the Series (other than the Tax-Managed Value Series) may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the 1940 Act.  The Retirement Series also may pay the redemption price in whole or in part by a distribution of portfolio securities that it receives from the Underlying Funds in which it invests.  The Tax-Managed Value Series is authorized to make redemption payments solely by a distribution of portfolio securities (or to pay the redemption price with a combination of securities or cash) when it is determined by the Advisor to be in the best interests of the Series.  Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.  The Japanese, United Kingdom, Continental, Asia Pacific, Canadian, The Emerging Markets, The Emerging Markets Small Cap, International Value and Retirement Series reserve the right to redeem their shares in the currencies in which their investments are denominated.  The Retirement Series also may redeem its shares in the currencies in which the investments of its Underlying Funds are denominated.  Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares that were purchased by check will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to ten days or more.  Investors may avoid this delay by submitting a certified check along with the purchase order.

The Trust reserves the right to involuntarily redeem shares of a Series owned by an investor if the investment advisory agreement between the investor and the Advisor is terminated.

For additional information about redemption of Trust shares, see Item 23 in Part B.

Item 11(d)  Dividends and Distributions.  The Money Market Series generally declares dividends from net investment income daily and pays dividends monthly, and distributes any net realized capital gains (including net short-term capital gains), if any, at least annually.  The Money Market Series does not expect to realize any long-term capital gains and losses. Dividends from net investment income of the Retirement Series are distributed quarterly (on a calendar basis) and any net realized capital gains (after any reductions for  available capital loss carryforwards) are distributed annually, typically in December.  The Corporate Series (defined below) may distribute such income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Series. Capital gains distributions may vary considerably from year to year as a result of the Series’ normal investment activities and cash flows. During a time of economic downturn, the Series may experience capital losses and unrealized depreciation in value of investments, the effect of which may be to reduce or eliminate capital gains distributions for a period of time.  Even though the Series may experience a current year loss, it may nonetheless distribute prior year capital gains.

Dividends are paid on settled shares of the Money Market Series as of 5:00 p.m. ET (the “Settlement Time”).  If the Money Market Series closes early on a business day, the Series will pay dividends on settled shares at such earlier closing time.  Generally, shareholders whose purchase orders have been accepted by the Money Market Series prior to the Settlement Time, or an earlier closing time on any day that the Money Market Series closes early, and shareholders whose redemption proceeds have not been wired to the shareholders on any business day, are eligible to receive dividends on that business day.

Dividends and distributions are reinvested in the form of additional full and fractional shares of the Corporate Series (defined below) at net asset value (as of the business day following the dividend record date), unless, upon written notice to the Advisor, the shareholder selects one of the following options:  (i) Income Option—to receive income dividends in cash and capital gains distributions in additional shares at net asset value; (ii) Capital Gains Option—to receive capital gains distributions in cash and income dividends in additional shares at net asset value; or (iii) Cash Option—to receive both income dividends and capital gains distributions in cash.

The Partnership Series (defined below) do not expect to make distributions of their ordinary income and net realized capital gains.

Item 11(e)  Frequent Purchases and Redemptions of Series Shares.  The Series are designed for long-term investors (except as described below) and are not intended for investors that engage in excessive short-term trading activity that may be harmful to the Series, including but not limited to market timing.  Short-term or excessive trading into and out of the Series can disrupt portfolio management strategies, harm performance and increase Series expenses for all shareholders, including long-term shareholders who do not generate these costs.

In addition, certain Series may be more susceptible to the risks of short-term trading than other Series.  The nature of the holdings of the international Series may present opportunities for a shareholder to engage in a short-term trading strategy that exploits possible delays between changes in the price of a Series’ holdings and the reflection of those changes in the Series’ net asset value (called “arbitrage market timing”).  Such delays may occur because an international Series has significant investments in foreign securities where, due to time zone differences, the values of those securities are established some time before the Series calculate their net asset values.  In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the international Series calculates its net asset value.  There is a possibility that arbitrage market timing may dilute the value of a Series’ shares if redeeming shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.

The Board has adopted a policy (the “Trading Policy”) and the Advisor and DFA Securities LLC (formerly DFA Securities Inc.) (“DFAS,” and together with the Advisor, “Dimensional”) and Dimensional’s agents have implemented the following procedures, which are designed to discourage and prevent market timing or excessive short-term trading in the Series:  (i) trade activity monitoring and purchase blocking procedures, and (ii) use of fair value pricing.

The Trust, Dimensional and their agents monitor trades and flows of money in and out of the Series from time to time in an effort to detect excessive short-term trading activities, and for consistent enforcement of the Trading Policy.  The Trust reserves the right to take the actions necessary to stop excessive or disruptive trading activities, including refusing or canceling purchase or exchange orders for any reason, without prior notice, particularly purchase or exchange orders that the Trust believes are made on behalf of market timers.  The Trust,

Dimensional and their agents reserve the right to restrict, refuse or cancel any purchase or exchange request made by an investor indefinitely if the Trust or Dimensional believe that any combination of trading activity in the accounts is potentially disruptive to a Series.  In making such judgments, the Trust and Dimensional seek to act in a manner that is consistent with the interests of shareholders.  For purposes of applying these procedures, Dimensional may consider an investor’s trading history in the Series, and accounts under common ownership, influence or control.

In addition to the Trust’s general ability to restrict potentially disruptive trading activity as described above, the Trust also has adopted purchase-blocking procedures.  Under the Trust’s purchase blocking procedures, where an investor has engaged in any two purchases and two redemptions (including redemptions that are part of an exchange transaction) in a Series in any rolling 30-calendar day monitoring period (i.e., two “round trips”), the Trust and Dimensional intend to block the investor from making any additional purchases in that Series for 90 calendar days (a “purchase block”).  If implemented, a purchase block will begin at some point after the transaction that caused the investor to have engaged in the prohibited two round-trips is detected by the Trust, Dimensional, or their agents.  The Trust and Dimensional are permitted to implement a longer purchase block, or permanently bar future purchases by an investor, if they determine that it is appropriate.

Under the Trust’s purchase blocking procedures, the following purchases and redemptions will not trigger a purchase block:  (i) purchases and redemptions of shares having a value in each transaction of less than $5,000; (ii) purchases and redemptions by U.S. registered investment companies that operate as fund of funds and non-U.S. companies that operate as fund of funds that the Trust or Dimensional, in their sole discretion, have determined are not designed and/or are not serving as vehicles for excessive short-term or other disruptive trading (in each case, the fund of funds shall agree to be subject to monitoring by Dimensional); (iii) purchases and redemptions by a feeder portfolio of a master fund’s shares; (iv) systematic or automated transactions where the shareholder, financial advisor or investment fiduciary does not exercise direct control over the investment decision; (v) retirement plan contributions, loans, loan repayments and distributions (including hardship withdrawals) identified as such in the retirement plan recordkeeper’s system; (vi) purchase transactions involving transfers of assets, rollovers, Roth IRA conversions and IRA recharacterizations; (vii) purchases of shares with Series dividends or capital gain distributions; (viii) transfers and reregistrations of shares within the same Series; and (ix) transactions by 529 Plans.  Notwithstanding the Trust’s purchase blocking procedures, all transactions in Series shares are subject to the right of the Trust and Dimensional to restrict potentially disruptive trading activity (including purchases and redemptions described above that will not be subject to the purchase blocking procedures).

As of the date of this registration statement, the ability of the Trust and Dimensional to apply the purchase blocking procedures on purchases by all investors may be restricted due to systems limitations of the Trust’s service providers.  The Trust expects that the application of the Trading Policy as described above, including the purchase blocking procedures (subject to the limitations described above), will be able to be implemented by Intermediaries in compliance with Rule 22c-2 under the 1940 Act.

The Money Market Series is managed for investors who intend to invest in the Series on a short-term or overnight basis.  Dimensional and the Trust do not apply the purchase blocking procedures and may allow more frequent purchases and sales of shares by an investor in the Money Market Series than in the shares of other Series, in circumstances where the investor’s trading activity is not excessive and overly disruptive to the Series and portfolio management strategies, or undertaken for prohibited purposes (including market timing).  In monitoring this activity, Dimensional, in its discretion, may determine that an investor’s frequent purchases and sales of shares of the Money Market Series are excessive and overly disruptive, or undertaken for prohibited purposes (including market timing), and therefore, inconsistent with the interests of the Series’ other shareholders.  In those instances, Dimensional may refuse to process additional purchases or exchanges of shares of the Money Market Series by the investor.  Permitting investors to purchase shares of the Money Market Series for short-term purposes may increase the costs of the Series and negatively impact the performance of the Series.

In addition, the purchase blocking procedures will not apply to a redemption transaction in which a Series distributes portfolio securities to a shareholder in-kind, where the redemption will not disrupt the efficient portfolio management of the Series and the redemption is consistent with the interests of the remaining shareholders of the Series.

In addition to monitoring trade activity, the Board has adopted fair value pricing procedures that govern the pricing of the securities of the Series.  These procedures are designed to help ensure that the prices at which Series’ shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders.  (See Item 11(a) Pricing of Fund Shares above for additional details regarding fair value pricing of the Series’ securities.)

Although the procedures are designed to discourage excessive short-term trading, none of the procedures individually nor all of the procedures taken together can completely eliminate the possibility that excessive short-term trading activity in a Series may occur.  The Series do not knowingly accommodate excessive or disruptive trading activities, including market timing.

Item 11(f)  Tax Consequences.  Different tax rules apply, depending on whether, for federal income tax purposes, a Series is classified as a partnership (the “Partnership Series,” consisting of all of the Series other than the Retirement Series and Money Market Series) or a corporation (the “Corporate Series,” consisting of the Retirement Series and Money Market Series, which have elected and qualified, or intend to elect and qualify, to be treated as a regulated investment company).  At any time a Series formerly classified as a partnership has only one shareholder (owner), the Series will be classified as a disregarded entity (“Disregarded Entity”), meaning, for federal income tax purposes, that the Series will be disregarded as an entity separate from its owner.  The tax rules applicable to each type of entity affect the amount, timing, and character of the income received by an investor (i.e., a feeder portfolio) from each Series.

The Board reserves the right, without the consent of the affected shareholders, to change the entity classification of a Series for U.S. federal income tax purposes at any time, as may be permitted or required under the Code.  For instance, the Board might cause a Series that is classified as a corporation and taxable as a regulated investment company to elect to be classified as a partnership (if the Series has two or more shareholders) or Disregarded Entity (if the Series has one shareholder) or vice versa.  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of the Series, or the nature and number of shareholders of a Series, or other factors or events adversely affecting the ability of the Series to comply with the Code.  A change in entity classification of a Series may be a taxable event, causing the Series and shareholders of the Series that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Series to be subject to a different taxation regime, which may adversely affect some shareholders, depending upon the shareholders’ particular circumstances.

The Corporate Series.  Each Corporate Series has qualified, or intends to qualify, as a regulated investment company under the Code.  As a regulated investment company, a Corporate Series generally pays no U.S. federal income tax on the income and gains that the Series distributes to shareholders.

Annual Statement.  Every year, shareholders will receive a statement that shows the tax status of distributions the shareholders received during the previous calendar year.  Distributions declared in December to shareholders of record in such month, but paid in January, are taxable as if the distributions were paid in December.

Avoid “Buying A Dividend.” At the time you purchase your Series shares, a Series’ net asset value may reflect undistributed income, undistributed capital gains, or net unrealized appreciation in value of portfolio securities held by the Series.  A subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable. Buying shares in a Series just before it declares an income dividend or capital gains distribution is sometimes known as “buying a dividend.”

Tax Considerations.  This discussion of “Tax Considerations” should be read in conjunction with the remaining subsections below containing additional information.  Unless otherwise indicated, the discussion below with respect to a Series includes, in the case of the Retirement Series, its pro rata share of the income and assets of an Underlying Fund classified as a partnership and its pro rata share of the dividends and distributions paid by an Underlying Fund classified as a corporation. In general, if you are a taxable investor, Series distributions (other than exempt-interest dividends) are taxable to you as ordinary income, capital gains, or some combination of both. This is true whether shareholders reinvest their distributions in additional Series shares or receive the distributions in cash.

For federal income tax purposes, Series distributions of short-term capital gains are taxable to shareholders as ordinary income. Series distributions of long-term capital gains are taxable to you as long-term capital gains no matter how long you have owned your shares. Because the Money Market Series is a money market fund, it does not anticipate realizing any long-term capital gains.  A Series with a high portfolio turnover rate (a measure of how frequently assets within a Series are bought and sold) is more likely to generate short-term capital gains than a Serieswith a low portfolio turnover rate. With respect to taxable years of the Series beginning before January 1, 2013, unless such provision is extended or made permanent, a portion of income dividends reported by the Series as qualified dividend income may be eligible for taxation by individual shareholders at long-term capital gains rates, provided certain holding period requirements are met.  None of the dividends paid by the Money Market Series will qualify for the dividends received deduction, in the case of corporate shareholders, or as qualified dividend income subject to reduced rates of taxation, in the case of non-corporate shareholders.

If a Series qualifies to pass through to you the tax benefits from foreign taxes it pays on its investments, and elects to do so, then any foreign taxes it pays on these investments may be passed through to you as a foreign tax credit.

Sale or Redemption of Corporate Series Shares.  The sale of shares of a Series is a taxable event and may result in a capital gain or loss to you. Capital gain or loss may be realized from an ordinary redemption of shares or an exchange of shares between two Series. Any loss incurred on the sale or exchange of a Series’ shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.  Because the Money Market Series expects to maintain a stable net asset value of $1.00 per share, investors should not have any gain or loss on sale or exchange of Series shares.

Beginning with the 2012 calendar year, a Series will be required to report to you and the IRS annually on Form 1099-B not only the gross proceeds of Series shares you sell or redeem but also their cost basis for shares purchased or acquired on or after January 1, 2012. Cost basis will be calculated using a Series’ default method of average cost, unless you instruct the Series to use a different calculation method.  Shareholders should carefully review the cost basis information provided by a Series and make any additional basis, holding period or other adjustments that are required when reporting these amounts on their federal income tax returns. If your account is held by your investment representative (financial advisor or other broker), please contact that representative with respect to reporting of cost basis and available elections for your account. Tax-advantaged retirement accounts will not be affected.

Medicare Tax.  For taxable years beginning after December 31, 2012, an additional 3.8% Medicare tax will be imposed on certain net investment income (including ordinary dividends and capital gain distributions received from a Series and net gains from redemptions or other taxable dispositions of Series shares) of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount.

Backup Withholding. By law, the Corporate Series are required to withhold 28% of taxable dividends, capital gains distributions, and redemption proceeds paid to a shareholder if the shareholder does not provide a proper taxpayer identification number and certain required certifications (for dividends, distributions and proceeds paid after December 31, 2012, the rate is scheduled to rise to 31% unless the 28% rate is extended or made permanent).  A shareholder may avoid this withholding requirement by providing and certifying on the account registration form the correct Taxpayer Identification Number and by certifying that the shareholder is not subject to backup withholding and is a U.S. person (including a U.S. resident alien).  The Corporate Series also must withhold if the Internal Revenue Service (the “IRS”) instructs it to do so.

State and Local Taxes.  In addition to federal taxes, a shareholder may be subject to state and local taxes on distributions from a Series and on gains arising on redemption or exchange of a Series’ shares. Distributions of interest income and capital gains realized from certain types of

U.S. government securities may be exempt from state personal income taxes.  To the extent an Underlying Fund organized as a corporation invests in U.S. government obligations, distributions derived from interest on these obligations and paid to the Retirement Series and, in turn, to shareholders are unlikely to be exempt from state and local income tax.

Non-U.S. Investors.  Non-U.S. investors may be subject to U.S. withholding tax at a 30% or lower treaty rate and are subject to special U.S. tax certification requirements to avoid backup withholding and claim any treaty benefits. Exemptions from U.S. withholding tax are provided for capital gain dividends paid by the Corporate Series from long-term capital gains, if any, exempt-interest dividends, and, with respect to taxable years of the Corporate Series that begin before January 1, 2012  (unless such sunset date is extended possibly retroactively to January 1, 2012, or made permanent), interest-related dividends paid by the Corporate Series from its qualified net interest income from U.S. sources and short-term capital gain dividends. However, notwithstanding such exemptions from U.S. withholding at the source, any such dividends and distributions of income and capital gains will be subject to backup withholding at a rate of 28% (or the then applicable rate) if a non-U.S. investor fails to properly certify that it is not a U.S. person. Non-U.S. investors also may be subject to U.S. estate tax.

Series Classified as Partnerships.  The Partnership Series will not be subject to U.S. federal income tax.  Instead, an investor in a Partnership Series will report separately on its own income tax return, its distributive share of a Partnership Series’ income, gains, losses, deductions, and credits (including foreign tax credits for creditable foreign taxes imposed on a Partnership Series).  The Partnership Series’ taxable year-end will be October 31, but may be subject to change, depending on the tax years of the investors in such Series.  Although, as described above, the Partnership Series will not be subject to U.S. federal income tax, the Partnership Series will file appropriate U.S. federal income tax returns.

Certain Partnership Series may be subject to foreign withholding taxes on income from foreign securities.

Sale or Redemption of Partnership Series’ Shares. The sale of shares of a Partnership Series is a taxable event and may result in a capital gain or loss to shareholders.  For tax purposes, an exchange of shares in a Partnership Series for shares of a different Series is the same as a sale.  However, a distribution in partial or complete redemption of an investor’s shares in a Partnership Series is taxable as a sale or exchange only to the extent the amount of money received exceeds the investor’s tax basis in the entire interest in the Partnership Series.  Any loss may be recognized only if an investor redeems the investor’s entire interest in the Partnership Series for money.

Tax-Exempt Investors. In the case of a tax-exempt investor, an allocable share of income will be “unrelated business taxable income” (“UBTI”) to the extent that the Partnership Series borrows money to acquire property or invests in assets that produce UBTI.

Medicare Tax.  For taxable years beginning after December 31, 2012, an additional 3.8% Medicare tax will be imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Partnership Series to the extent the net gain would be taken into account by the investor if the Partnership Series sold all of its property for fair market value immediately before the disposition of the shares of the Partnership Series, and (ii) dividends and capital gains earned by the Partnership Series) reduced by the deductions properly allocable to such income.

State and Local Taxes. In addition to federal taxes, an investor may be subject to state and local taxes on the distributive share of a Partnership Series’ income and gains and on gains arising on redemption or exchange of a Partnership Series’ shares.  Investors should consult their tax advisors to determine the applicability of state, local or foreign taxes to their distributive share of a Partnership Series’ income, gains, losses, deductions, and credits.

Change in Entity Classification. At any time a Partnership Series becomes a Disregarded Entity, the income, gains, losses, deductions, and credits of the Disregarded Entity are treated as earned by its sole shareholder with the same consequences as if the shareholder directly realized such amounts.  A distribution in cash or in-kind in partial or complete redemption of shares in a Disregarded Entity by its sole shareholder is a non-event for federal income tax purposes.  A partial sale of shares in a Disregarded Entity to another person would create a new partnership.  A Disregarded Entity does not file U.S. federal income tax returns.

This discussion of “Tax Consequences” is not intended or written to be used as tax advice.  Prospective investors should consult Item 24 hereof.  Because everyone’s tax situation is unique, investors should consult their own tax professionals about federal, state, local or foreign tax consequences before making an investment in a Series.

Item 12.  Distribution Arrangements.

Item 12(a)  Sales Loads.  Not applicable.

Item 12(b)  Rule 12b-1 Fees.  Not applicable.

Item 12(c)  Master-Feeder Funds.  Certain shareholders of the Series are open-end investment companies and unregistered investment companies that seek to achieve their investment objectives by investing substantially all of their investable assets in a corresponding Series of the Trust (the “Feeder Portfolios”).  Each Feeder Portfolio has the same investment objective, policies and limitations as the corresponding Series in which it invests.  The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities.  The investment experience of each Feeder Portfolio will correspond directly with the investment experience of its corresponding Series.

Responses to Item 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Part B:

Item 14.  Cover Page and Table of Contents.  Not applicable.

Item 15.  Fund History.

Item 15(a)  The Trust is a Delaware statutory trust (formerly known as a Delaware business trust), which was organized on October 27, 1992.  Until September 13, 2005, the Asia Pacific Series was known as The Pacific Rim Small Company Series.

Item 15(b)  Not applicable.

Item 16.  Description of the Fund and Its Investments and Risks.

Item 16(a)  Classification.  The Trust is an open-end, management investment company registered under the 1940 Act.  Each Series operates as a diversified investment company.  Further, no Series will invest more than 25% of its total assets in securities of companies in a single industry, except for the Money Market Series’ investments in obligations of banks and bank holding companies, as otherwise noted in this registration statement.

Item 16(b) and (c)  Investment Strategies and Risks and Fund Policies.  In addition to the policies stated in response to Item 9 of Part A, each of the Series has adopted certain investment limitations that may not be changed with respect to any Series without the approval of a majority of the outstanding voting securities of the Series.  A “majority” is defined as the lesser of:  (1) at least 67% of the voting securities of the Series (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Series are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of such Series.

The Series will not:

(1)
purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent a Series from:  (i) engaging in transactions involving currencies and futures contracts and options thereon, or (ii) investing in securities or other instruments that are secured by physical commodities;

(2)
purchase or sell real estate, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent a Series from:  (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) purchasing or selling real estate mortgage loans;

(3)
make loans, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the U.S. Securities & Exchange Commission (the “SEC”); provided that in no event shall a Series be permitted to make a loan to a natural person;

(4)	purchase the securities of any one issuer, if immediately after such investment, a Series would not qualify as a “diversified company” as that term is defined by the

1940 Act, as amended, and as modified or interpreted by regulatory authority having jurisdiction, from time to time;

(5)	borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC;

(6)	engage in the business of underwriting securities issued by others;

(7)	sell securities short; provided that the Tax-Managed Value Series and the Canadian Series are not subject to this limitation; or

(8)	issue senior securities (as such term is defined in Section 18(f) of the 1940 Act, except to the extent permitted under the 1940 Act.

The Series (except for the Canadian Series) will not:

(9)
acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Series’ total assets would be invested in securities of companies within such industry.

The Canadian Series will not:
(10)
concentrate (invest more than 25% of its net assets) in securities of issuers in a particular industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or securities of other investment companies).

With respect to the Retirement Series, the investment limitations set forth above only relate to the Retirement Series. The Underlying Funds may have investment limitations that are more or less restrictive than those of the Series. The investment limitations of the Underlying Funds are set forth in their respective statements of additional information.  The investment limitations described in (4) and (9) above do not prohibit the Retirement Series from investing all or substantially all of its assets in the shares of one or more registered, open-end investment companies, such as the Underlying Funds. In applying the investment limitations, the Retirement Series will look through to the security holdings of the Underlying Funds in which the Series invests.

For purposes of the investment limitation described in (5) above, The Emerging Markets Series and The Emerging Markets Small Cap Series may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade.  Although (3) above prohibits loans, the Series are authorized to lend portfolio securities.  (See “Securities Loans” in Item 9 of Part A.)  With respect to (5) above, a Series will maintain asset coverage of at least 300% (as described in the 1940 Act), inclusive of amounts borrowed, with respect to any borrowings made by a Series.

Each Series is required to operate in accordance with the SEC staff’s current position on illiquid securities, which limits investments in illiquid securities to 15% of a Series’ net assets (5% of the Series’ total assets, in the case of the Money Market Series).  Further, pursuant to Rule 144A under the 1933 Act, the Series may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities.  If it is decided that a liquid market does exist, the securities will not be subject to the 15% limitation (or the 5% limitation, in the case of the Money Market Series) on holdings of illiquid securities.  While maintaining oversight, the Board has delegated the day-to-day function of making liquidity determinations to the Advisor.  For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities.  After purchase, the Board and the Advisor will continue to monitor the liquidity of Rule 144A securities.

Notwithstanding any of the above investment restrictions, The Emerging Markets Series and The Emerging Markets Small Cap Series may establish subsidiaries or other similar vehicles for the purpose of conducting their investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors, such as the Series, or whose use is otherwise considered by the Series to be advisable.  Such Series would “look through” any such vehicle to determine compliance with their investment restrictions.

Unless otherwise indicated, all limitations applicable to the Series’ investments apply only at the time that a transaction is undertaken.

Because the structure of each Series, except the Money Market Series, is based on the relative market capitalizations of eligible holdings, it is possible that the Series might include at least 5% of the outstanding voting securities of one or more issuers.  In such circumstances, the Trust and the issuer would be deemed “affiliated persons” under the 1940 Act, and certain requirements of the Act regulating dealings between affiliates might become applicable.

Each of the Series (except the International Value Series and the Money Market Series) has adopted a non-fundamental policy as required by Rule 35d-1 under the Investment Company Act of 1940 (the “1940 Act”) that, under normal circumstances, at least 80% of the value of each Series’ net assets, plus the amount of any borrowings for investment purposes, will be invested in a specific type of investment.  Additionally, if a Series changes its 80% investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.  For more information on each Series’ specific 80% policy, please see “Investment Objectives and Implementation of Investment Objectives” in Item 9 of the Part A.

The Retirement Series is a  “fund of funds” that seeks to achieve its investment objective by investing its assets in Underlying Funds, which are series of the Trust and portfolios of DFA Investment Dimensions Group Inc. (“DFAIDG”) and Dimensional Investment Group Inc.  (“DIG”).  DFAIDG and DIG are each an open-end management investment company managed by the Advisor.  The Retirement Series invests in The Emerging Markets Series of the Trust;  the U.S. Core Equity 1 Portfolio, Large Cap International Portfolio, International Core Equity Portfolio and Emerging Markets Core Equity Portfolio of DFAIDG; and the U.S. Large Company Portfolio of DIG.  Unless otherwise noted, the investments described below may be invested in directly by the Retirement Series or indirectly through the Retirement Series’ investment in Underlying Funds.

Futures Contracts

All Series, except the Money Market Series, may enter into index futures contracts and options on index futures contracts to gain market exposure on the Series’ uninvested cash pending investments in securities and to maintain liquidity to pay redemptions.  The Retirement Series only has exposure to these investments through its investment in the Underlying Funds.

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price.  Futures contracts that are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges.  The Series will be required to make a margin deposit in cash or government securities with a futures commission merchant (an “FCM”) to initiate and maintain positions in futures contracts.  Minimal initial margin requirements are established by the futures exchange, and FCMs may establish margin requirements that are higher than the exchange requirements.  After a futures contract position is opened, the value of the contract is marked to market daily.  If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin to be held by the FCM will be required.  Conversely, a reduction in the required margin would result in excess margin that can be refunded to the custodial accounts of the Series.  Variation margin payments may be made to and from the futures broker for as long as the contract remains open.  The Series expect to earn income on their margin deposits.  Each Series intends to limit its futures-related investment activity so that other than with respect to bona fide hedging activity (as defined in Commodity Futures Trading Commission General Regulations Section 1.3 (z)):  (i) the aggregate initial margin and premiums paid to establish commodity futures and commodity option contract positions (determined at the time the most recent position was established) does not exceed 5% of the liquidation value of the Series’ portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into (provided that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating such 5% limitation), or (ii) the aggregate net “notional value” (i.e., the size of a commodity futures or commodity option contract in contract units (taking into account any multiplier specified in the contract), multiplied by the current market price (for a futures contract) or strike price (for an option contract) of each such unit) of all non-hedge commodity futures and commodity option contracts that the Series has entered into (determined at the time the most recent position was established) does not exceed the liquidation value of the Series’ portfolio, after taking into account unrealized profits and unrealized losses on any such contracts that the Series has entered into.

Positions in futures contracts may be closed out only on an exchange that provides a secondary market.  However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time.  Therefore, it might not be possible to close out a futures position and, in the event of adverse price movements, the Series would continue to be required to make variation margin deposits.  In such circumstances, if the Series has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so.  Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market.  Pursuant to published positions of the SEC and interpretations of the staff of the SEC, the Series (or their custodians) are required to maintain segregated accounts or to segregate assets through notations on the books of the custodian, consisting of liquid assets (or, as permitted under applicable regulation, enter into offsetting positions) in connection with their futures contract transactions in order to cover their obligations with respect to such contracts.  These requirements are designed to limit the amount of the leverage the Series may use by entering into futures transactions.

Foreign Currency Transactions

The International Equity Series (including the International Underlying Funds in which the Retirement Series may invest) may acquire and sell forward foreign currency exchange contracts in order to attempt to protect against uncertainty in the level of future foreign currency exchange rates.  The Series will conduct their foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into forward contracts to purchase or sell foreign currencies.  A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price set at the time of the contract.  These contracts are traded in the interbank market conducted directly between traders (usually large commercial banks) and their customers.  A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.  Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies.

With respect to an International Equity Series, the Series may enter into a forward contract in connection with the purchase or sale of foreign equity securities, typically to “lock in” the value of the transaction with respect to a different currency.  In addition, the Series, from time to time, may enter into a forward contract to transfer balances from one currency to another currency.

Repurchase Agreements

In addition, all Series may invest in repurchase agreements.  In the event of the bankruptcy of the counter-party to a repurchase agreement, the Trust could experience delay in recovering the securities underlying such agreements.  Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

Standard & Poor’s—Information and Disclaimers

The U.S. Large Company Portfolio is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the U.S. Large Company Portfolio or any member of the public regarding the advisability of investing in securities generally or in the U.S. Large Company Portfolio particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to the U.S. Large Company Portfolio is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to the U.S. Large Company Portfolio. S&P has no obligation to take the needs of the U.S. Large Company Portfolio or its owners into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the U.S. Large Company Portfolio or the issuance or sale of the U.S. Large

Company Portfolio or in the determination or calculation of the equation by which the U.S. Large Company Portfolio is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the U.S. Large Company Portfolio.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Item 16(d)  Temporary Defensive Position.  The information required by this item is provided in response to Item 9(b) of Part A.

Item 16(e)  Portfolio Turnover.  Generally, securities will be purchased by the Equity Series with the expectation that they will be held for longer than one year.  Generally, securities will be held until such time as, in the Advisor’s judgment, the securities are no longer considered an appropriate holding for a Series.

Item 16(f)  Disclosure of Portfolio Holdings.  The Advisor and the Board have adopted a policy (the “Policy”) to govern disclosure of the portfolio holdings of the Series (“Holdings Information”), and to prevent the misuse of material non-public Holdings Information.  The Advisor has determined that the Policy and its procedures (1) are reasonably designed to ensure that disclosure of Holdings Information is in the best interests of the shareholders of the Series, and (2) appropriately address the potential for material conflicts of interest.

Disclosure of Holdings Information as Required by Applicable Law.  Holdings Information (whether a partial listing of portfolio holdings or a complete listing of portfolio holdings) shall be disclosed to any person as required by applicable law, rules and regulations.

Online Disclosure of Portfolio Holdings Information.  Each Series generally discloses up to its twenty-five largest portfolio holdings (“largest holdings”) and the percentages that each of these largest portfolio holdings represent of the Series’ total assets, as of the most recent month-end by presenting this information for portfolios that invest in the Series.  This information is disclosed online at the Advisor’s Web site, http://www.dimensional.com, which is accessible by shareholders, within twenty days after the end of each month.  This online disclosure also may include information regarding the Series’ industry allocations.  Each Series generally discloses its complete Holdings Information (other than cash and cash equivalents), as of month-end, online at the Advisor’s Web site, http://www.dimensional.com, which is accessible by shareholders, two months following the month-end, or more frequently and at different periods when authorized by a Designated Person (as defined below).

Disclosure of Holdings Information to Recipients.  Each of the Advisor’s Chairmen, Director of Institutional Services, Head of Portfolio Management and Trading and General Counsel (together, the “Designated Persons”) may authorize disclosing non-public Holdings Information more frequently or at different periods than as described above solely to those financial advisors, registered accountholders, authorized consultants, authorized custodians, or third-party data service providers (each a “Recipient”) who: (i) specifically request the more current non-public Holdings Information, and (ii) execute a Use and Nondisclosure Agreement (each a “Nondisclosure Agreement”).  Each Nondisclosure Agreement subjects the Recipient to a duty of confidentiality with respect to the non-public Holdings Information, and prohibits the Recipient from trading based on the non-public Holdings Information.  Any non-public Holdings Information that is disclosed shall not include any material information about a Series’ trading strategies or pending portfolio transactions.  The non-public Holdings Information provided to a Recipient under a Nondisclosure Agreement, unless indicated otherwise, is not subject to a time delay before dissemination.  Designated Persons also may approve the distribution of Holdings Information for a Portfolio more frequently or at a period other than as described above.

As of January 31, 2012, the Advisor and the Series had ongoing arrangements with the following Recipients to make available non-public Holdings Information:

Recipient	Master Funds/Portfolios	Business Purpose	Frequency
AFP Planvital S.A.
U.S. Large Cap Value Series, DFA International Value Series, International Small Company Series, Continental Small Company Series, Asia Pacific Small Company Series, Emerging Markets Series, Emerging Markets Small Cap Series, Tax-Managed Value Series
		Monitoring investor exposure and investment strategy	Upon request
BNY Mellon Investment Servicing (US) Inc.	All Series except Money Market Series	Fund Administrator, Accounting Agent and Transfer Agent	Daily
Bank of New York	All Series	Monitoring investor exposure and investment strategy	Upon request
CTC Consulting, Inc.	All Series	Monitoring investor exposure and investment strategy	Quarterly
California Institute of Technology	Emerging Markets Series and International Small Company Series	Monitoring investor exposure and investment strategy	Monthly/Quarterly
Callan Associates	U.S. Large Cap Value Series	Monitoring investor exposure and investment strategy	Monthly

Recipient	Master Funds/Portfolios	Business Purpose	Frequency
Cambridge Associates Limited	DFA International Value Series, Japanese Small Company Series, Emerging Markets Series	Monitoring investor exposure and investment strategy	Monthly
Capital Advisors
U.S. Large Cap Value Series, Asia Pacific Small Company Series, Continental Small Company Series, Emerging Markets Series, Emerging Markets Small Cap Series, Tax-Managed Value Series and DFA International Value Series
		Monitoring investor exposure and investment strategy	Upon request
Citi Fund Services Ohio, Inc.	Money Market Series	Fund Administrator, Accounting Agent and Transfer Agent	Daily
Citibank, N.A.	all International Equity Series and the Money Market Series	Fund Custodian	Daily
Citibank, N.A.	All Series	Middle office operational support service provider to the Advisor	Daily
Colonial Consulting Co.	U.S. Large Cap Value Series, DFA International Value Series, Emerging Markets Series	Monitoring investor exposure and investment strategy	Monthly
Cuprum AFP
Asia Pacific Small Company Series, Continental Small Company Series, DFA International Value Series,  Emerging Markets Series, Emerging Markets Small Cap Series, U.S. Large Cap Value Series and Tax-Managed Value Series
		Monitoring investor exposure and investment strategy	Quarterly
Fund Evaluation Group, LLC	All Series	Monitoring investor exposure and investment strategy	Upon Request
Hewitt EnnisKnupp	Emerging Markets Series	Monitoring investor exposure and investment strategy	Quarterly
Integrys Energy Group Inc.	U.S. Large Cap Value Series	Monitoring investor exposure and investment strategy	Upon request
InterMountain Healthcare	International Small Company Series	Monitoring investor exposure and investment strategy	Upon Request
Lepercq Lynx Investment Advisory	Emerging Markets Series, DFA International Value Series	Monitoring investor exposure and investment strategy	Quarterly
LVA Indices	Tax-Managed Value Series	Monitoring investor exposure and investment strategy	Monthly

Recipient	Master Funds/Portfolios	Business Purpose	Frequency
Marquette Associates, Inc.	U.S. Large Cap Value Series, International Small Company Series, DFA International Value Series, Emerging Markets Small Cap Series, Emerging Markets Series	Monitoring investor exposure and investment strategy	Quarterly
Meketa Investment Group, Inc.	Emerging Markets Small Cap Series	Monitoring investor exposure and investment strategy	Upon request
Mercer Investment Consulting, Inc.	DFA International Value Series	Monitoring investor exposure and investment strategy	Quarterly
Minnesota Mutual Life Insurance	U.S. Large Cap Value Series, DFA International Value Series	Monitoring investor exposure and investment strategy	Upon request
NEPC	Emerging Markets Series and International Value Series	Monitoring investor exposure and investment strategy	Quarterly
The Bank of New York Mellon	All Domestic Equity Series	Fund Custodian	Daily
PricewaterhouseCoopers LLP	All Series	Independent registered public accounting firm	Upon request
Pricing Service Vendor	International Equity Series	Fair value information services	Daily
Rachor Investment Advisory	Continental Small Company Series, Asia Pacific Small Company Series, Japanese Small Company Series, United Kingdom Small Company Series, Emerging Markets Series, Emerging Markets Small Cap Series	Monitoring investor exposure and investment strategy	Quarterly
Cambia Health Solutions, Inc.	Emerging Markets Series	Monitoring investor exposure and investment strategy	Monthly
Russell Mellon Analytical Service	DFA International Value Series	Monitoring investor exposure and investment strategy	Monthly
Sparinvest	U.S. Large Cap Value Series	Monitoring investor exposure and investment strategy	Upon Request
State Street Bank and Trust	DFA International Value Series	Monitoring investor exposure and investment strategy	Monthly
Steward Capital Management	U.S. Large Cap Value Series, DFA International Value Series	Monitoring investor exposure and investment strategy	Quarterly

Recipient	Master Funds/Portfolios	Business Purpose	Frequency
Strategic Investment Solutions	DFA International Value Series and Japanese Small Company Series	Monitoring investor exposure and investment strategy	Monthly
Stratford Advisory Group	DFA International Value Series, Emerging Markets Small Cap Series, U.S. Large Cap Value Series	Monitoring investor exposure and investment strategy	Quarterly
Towers Watson	U.S. Large Cap Value Series, Emerging Markets Small Cap Series and DFA International Value Series	Monitoring investor exposure and investment strategy	Monthly
University of Pittsburgh Medical Center	DFA International Value Series and Emerging Markets Series	Monitoring investor exposure and investment strategy	Quarterly
U.S. Institutional Investment Consultants	DFA International Value Series	Monitoring investor exposure and investment strategy	Quarterly
Wescott Financial Advisory Group LLC	Tax-Managed Value Series	Monitoring investor exposure and investment strategy	Monthly
Wilshire Associates	DFA International Value Series	Monitoring investor exposure and investment strategy	Quarterly
Wurts & Associates	All Series	Monitoring investor exposure and investment strategy	Monthly
In addition, certain employees of the Advisor and its subsidiaries receive Holdings Information on a quarterly, monthly or daily basis, or upon request, in order to perform their business functions.  None of the Series, the Advisor or any other party receives any compensation in connection with these arrangements.

The Policy includes the following procedures to ensure that disclosure of Holdings Information is in the best interests of shareholders, and to address any conflicts between the interests of shareholders, on the one hand, and the interests of the Advisor, DFAS or any affiliated person of the Trust, the Advisor or DFAS, on the other.  In order to protect the interests of shareholders, the Series, and to ensure no adverse effect on shareholders, in the limited circumstances where a Designated Person is considering making non-public Holdings Information available to a Recipient, the Advisor’s Director of Institutional Services and the Chief Compliance Officer will consider any conflicts of interest.  If the Chief Compliance Officer, following appropriate due diligence, determines in his or her reasonable judgment that (1) the Series has a legitimate business purpose for providing the non-public Holdings Information to a Recipient, and (2) disclosure of non-public Holdings Information to the Recipient would be in the interests of the shareholders and outweighs possible reasonably anticipated adverse effects, then the Chief Compliance Officer may approve the proposed disclosure.

The Chief Compliance Officer documents all disclosures of non-public Holdings Information (including the legitimate business purpose for the disclosure), and periodically reports to the

Board on such arrangements.  The Chief Compliance Officer is also responsible for ongoing monitoring of the distribution and use of non-public Holdings Information.  Such arrangements are reviewed by the Chief Compliance Officer on an annual basis.  Specifically, the Chief Compliance Officer requests an annual certification from each Recipient that the Recipient has complied with all terms contained in the Nondisclosure Agreement.  Recipients who fail to provide the requested certifications are prohibited from receiving non-public Holdings Information.

The Board exercises continuing oversight of the disclosure of Holdings Information by:  (1) overseeing the implementation and enforcement of the Policy by the Chief Compliance Officer of the Advisor and of the Trust; (2) considering reports and recommendations by the Chief Compliance Officer concerning the implementation of the Policy and any material compliance matters that may arise in connection with the Policy; and (3) considering whether to approve or ratify any amendments to the Policy.  The Advisor and the Board reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.

Prohibitions on Disclosure of Portfolio Holdings and Receipt of Compensation.  No person is authorized to disclose Holdings Information or other investment positions (whether online at http://www.dimensional.com, in writing, by fax, by e-mail, orally or by other means) except in accordance with the Policy.  In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure is otherwise in violation of the antifraud provisions of the federal securities laws.

The Policy prohibits a Series, the Advisor or an affiliate thereof from receiving any compensation or other consideration of any type for the purpose of obtaining disclosure of non-public Holdings Information or other investment positions.  “Consideration” includes any agreement to maintain assets in the Series or in other investment companies or accounts managed by the Advisor or by any affiliated person of the Advisor.

The Policy and its procedures are intended to provide useful information concerning the Series to existing and prospective shareholders, while at the same time preventing the improper use of Holdings Information.  However, there can be no assurance that the furnishing of any Holdings Information is not susceptible to inappropriate uses, particularly in the hands of sophisticated investors, or that the Holdings Information will not in fact be misused in other ways, beyond the control of the Advisor.

Item 17.  Management of the Fund.

Items 17(a), (b) and (c)

Organization of the Board

The Board is responsible for establishing the Trust’s policies and for overseeing the management of the Trust.  The Board elects the officers of the Trust, who, along with third party service providers, are responsible for administering the day-to-day operations of the Trust.  The Board is comprised of two interested Trustees and six disinterested Trustees.  David G. Booth, an interested Trustee, is Chairman of the Board.  The Board has not found it necessary to appoint a lead disinterested Trustee because it believes that the existing structure of the Board allows for effective communication among the disinterested Trustees, between the disinterested Trustees and interested Trustees, as well as between the disinterested Trustees and management.  The existing Board structure for the Trust also provides the disinterested Trustees with adequate influence over the governance of the Board and the Trust, while also providing the Board with the invaluable insight of the two interested Trustees, who, as both officers of the Trust and the Advisor, participate in the day-to-day management of the Trust’s affairs, including risk management.

The agenda for each quarterly meeting of the Board is provided at least two weeks prior to the meeting to the disinterested Trustees in order to provide the disinterested Trustees with the opportunity to contact Trust management and/or the disinterested Trustees’ independent counsel regarding agenda items.  In addition, the disinterested Trustees regularly communicate with Mr. Booth regarding items of interest to them in between regularly scheduled meetings of the Board.  The Board meets in person at least four times each year and by telephone at other times.  At each in-person meeting, the disinterested Trustees meet in executive session with their independent counsel to discuss matters outside the presence of management.

The Board has four standing committees.  The Audit Committee, Nominating Committee and Portfolio Performance and Service Review Committee (“Performance Committee”) are composed entirely of disinterested Trustees.  As described below, through these Committees, the disinterested Trustees have direct oversight of the Trust’s accounting and financial reporting policies, the selection and nomination of candidates to the Trust’s Board and the review of the investment performance of the series of the Trust and the performance of the Trust’s service providers.  The Independent Review Committee (the “Review Committee”) consists of both interested and disinterested Trustees.  The Review Committee assists the Board in carrying out its fiduciary duties with respect to the oversight of the Trust and its performance.

The Board’s Audit Committee is comprised of George M. Constantinides, Roger G. Ibbotson and Abbie J. Smith.  The Audit Committee for the Board oversees the Trust’s accounting and financial reporting policies and practices, the Trust’s internal controls, the Trust’s financial statements and the independent audits thereof and performs other oversight functions as requested by the Board.  The Audit Committee for the Board recommends the appointment of the Trust’s independent registered public accounting firm and also acts as a liaison between the Trust’s independent registered public accounting firm and the full Board.  There were two Audit Committee meetings held for the Trust during the fiscal year ended October 31, 2011.

The Board’s Nominating Committee is comprised of George M. Constantinides, John P. Gould, Roger G. Ibbotson, Edward P. Lazear, Myron S. Scholes and Abbie J. Smith.  The Nominating Committee for the Board makes recommendations for nominations of disinterested and interested members on the Board to the disinterested Board members and to the full board.  The Nominating Committee of the Board evaluates a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal service providers.  There was one Nominating Committee meeting held for the Trust during the fiscal year ended October 31, 2011.

The Board’s Performance Committee is comprised of George M. Constantinides, Roger G. Ibbotson, Abbie J. Smith, John P. Gould, Edward P. Lazear, and Myron S. Scholes.  The Performance Committee regularly reviews and monitors the investment performance of the Series and reviews the performance of the Trust’s service providers.  There were six Performance Committee meetings held for the Trust during the fiscal year ended October 31, 2011.

The Review Committee is comprised of John P. Gould, Edward P. Lazear, Myron S. Scholes and Eduardo A. Repetto. At the request of the Board or the Advisor, the Review Committee (i) reviews the design of possible new series of the Trust, (ii) reviews performance of existing Portfolios of the Trust, and discusses and recommends possible enhancements to the Series’ investment strategies, (iii) reviews proposals by the Advisor to modify or enhance the investment strategies or policies of each Series, and (iv) considers issues relating to investment services for each Series of the Trust.  There were two Review Committee meetings held for the Trust during the fiscal year ended October 31, 2011.

The Board, including all of the disinterested Trustees, oversees and approves the contracts of the third party service providers that provide advisory, administrative, custodial and other services to the Trust.

Board Oversight of Risk Management

The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by Trust management and the Advisor.  These reports address certain investment, valuation and compliance matters.  The Board also may receive special written reports or presentations on a variety of risk issues, either upon the Board’s request or upon the initiative of the Advisor.  In addition, the Audit Committee of the Board meets regularly with management of the Advisor to review reports on the Advisor’s examinations of functions and processes that affect the Trust.

With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Trust’s Series.  The Board discusses these reports and the Series’ performance and investment risks with management of the Advisor at the Board’s regular meetings.  The Investment Committee of the Advisor meets regularly to discuss a variety of issues, including the impact that the investment in particular securities or instruments, such as derivatives, may have on the Series.  To the extent that the Investment Committee of the Advisor decides to materially change an investment strategy or policy of a Series and such change could have a significant impact on the Series’ risk profile, the Advisor will present such change to the Board for their approval.

With respect to valuation, the Advisor and the Trust’s Administrative and Accounting Agent provide regular written reports to the Board that enables the Board to review fair valued securities in a particular Series.  Such reports also include information concerning illiquid and any worthless securities held by each Series.  In addition, the Trust’s Audit Committee reviews valuation procedures and pricing results with the Trust’s independent registered public accounting firm in connection with such Committee’s review of the results of the audit of each Series’ year-end financial statements.

With respect to compliance risks, the Board receives regular compliance reports prepared by the Advisor’s compliance group and meets regularly with the Trust’s Chief Compliance Officer (the “CCO”) to discuss compliance issues, including compliance risks.  As required under SEC rules, the disinterested Trustees meet at least quarterly in executive session with the CCO, and the CCO prepares and presents an annual written compliance report to the Board.  The Board adopts compliance policies and procedures for the Trust and receives information about the compliance procedures in place for the Trust’s service providers.  The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

The Advisor periodically provides information to the Board relevant to enterprise risk management describing the way in which certain risks are managed at the complex-wide level by the Advisor.  Such presentations include areas such as counter-party risk, material fund vendor or service provider risk, investment risk, reputational risk, personnel risk and business continuity risk.

Trustee Qualifications

When a vacancy occurs on the Board, the Nominating Committee evaluates a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal Trust service providers.  The Nominating Committee will consider nominees recommended by Qualifying Fund Shareholders if a vacancy occurs among Board members.  A Qualifying Fund Shareholder is a shareholder, or group of shareholders, that:  (i) owns of record, or beneficially through a financial intermediary, 5% or more of the Trust’s outstanding shares, and (ii) has owned such shares for 12 months or more prior to submitting the recommendation to the Committee.  Such recommendations shall be directed to the Secretary of the Trust at 6300 Bee Cave Road, Building One, Austin, Texas 78746.  The Qualifying Fund Shareholder’s letter should include:  (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of each Series of the Trust that are owned of record and beneficially by such Qualifying Fund Shareholder, and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee’s resume or curriculum vitae.  The Qualifying Fund Shareholder’s letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders.  The Committee also may seek such additional information about the nominee as the Committee considers appropriate, including information relating to such nominee that is required to be disclosed in solicitations or proxies for the election of Board members.

The Nominating Committee believes that it is in the best interests of the Trust and its shareholders to obtain highly-qualified individuals to serve as members of the Board.  The Board believes that each Trustee currently serving on the Board has the experience, qualifications, attributes and skills to allow the Board to effectively oversee the management of the Trust and protect the interests of shareholders.  The Board noted that each Trustee had professional experience in areas of importance for investment companies.  The Board considered that each disinterested Trustee held an academic position in the areas of finance, economics or accounting.  The Board also noted that John P. Gould, Myron S. Scholes and Abbie J. Smith each had experience serving as a director on the boards of operating companies and/or other investment companies.  In addition, the Board considered that David G. Booth and Eduardo A. Repetto contributed valuable experience due to their positions with the Advisor.  Certain biographical information for each disinterested Trustee and each interested Trustee of the Trust is set forth in the tables below, including a description of each Trustee’s experience as a Trustee of the Trust and as a director or trustee of other funds, as well as other recent professional experience.

Disinterested Trustees

Name, Address and Age	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2† Overseen	Other Directorships of Public Companies Held During Past 5 Years
George M. Constantinides University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 Age: 64	Trustee	Since Inception	Leo Melamed Professor of Finance, University of Chicago Booth School of Business.	97 portfolios in 4 investment companies	None
John P. Gould University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 Age: 73	Trustee	Since Inception
Steven G. Rothmeier Distinguished Service Professor of Economics, University of Chicago Booth School of Business (since 1965). Member and Chair, Competitive Markets Advisory Council, Chicago Mercantile Exchange (futures trading exchange) (since 2004). Formerly, Director of UNext Inc. (1999-2006). Formerly, Member of the Board of Milwaukee Insurance Company (1997-2010).
				97 portfolios in 4 investment companies	Trustee, Harbor Funds (registered investment company) (28 Portfolios) (since 1994).

Name, Address and Age	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2† Overseen	Other Directorships of Public Companies Held During Past 5 Years
Roger G. Ibbotson Yale School of Management P.O. Box 208200 New Haven, CT 06520-8200 Age: 68	Trustee	Since Inception
Professor in Practice of Finance, Yale School of Management (since 1984). Consultant to Morningstar, Inc. (since 2006). Chairman, CIO and Partner, Zebra Capital Management, LLC (hedge fund and asset manager) (since 2001). Formerly, Chairman, Ibbotson Associates, Inc., Chicago, IL (software, data, publishing and consulting) (1977-2006). Formerly, Director, BIRR Portfolio Analysis, Inc. (software products) (1990-2010).
				97 portfolios in 4 investment companies	None
Edward P. Lazear Stanford University Graduate School of Business 518 Memorial Way Stanford, CA 94305-5015 Age: 64	Trustee	Since 2010
Morris Arnold Cox Senior Fellow, Hoover Institution (since 2002). Jack Steele Parker Professor of Human Resources Management and Economics, Graduate School of Business, Stanford University (since 1995). Cornerstone Research (expert testimony and economic and financial analysis) (since 2009).  Formerly, Chairman of the President George W. Bush’s Council of Economic Advisers (2006- 2009). Council of Economic Advisors, State of California (2005-2006). Commissioner, White House Panel on Tax Reform (2005).
				97 portfolios in 4 investment companies	None
Myron S. Scholes c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 Age: 70	Trustee	Since Inception
Frank E. Buck Professor Emeritus of Finance, Stanford University (since 1981). Formerly, Chairman, Platinum Grove Asset Management L.P. (hedge fund) (formerly, Oak Hill Platinum Partners) (1999-2009).  Formerly, Managing Partner, Oak Hill Capital Management (private equity firm) (until 2004).
				97 portfolios in 4 investment companies	Director, American Century Fund Complex (registered investment companies) (40 Portfolios) (since 1980). Formerly, Director, Chicago Mercantile Exchange (2001-2008).

Name, Address and Age	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2† Overseen	Other Directorships of Public Companies Held During Past 5 Years
Abbie J. Smith University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 Age: 58	Trustee	Since 2000
Boris and Irene Stern Distinguished Service Professor of Accounting, University of Chicago Booth School of Business (since 1980); Co-Director Investment Research, Fundamental Investment Advisors (hedge fund) (since 2008).
97 portfolios in 4 investment companies
Director, HNI Corporation (formerly known as HON Industries Inc.) (office furniture) (since 2000); Director, Ryder System Inc. (transportation, logistics and supply-chain management) (since 2003); and Trustee, UBS Funds (3 investment companies within the fund complex) (52 portfolios) (since 2009).

Interested Trustees

Name, Address and Age	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2† Overseen	Other Directorships of Public Companies Held During Past 5 Years
David G. Booth 6300 Bee Cave Road, Building One Austin, TX 78746 Age: 65	Chairman, Trustee, President and Co-Chief Executive Officer	Since Inception
Chairman, Director/Trustee, President, Co-Chief Executive Officer and, formerly, Chief Executive Officer (until 1/1/2010) and Chief Investment Officer (2003 to 3/30/2007) of the following companies: Dimensional Fund Advisors LP, DFA Securities LLC, Dimensional Emerging Markets Value Fund, DFAIDG, Dimensional Investment Group Inc. and the Trust.  Chairman, Director, President and Co-Chief Executive Officer of Dimensional Holdings Inc. and formerly Chief Executive Officer (until 1/1/2010) and Chief Investment Officer (until 3/30/2007). Director of Dimensional Fund Advisors Ltd. and formerly, Chief Investment Officer. Director of DFA Australia Limited and formerly, President and Chief Investment Officer.  Director of Dimensional Funds PLC and Dimensional Funds II PLC.  Limited Partner, Oak Hill Partners (since 2001) and VSC Investors, LLC (since 2007). Trustee, University of Chicago.  Trustee, University of Kansas Endowment Association. Formerly, Director, SA Funds (registered investment company). Chairman, Director and Co-Chief Executive Officer of Dimensional Fund Advisors Canada ULC. Director, Dimensional Cayman Commodity Fund I Ltd.
				97 portfolios in 4 investment companies	None

Name, Address and Age	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2† Overseen	Other Directorships of Public Companies Held During Past 5 Years
Eduardo A. Repetto 6300 Bee Cave Road, Building One Austin, TX 78746 Age: 45	Trustee, Co-Chief Executive Officer and Chief Investment Officer	Since 2009
Co-Chief Executive Officer (beginning January 2010), Chief Investment Officer (beginning March 2007) and formerly, Vice President of Dimensional Fund Advisors LP, Dimensional Holdings Inc., DFA Securities LLC, Dimensional Emerging Markets Value Fund, DFAIDG, Dimensional Investment Group Inc., the Trust, and Dimensional Fund Advisors Canada ULC; Director of all such entities except Dimensional Fund Advisors LP and DFA Securities LLC. Chief Investment Officer, Vice President and Director of DFA Australia Limited. Director of Dimensional Fund Advisors Ltd., Dimensional Funds PLC , Dimensional Funds II PLC and Dimensional Cayman Commodity Funds I Ltd.
				97 portfolios in 4 investment companies	None

1	Each Trustee holds office for an indefinite term until his or her successor is elected and qualified.

2
Each Trustee is a director or trustee of each of the four registered investment companies within the DFA Fund Complex, which include:  the Trust; DFAIDG.; DIG.; and the Dimensional Emerging Markets Value Fund.  Each Disinterested Trustee also serves on the Independent Review Committee of the Dimensional Funds, mutual funds registered in the provinces of Canada and managed by the Advisor’s affiliate, Dimensional Fund Advisors Canada ULC.

†
The term DFA Fund Complex refers to all registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors on the boards of such companies.

Information relating to each Trustee’s ownership of shares of the Series of the Trust and in all registered investment companies in the DFA Fund Complex as of December 31, 2011 is set forth in the chart below.

Name	Dollar Range of Series Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustee in Family of Investment Companies
Disinterested Trustees:
George M. Constantinides	None	None Directly; Over $100,000 in Simulated Funds**

Name	Dollar Range of Series Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustee in Family of Investment Companies
John P. Gould	None	None Directly; Over $100,000 in Simulated Funds**
Roger G. Ibbotson	None	Over $100,000; Over $100,000 in Simulated Funds**
Edward P. Lazear	None	None Directly
Myron S. Scholes	None	$50,001-$100,000; Over $100,000 in Simulated Funds**
Abbie J. Smith	None	None Directly; Over $100,000 in Simulated Funds**

Name	Dollar Range of Series Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustees in Family of Investment Companies
Interested Trustees:
David G. Booth	None	Over $100,000
Eduardo A. Repetto	None	Over $100,000

**
As discussed below, the compensation to certain of the Disinterested Trustees may be in amounts that correspond to a hypothetical investment in a cross-section of the DFA Funds.  Thus, the Disinterested Trustees who are so compensated experience the same investment returns that are experienced by shareholders of the DFA Funds although the Disinterested Trustees do not directly own shares of the DFA Funds.

Compensation.  Set forth below is a table listing, for each Trustee entitled to receive compensation, the compensation received from the Trust during the fiscal year ended October 31, 2011, and the total compensation received from all four registered investment companies for which the Advisor served as investment advisor or administrator during that same fiscal year.  The table also provides the compensation paid by the Trust to the Trust’s Chief Compliance Officer for the year ended October 31, 2011.

Name and Position	Aggregate Compensation from the Trust*	Pension or Retirement Benefits as Part of Expenses	Estimated Annual Benefit upon Retirement	Total Compensation from Funds and DFA Fund Complex Paid to Trustees†
George M. Constantinides Trustee	$51,757	N/A	N/A	$222,000
John P. Gould Trustee	$51,757	N/A	N/A	$222,000
Roger G. Ibbotson Trustee	$54,093	N/A	N/A	$232,000
Edward P. Lazear Trustee	$43,297	N/A	N/A	$188,000

Name and Position	Aggregate Compensation from the Trust*	Pension or Retirement Benefits as Part of Expenses	Estimated Annual Benefit upon Retirement	Total Compensation from Funds and DFA Fund Complex Paid to Trustees†
Myron S. Scholes Trustee	$51,757	N/A	N/A	$222,000
Abbie J. Smith Trustee	$51,757	N/A	N/A	$222,000
Christopher S. Crossan Chief Compliance Officer	$83,584	N/A	N/A	N/A

†
The term “DFA Fund Complex” refers to the four registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors/trustees on the Boards of Directors/Trustees of such companies.

*
Under a deferred compensation plan (the “Plan”) adopted effective January 1, 2002, the Disinterested Trustees may defer receipt of all or a portion of the compensation for serving as members of the four Boards of Directors/Trustees of the investment companies in the DFA Fund Complex (the “DFA Funds”).  Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the “Reference Funds” or “Simulated Funds”).  The amounts ultimately received by the Disinterested Trustees under the Plan will be directly linked to the investment performance of the Reference Funds.  Deferral of fees in accordance with the Plan will have a negligible effect on a fund’s assets, liabilities, and net income per share, and will not obligate a fund to retain the services of any Disinterested Trustee or to pay any particular level of compensation to the Disinterested Trustee.  The total amount of deferred compensation accrued by the Disinterested Trustees from the DFA Fund Complex who participated in the Plan during the fiscal year ended October 31, 2011 is as follows:  $232,000 (Mr. Ibbotson).  A Disinterested Trustee’s deferred compensation will be distributed at the earlier of:  (a) January in the year after the Disinterested Trustee’s resignation from the Boards of Directors/Trustees of the DFA Funds, or death or disability, or (b) five years following the first deferral, in such amounts as the disinterested Trustee has specified.  The obligations of the DFA Funds to make payments under the Plan will be unsecured general obligations of the DFA Funds, payable out of the general assets and property of the DFA Funds.

Officers

Below is the name, age, and information regarding positions with the Trust and the principal occupation for each officer of the Trust.  The address of each officer is 6300 Bee Cave Road, Building One, Austin, Texas 78746.  Each officer listed below holds the same office (except as otherwise noted) in the following entities:  Dimensional Fund Advisors LP, DFA Securities LLC, Dimensional Holdings Inc., DFAIDG, DIG, the Trust, and Dimensional Emerging Markets Value Fund (collectively, the “DFA Entities”).

Name and Age	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
April A. Aandal Age: 49	Vice President	Since 2008
Vice President of all the DFA Entities.  Vice President, Global Business Development (since October 2011) Formerly, Chief Learning Officer of Dimensional Fund Advisors LP (2008-2011).  Formerly Regional Director of Dimensional Fund Advisors LP (2004-2008).

Name and Age	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Darryl D. Avery Age: 45	Vice President	Since 2005	Vice President of all the DFA Entities.
Arthur H. Barlow Age: 56	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.
John T. Blood Age: 43	Vice President	Since 2011
Vice President of all the DFA Entities.  Regional Director for Dimensional (since 2010). Formerly, Chief Market Strategist at Commonwealth Financial (2007-2010); Director of Research at Commonwealth Financial (2000-2007).

Scott A. Bosworth Age: 43	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP (since November 1997).
Valerie A. Brown Age: 45	Vice President and Assistant Secretary	Since 2001	Vice President and Assistant Secretary of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd., and Dimensional Fund Advisors Canada ULC.
David P. Butler Age: 47	Vice President	Since 2007
Vice President of all the DFA Entities. Director of Global Financial Advisor Services of Dimensional Fund Advisors LP (since 2008). Formerly, Director US Financial Advisor Services of Dimensional Fund Advisors LP (since January 2005).

James G. Charles Age: 55	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional (2008-2010); Vice President, Client Portfolio Manager at American Century Investments (2001-2008).
Joseph H. Chi Age: 45	Vice President	Since 2009
Vice President of all the DFA Entities.  Senior Portfolio Manager for Dimensional Fund Advisors LP (since January 2012).  Formerly, Portfolio Manager for Dimensional Fund Advisors LP (October 2005 to January 2012).

Stephen A. Clark Age: 39	Vice President	Since 2004	Vice President of all the DFA Entities.
Robert P. Cornell Age: 62	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Financial Services Group of Dimensional Fund Advisors LP (since August 1993).
George H. Crane Age: 56	Vice President	Since 2010
Vice President of all the DFA Entities.  Formerly, Senior Vice President and Managing Director at State Street Bank & Trust Company (2007-2008); Managing Director, Head of Investment Administration and Operations at State Street Research & Management Company (2002-2005).

Christopher S. Crossan Age: 46	Vice President and Global Chief Compliance Officer	Since 2004	Vice President and Chief Compliance Officer of all the DFA Entities.
James L. Davis Age: 55	Vice President	Since 1999	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.
Robert T. Deere Age: 54	Vice President	Since 1994	Vice President of all the DFA Entities and DFA Australia Limited.
Peter F. Dillard Age: 40	Vice President	Since 2010
Vice President of all the DFA Entities.  Research Associate for Dimensional Fund Advisors, LP (since August 2008).  Formerly, Research Assistant for DFA from April 2006 – August 2008.  Prior to April 2006, Manager at Hilton Hotels Corp. (September 2004 – April 2006).

Robert W. Dintzner Age: 41	Vice President	Since 2001	Vice President of all the DFA Entities. Chief Communications Officer (since 2010).
Richard A. Eustice Age: 46	Vice President and Assistant Secretary	Since 1998
Vice President and Assistant Secretary of all the DFA Entities and DFA Australia Limited. Chief Operating Officer of Dimensional Fund Advisors Ltd. (since July 2008).  Formerly, Vice President of Dimensional Fund Advisors Ltd.

Gretchen A. Flicker Age: 40	Vice President	Since 2004	Vice President of all the DFA Entities.
Jed S. Fogdall Age: 37	Vice President	Since 2008
Vice President of all the DFA Entities.  Senior Portfolio Manager for Dimensional Fund Advisors LP (since January 2012). Formerly, Portfolio Manager for Dimensional Fund Advisors LP (September 2004 to January 2012).

Jeremy P. Freeman Age: 41	Vice President	Since 2009
Vice President of all the DFA Entities.  Senior Technology Manager for Dimensional Fund Advisors LP (since June 2006).  Formerly, Principal at AIM Investments/Amvescap PLC (now Invesco) (June 1998 – June 2006).

Name and Age	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Mark R. Gochnour Age: 44	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP.
Henry F. Gray Age: 44	Vice President	Since 2000	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited.
John T. Gray Age: 37	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Regional Director of Dimensional Fund Advisors LP (January 2005 to February 2007).
Joel H. Hefner Age: 44	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP (since June 1998).
Julie C. Henderson Age: 37	Vice President and Controller	Since 2005	Vice President and Fund Controller of all the DFA Entities.
Kevin B. Hight Age: 44	Vice President	Since 2005	Vice President of all the DFA Entities.
Christine W. Ho Age: 44	Vice President	Since 2004	Vice President of all the DFA Entities.
Michael C. Horvath Age: 51	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Managing Director, Co-Head Global Consultant Relations at BlackRock (2004-2011).
Jeff J. Jeon Age: 38	Vice President	Since 2004	Vice President of all the DFA Entities.
Patrick M. Keating Age: 57	Vice President	Since 2003
Vice President of all the DFA Entities and Chief Operating Officer of Dimensional Fund Advisors LP. Director, Vice President, and Chief Privacy Officer of Dimensional Fund Advisors Canada ULC. Director of DFA Australia Limited.

David M. Kershner Age: 40	Vice President	Since 2010	Vice President of all the DFA Entities. Portfolio Manager for Dimensional Fund Advisors LP (since June 2004).
Timothy R. Kohn Age: 40	Vice President	Since 2011	Vice President of all the DFA Entities. Head of Defined Contribution Sales for Dimensional (since August 2010). Formerly, Chief DC Strategist, Barclays Global Investors (2005-2009)
Joseph F. Kolerich Age: 40	Vice President	Since 2004
Vice President of all the DFA Entities. Senior Portfolio Manager for Dimensional Fund Advisors LP (since January 2012).  Formerly, Portfolio Manager for Dimensional Fund Advisors LP (April 2001 to January 2012).

Stephen W. Kurad Age: 43	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional (2007-2010).
Michael F. Lane Age: 44	Vice President	Since 2004	Vice President of all the DFA Entities.
Francis R. Lao Age: 42	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Vice President – Global Operations at Janus Capital Group (2005-2011).
Juliet H. Lee Age: 41	Vice President	Since 2005	Vice President of all the DFA Entities. Human Resources Manager of Dimensional Fund Advisors LP (since January 2004).
Marlena I. Lee Age: 31	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Research Associate for Dimensional (July 2008-2010).
Apollo D. Lupescu Age: 42	Vice President	Since 2009	Vice President of all the DFA Entities. Regional Director for Dimensional Fund Advisors LP (since February 2004).
Kenneth M. Manell Age: 39	Vice President	Since 2010	Vice President of all the DFA Entities. Counsel for Dimensional Fund Advisors LP (since September 2006). Formerly, Assistant General Counsel at Castle & Cooke (January 2004 – September 2006).
Aaron M. Marcus Age: 41	Vice President and Head of Global Human Resources	Since 2008
Vice President of all DFA Entities and Head of Global Human Resources of Dimensional Fund Advisors LP.  Formerly, Global Head of Recruiting and Vice President of Goldman Sachs & Co. (June 2006 to January 2008); Global Co-Head of HR of the Equities & FICC Division, and Vice President of Goldman Sachs & Co. (May 2005 to May 2006).

David R. Martin Age: 55	Vice President, Chief Financial Officer and Treasurer	Since 2007
Vice President, Chief Financial Officer and Treasurer of all the DFA Entities.  Director, Vice President, Chief Financial Officer and Treasurer of Dimensional Fund Advisors Ltd. and DFA Australia Limited.  Chief Financial Officer, Treasurer, and Vice President of Dimensional Fund Advisors Canada ULC.  Director of Dimensional Funds PLC and Dimensional Funds II PLC.  Formerly, Executive Vice President and Chief Financial Officer of Janus Capital Group Inc. (June 2005 to March 2007).

Name and Age	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Catherine L. Newell Age: 47	Vice President and Secretary	Vice President since 1997 and Secretary since 2000
Vice President and Secretary of all the DFA Entities. Director, Vice President and Secretary of DFA Australia Limited. Director, Vice President and Secretary of Dimensional Fund Advisors Ltd. (since February 2002, April 1997, and May 2002, respectively). Vice President and Secretary of Dimensional Fund Advisors Canada ULC. Director of Dimensional Funds PLC and Dimensional Funds II PLC (since 2002 and 2006, respectively).

Christian Newton Age: 36	Vice President	Since 2009	Vice President of all the DFA Entities. Web Services Manager for Dimensional Fund Advisors LP (since January 2008). Formerly, Design Manager (2005 – 2008) of Dimensional Fund Advisors LP.
Pamela B. Noble Age: 47	Vice President	Since 2011	Vice President of all the DFA Entities. Portfolio Manager for Dimensional (since 2008). Formerly, Vice President and Portfolio Manager at USAA Investment Management Company (2001-2006).
Carolyn L. O Age: 37	Vice President	Since 2010	Vice President of all the DFA Entities. Counsel for Dimensional Fund Advisors LP (since September 2007). Prior to September 2007, Associate at K&L Gates LLP (January 2004 – September 2007).
Gerard K. O’Reilly Age: 35	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Research Associate of Dimensional Fund Advisors LP (2004 to 2006).
Daniel C. Ong Age: 38	Vice President	Since 2009	Vice President of all the DFA Entities. Portfolio Manager for Dimensional Fund Advisors LP (since July 2005).
Kyle K. Ozaki Age: 33	Vice President	Since 2010
Vice President of all the DFA Entities.  Senior Compliance Officer for Dimensional Fund Advisors LP (since January 2008).  Formerly, Compliance Officer (February 2006 – December 2007) and Compliance Analyst (August 2004 – January 2006).

David A. Plecha Age: 50	Vice President	Since 1993	Vice President of all the DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Ltd.
Allen Pu Age: 41	Vice President	Since 2011	Vice President of all the DFA Entities. Portfolio Manager for Dimensional (since 2006).
Stephen A. Quance Age: 37	Vice President	Since 2011	Vice President of all the DFA Entities. Portfolio Manager for Dimensional (since 2006).
Theodore W. Randall Age: 38	Vice President	Since 2008	Vice President of all the DFA Entities. Formerly, Research Associate of Dimensional Fund Advisors LP (2006 to 2008); Systems Developer of Dimensional Fund Advisors LP (2001 to 2006).
L. Jacobo Rodríguez Age: 40	Vice President	Since 2005	Vice President of all the DFA Entities.
Julie A. Saft Age: 52	Vice President	Since 2010	Vice President of all the DFA Entities. Client Systems Manager for Dimensional Fund Advisors LP (since July 2008). Formerly, Senior Manager at Vanguard (November 1997 – July 2008).
David E. Schneider Age: 66	Vice President	Since 2001	Vice President of all the DFA Entities. Director of Institutional Services of Dimensional Fund Advisors LP.
Walid A. Shinnawi Age: 50	Vice President	Since 2010	Vice President of all the DFA Entities. Regional Director for Dimensional Fund Advisors LP (since March 2006). Formerly, Senior Director at Moody’s KMV (1999-March 2006).
Bruce A. Simmons Age: 47	Vice President	Since 2009
Vice President of all the DFA Entities.  Investment Operations Manager for Dimensional Fund Advisors LP (since May 2007).  Formerly, Vice President Client and Fund Reporting at Mellon Financial (September 2005 – May 2007).

Ted R. Simpson Age: 43	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP (since December 2002).
Bryce D. Skaff Age: 37	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Regional Director of Dimensional Fund Advisors LP (December 1999 to January 2007).
Andrew D. Smith Age: 43	Vice President	Since 2011	Vice President of all the DFA Entities. Project Manager for Dimensional (since 2007). Formerly, Business Analyst Manager, National Instruments (2003-2007).
Grady M. Smith Age: 55	Vice President	Since 2004	Vice President of all the DFA Entities.
Carl G. Snyder Age: 48	Vice President	Since 2000	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited.

Name and Age	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Lawrence R. Spieth Age: 64	Vice President	Since 2004	Vice President of all the DFA Entities.
Bradley G. Steiman Age: 38	Vice President	Since 2004	Vice President of all the DFA Entities and Director and Vice President of Dimensional Fund Advisors Canada ULC.
Robert C. Trotter Age: 53	Vice President	Since 2009	Vice President of all the DFA Entities. Senior Manager Technology for Dimensional Fund Advisors LP (since March 2007). Formerly, Director of Technology at AMVESCAP (2002 – 2007).
Karen E. Umland Age: 45	Vice President	Since 1997	Vice President of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd., and Dimensional Fund Advisors Canada ULC.
Brian J. Walsh Age: 42	Vice President	Since 2009	Vice President of all the DFA Entities. Portfolio Manager for Dimensional Fund Advisors LP (since 2004).
Weston J. Wellington Age: 60	Vice President	Since 1997	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited.
Ryan J. Wiley Age: 35	Vice President	Since 2007	Vice President of all the DFA Entities. Senior Trader of Dimensional Fund Advisors LP. Formerly, Portfolio Manager (2006 to 2007) and Trader (2001 to 2006).
Paul E. Wise Age: 56	Vice President	Since 2005	Vice President of all the DFA Entities. Chief Technology Officer for Dimensional Fund Advisors LP (since 2004).
Faith A. Yando Age: 49	Vice President	Since 2011
Vice President of all the DFA Entities. Formerly, Senior Vice President, Global Public Relations at Natixis Global Asset Management (2008-2011); Senior Vice President, Media Relations at Bank of America (2007-2008).

Joseph L. Young Age: 33	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional (2005-2010).

1	Each officer holds office for an indefinite term at the pleasure of the Board and until his or her successor is elected and qualified.

Item 17(d)  Sales Loads.  Not applicable.

Item 17(e)  Code of Ethics.  The Trust, the Advisor and DFAS have adopted a Code of Ethics, under Rule 17j-1 of the 1940 Act, for certain access persons of the Series.  The Code of Ethics is designed to ensure that access persons act in the best interests of the Series and their shareholders with respect to any personal trading of securities.  Under the Code of Ethics, access persons are generally prohibited from knowingly buying or selling securities (except for shares of mutual funds, U.S. government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by a Series unless the access persons’ proposed purchases are approved in advance.  The Code of Ethics also contains certain reporting requirements and securities trading clearance procedures.

Item 17(f)  Proxy Voting Policies.  The Board has delegated the authority to vote proxies for the portfolio securities held by the Series to the Advisor in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by the Advisor.  The Voting Guidelines are largely based on those developed by International Shareholder Services, Inc. (“ISS”), an independent third party, except with respect to certain matters for which the Advisor has modified the standard voting guidelines.  A concise summary of the Voting Guidelines is provided in an Appendix to this SAI.

The Investment Committee at the Advisor is generally responsible for overseeing the Advisor’s proxy voting process.  The Investment Committee has formed a Corporate Governance

Committee (“Committee”) composed of certain officers, directors and other personnel of the Advisor and has delegated to its members authority to (i) oversee the voting of proxies; (ii) make determinations as to how to vote certain specific proxies; (iii) verify the on-going compliance with the Voting Policies; and (iv) review the Voting Policies from time to time and recommend changes to the Investment Committee.  The Committee may designate one or more of its members to oversee specific, ongoing compliance with respect to the Voting Policies and may designate other personnel of the Advisor to vote proxies on behalf of the Series, including all authorized traders of the Advisor.

The Advisor seeks to vote (or refrains from voting) proxies in a manner that the Advisor determines is in best interests of the Series, and which seeks to maximize the value of the Series’ investments. Generally, the Advisor analyzes proxy statements on behalf of the Series and instructs the vote (or refrains from voting) in accordance with the Voting Policies and the Voting Guidelines.  Since most proxies the Advisor receives are instructed to be voted in accordance with the Voting Guidelines, proxies voted should not result from conflicts of interest.  However, the Proxy Policies do address the procedures to be followed if a conflict of interest arises between the interests of the Series and the interests of the Advisor or its affiliates.  If a Committee member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines (or in the case where the Voting Guidelines do not prescribe a particular vote and the proposed vote is contrary to the recommendation of ISS), the Committee member will bring the vote to the Committee which will (a) determine how the vote should be cast keeping in mind the principle of preserving shareholder value, or (b) determine to abstain from voting, unless abstaining would be materially adverse to the interest of the Series.  To the extent the Committee makes a determination regarding how to vote or to abstain for a proxy on behalf of a Series in the circumstances described in this paragraph, the Advisor will report annually on such determinations to the Board.

The Advisor will usually instruct the voting of proxies in accordance with the Voting Guidelines.  The Voting Guidelines provide a framework for analysis and decision-making; however, the Voting Guidelines do not address all potential issues.  In order to be able to address all the relevant facts and circumstances related to a proxy vote, the Advisor reserves the right to instruct votes counter to the Voting Guidelines if, after a review of the matter, the Advisor believes that the best interests of the Series would be served by such a vote.  In such a circumstance, the analysis will be documented in writing and periodically presented to the Committee.  To the extent that the Voting Guidelines do not cover potential voting issues, the Advisor will instruct the vote on such issues in a manner that is consistent with the spirit of the Voting Guidelines and that the Advisor believes would be in the best interests of the Series.

The Advisor seeks to vote (or refrain from voting) proxies in a manner that the Advisor determines is in the best interests of a Series and which seeks to maximize the value of that Series’ investments.  In some cases, the Advisor may determine that it is in the best interests of a Series to refrain from exercising proxy voting rights.  The Advisor may determine that voting is not in the best interest of a Series and refrain from voting if the costs, including the opportunity costs, of voting would, in the view of the Advisor, exceed the expected benefits of voting.  For securities on loan, the Advisor will balance the revenue-producing value of loans against the difficult-to-assess value of casting votes.  It is the Advisor’s belief that the expected value of casting a vote generally will be less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by the Advisor recalling loaned securities in order to ensure they are voted.  The Advisor does intend to recall securities on loan if, based upon the information in the Advisor’s possession, it determines that voting the securities is likely to materially affect the value of the Series’ investment and that it is in the Series’ best interests to do so.  In cases where the Advisor does not receive a solicitation or enough information within a sufficient time (as reasonably determined by the Advisor) prior to the proxy-voting deadline, the Advisor or its service provider may be unable to vote.

With respect to non-U.S. securities, it is typically both difficult and costly to vote proxies due to local regulations, customs, and other requirements or restrictions.  The Advisor does not intend to vote proxies of non-U.S. companies if the Advisor determines that the expected economic costs from voting outweigh the anticipated economic benefit to a Series associated with voting.  The Advisor intends to make its determination on whether to vote proxies of non-U.S. companies on a portfolio-by-portfolio basis, and generally seeks to implement uniform voting procedures for all proxies of companies in a country.  The Advisor periodically reviews voting logistics, including costs and other voting difficulties, on a portfolio-by-portfolio and country-by-country basis, in order to determine if there have been any material changes that would affect the Advisor’s decision of whether or not to vote.  In the event the Advisor is made aware of and believes an issue to be voted is likely to materially affect the economic value of a Series, that its vote is reasonably likely to influence the ultimate outcome of the contest, and the expected benefits of voting the proxies exceed the costs, the Advisor will seek to make every reasonable effort to vote such proxies.

The Advisor and the Trust have retained ISS to provide certain services with respect to proxy voting.  ISS will provide information on shareholder meeting dates and proxy materials; translate proxy materials printed in a foreign language; provide research on proxy proposals and voting recommendations in accordance with the Voting Guidelines; effect votes on behalf of the Series; and provide reports concerning the proxies voted (“Proxy Voting Services”).  In addition, the Advisor may retain the services of supplemental third party proxy service providers to provide research, among other things, on proxy proposals and voting recommendations for certain shareholder meetings, as identified in the Voting Guidelines.  Although the Advisor retains third-party service providers for proxy issues, the Advisor remains responsible for proxy voting decisions.  In the event that the Voting Guidelines are not implemented precisely as the Advisor intends because of the actions or omissions of any third party service providers, custodians or sub-custodians or other agents or any such persons experience any irregularities (e.g. misvotes or missed votes), then such instances will not necessarily be deemed by the Advisor as a breach of the Voting Policies.

Information regarding how each of the Series voted proxies related to its portfolio securities during the twelve-month period ended June 30 of each year is available, no later than August 31 of each year, without charge, (i) upon request, by calling collect:  (512) 306-7400; (ii) on the Advisor’s Web site at http://www.dimensional.com; or (iii) on the SEC’s Web site at http://www.sec.gov.

Item 18.  Control Persons and Principal Holders of Securities.

Item 18(a)  Control Persons.  As of January 31, 2012, there were no persons who may be deemed to control the following Series either by owning more than 25% of the voting securities of a Series directly, or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of a feeder portfolio investing its assets in a Series.

Item 18(b)  Principal Holders.  As of January 31, 2012, the following shareholders owned beneficially at least 5% of the outstanding shares of the Series, as set forth below.  Unless otherwise indicated, the address of each shareholder is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

Large Cap Value Series

DFA Investment Dimensions Group Inc. -
U.S. Large Cap Value Portfolio	78.61%

Dimensional Investment Group Inc. -
U.S. Large Cap Value Portfolio III	19.59%

Tax-Managed Value Series

DFA Investment Dimensions Group Inc. -
Tax-Managed U.S. Marketwide Value Portfolio	71.33%

Dimensional Investment Group Inc. -
Tax-Managed U.S. Marketwide Value Portfolio II	28.67%

International Value Series

Dimensional Investment Group Inc. -
DFA International Value Portfolio	75.65%

Dimensional Investment Group Inc. -
DFA International Value Portfolio III	16.90%

Japanese Series

DFA Investment Dimensions Group Inc. -
International Small Company Portfolio	86.84%

DFA Investment Dimensions Group Inc. -
Japanese Small Company Portfolio	13.16%

Asia Pacific Series

DFA Investment Dimensions Group Inc. -
International Small Company Portfolio	80.26%

DFA Investment Dimensions Group Inc. -
Asia Pacific Small Company Portfolio	19.74%

United Kingdom Series

DFA Investment Dimensions Group Inc. -
International Small Company Portfolio	97.19%

Continental Series

DFA Investment Dimensions Group Inc. -
International Small Company Portfolio	94.19%

DFA Investment Dimensions Group Inc. -
Continental Small Company Portfolio	5.81%

Canadian Series

DFA Investment Dimensions Group Inc. -
International Small Company Portfolio	100%

The Emerging Markets Series

DFA Investment Dimensions Group Inc. -
Emerging Markets Portfolio	95.39%

The Emerging Markets Small Cap Series

DFA Investment Dimensions Group Inc. -
Emerging Markets Small Cap Portfolio	98.00%

_____________________
*	Owner of record only.

Item 18(c)  Management Ownership.  As of January 31, 2012, the Trustees and officers as a group owned less than 1% of each Series’ outstanding stock.

Item 19.  Investment Advisory and Other Services.

Item 19(a)  Investment Advisers.  The information provided in response to this item is in addition to the information provided in response to Items 10(a)(1) and (2) in Part A and Items 17(a), (b) and (c) in this Part B.

David G. Booth and Rex A. Sinquefield, directors and/or officers of the Advisor and shareholders of the outstanding voting stock of the Advisor’s general partner, may be considered controlling persons of the Advisor.  Mr. Booth also serves as Trustee and officer of the Trust.

For the services it provides as investment advisor to each Series of the Trust, the Advisor is paid a monthly fee calculated as a percentage of average daily net assets of the Series.  For the fiscal  years ended October 31, 2011, October 31, 2010, and October 31, 2009, as applicable, the Series paid management fees as set forth in the following table:

Series	2011	2010	2009
	(000)	(000)	(000)

Large Cap Value	$ 9,440	$ 8,301	$ 6,414

Tax-Managed Value	$ 5,944	$ 5,042	$ 3,861

International Value	$ 14,647	$ 12,890	$ 9,991

Japanese Small Company	$ 1,442	$ 1,181	$ 1,101

Asia Pacific Small Company	$ 979	$ 770	$ 488

United Kingdom Small Company	$ 1,142	$ 851	$ 585

Continental Small Company	$ 2,274	$ 1,724	$ 1,230

The Emerging Markets	$ 2,535	$ 2,246	$ 1,697

The Emerging Markets Small Cap	$ 3,976	$ 2,840	$ 1,597

Canadian Small Company	$ 810	$ 500	$ 251

Money Market	$ 7,365	$ 5,048	N/A

No management fees are reported for the Retirement Series because it had not commenced operations as of the date of this Registration Statement.

Item 19(b)  Principal Underwriter.  The Trust’s shares are distributed by DFAS, a wholly-owned subsidiary of the Advisor.  DFAS is registered as a limited purpose broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory

Authority.  The principal business address of DFAS is Bee Cave Road, Building One, Austin, Texas 78746.

DFAS acts as an agent of the Trust by serving as the principal underwriter of the Trust’s shares.  Pursuant to the Trust’s Distribution Agreement, DFAS uses its best efforts to seek or arrange for the sale of shares of the Trust, which are continuously offered.  No sales charges are paid by investors or the Trust.  No compensation is paid by the Trust to DFAS under the Distribution Agreement.

Item 19(c)  Services Provided by Each Investment Adviser and Expenses Paid by Third Parties.  The information provided in response to this item is in addition to the information provided in response to Item 10(a)(1) and (2) of Part A.

Initially, the investment management agreement with respect to each Series is in effect for a period of two years.  Thereafter, each agreement may continue in effect for successive annual periods, provided such continuance is specifically approved at least annually by a vote of the Board, or by a vote of the holders of a majority of the Series’ outstanding voting securities, and in either event by a majority of the trustees who are not parties to the agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for that purpose.  An investment management agreement may be terminated without penalty at any time by the Series or by the Advisor on 60 days’ written notice and will automatically terminate in the event of its assignment as defined in the 1940 Act.

Item 19(d)  Service Agreements.  Not applicable.

Item 19(e)  Other Investment Advice.  Not applicable.

Item 19(f)  Dealer Reallowances.  Not applicable.

Item 19(g)  Rule 12b-1 Plans.  Not applicable.

Item 19(h)  Other Service Providers.

Items 19(h)(1) and (2)  BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”), 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as the administrative and accounting services, dividend disbursing and transfer agent for all of the Trust Series, other than the Money Market Series and for the Underlying Funds.  The services provided by BNY Mellon are subject to supervision by the executive officers and the Board, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with the Trust’s custodians, and transfer and dividend disbursing agency services.  For the administrative and accounting services provided by BNY Mellon, each Series or Underlying Fund, other than the Money Market Series, pays BNY Mellon annual fees that are calculated daily and paid monthly according to a fee schedule based on the aggregate assets in the Fund Complex (other than the Money Market Series), which included four registered investment companies and a group trust.  The fee schedule is set forth below:

.0110% of the Fund Complex’s first $50 billion of average net assets;
.0085% of the Fund Complex’s next $25 billion of average net assets; and

.0075% of the Fund Complex’s average net assets in excess of $75 billion.

The fees charged to each Series or Underlying Fund (other than the Money Market Series) under the fee schedule are allocated to the Series or Underlying Fund based on its pro rata portion of the aggregate net assets of the Fund Complex.

The Series (other than the Money Market Series) and Underlying Funds are also subject to monthly base fees.  The following domestic equity Series and Underlying Funds are subject to a monthly base fee of $1,666:  The Large Cap Value Series, the Tax-Managed Value Series, U.S. Large Company Portfolio and U.S. Core Equity 1 Portfolio.  The following international equity Series and Underlying Funds are subject to a monthly base fee of $2,083:  The International Value Series, Japanese Series, Asia Pacific Series, United Kingdom Series, Continental Series, Canadian Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, International Core Equity Portfolio, Large Cap International Portfolio and Emerging Markets Core Equity Portfolio.  The Retirement Series is subject to a monthly fee of $1,000.

The Series, other than the Money Market Series, and the Underlying Funds also pay separate fees to BNY Mellon with respect to the services BNY Mellon provides as transfer agent and dividend disbursing agent of the Series.

Citi Fund Services Ohio, Inc. (“Citi Fund Services”), 3435 Stelzer Road, Columbus, Ohio 43219, serves as the administrator, fund accountant, transfer agent, and dividend disbursing agent for the Money Market Series.  The services provided by Citi Fund Services are subject to supervision by the executive officers and the Board, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, and liaison with the Trust’s service providers and securities lending agents.  For the services provided by Citi Fund Services, the Money Market Series pays Citi Fund Services an annual fee of 0.007% of the Money Market Series’ total net assets, and such fees are paid monthly in arrears in accordance to the fee schedule contained in the Master Services Agreement between Citi Fund Services and the Trust.

Item 19(h)(3)  Citibank, N.A., 111 Wall Street, New York, New York 10005, is the global custodian for the following Series:  International Value Series, Japanese Series, Asia Pacific Series, United Kingdom Series, Continental Series, the Canadian Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, and the Money Market Series, and The Bank of New York Mellon, 1 Wall Street, New York, New York 10286 serves as the custodian for all other Series of the Trust.  The custodians maintain separate accounts for the Series; make receipts and disbursements of money on behalf of the Series; and collect and receive income and other payments and distributions on account of the Series’ portfolio securities.  The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, Pennsylvania 19103-7042, the Trust’s independent registered public accounting firm, audits the Trust’s financial statements on an annual basis.

Item 19(h)(4)  Not applicable.

Item 20.  Portfolio Managers

In accordance with the team approach used to manage the Series, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee.  The portfolio managers and portfolio traders also make daily investment decisions regarding the Series including running buy and sell programs based on the parameters established by the Investment Committee.  The individuals named below coordinate the efforts of all other portfolio managers or trading personnel with respect to the day-to-day management of the category of portfolios indicated.

Domestic Equity Series	Stephen A. Clark, Joseph H. Chi, Jed S. Fogdall, and Henry F. Gray

International Equity Series	Stephen A. Clark, Karen E. Umland, Joseph H. Chi, Jed S. Fogdall, and Henry F. Gray

Retirement Series	Joseph H. Chi and Jed S. Fogdall

Money Market Series	David A. Plecha and Joseph F. Kolerich

Item 20(a)  Other Accounts Managed.  In addition to the Series, each portfolio manager manages:  (i) other U.S. registered investment companies advised or sub-advised by the Advisor; (ii) other pooled investment vehicles that are not U.S. registered mutual funds; and (iii) other accounts managed for organizations and individuals.  The following table sets forth information regarding the total accounts for which each portfolio manager has the primary responsibility for coordinating the day-to-day management responsibilities.

Name of Portfolio Manager	Number of Accounts Managed and Total Assets by Category As of October 31, 2011*
Stephen A. Clark
•96 U.S. registered mutual funds with $163,271 million in total assets under management.
•19 unregistered pooled investment vehicles with $8,085 million in total assets under management.  Out of these unregistered pooled investment vehicles, one client with an investment of $174 million in an unregistered pooled investment vehicle pays a performance-based advisory fee.
•72 other accounts with $12,797 million in total assets under management, of which one account with $355 million in assets may be subject to a performance fee.

Name of Portfolio Manager	Number of Accounts Managed and Total Assets by Category As of October 31, 2011*
Karen E. Umland
•37 U.S. registered mutual funds with $62,777 million in total assets under management.
•8 unregistered pooled investment vehicles with $1,724 million in total assets under management.
•25 other accounts with $8,324 million in total assets under management, of which one account with $355 million in assets may be subject to a performance fee.

Joseph H. Chi
•37 U.S. registered mutual funds with $62,777 million in total assets under management.
•8 unregistered pooled investment vehicles with $1,724 million in total assets under management.
•25 other accounts with $8,324 million in total assets under management, of which one account with $355 million in assets may be subject to a performance fee.

Jed S. Fogdall
•37 U.S. registered mutual funds with $62,777 million in total assets under management.
•8 unregistered pooled investment vehicles with $1,724 million in total assets under management.
•25 other accounts with $8,324 million in total assets under management, of which one account with $355 million in assets may be subject to a performance fee.

David A. Plecha
•21 U.S. registered mutual funds with $44,174 million in total assets under management.
•2 unregistered pooled investment vehicles with $659 million in total assets under management.
•5 other accounts with $1,018 million in total assets under management.

*           Henry F. Gray and Joseph F. Kolerich did not share primary responsibility in the oversight of day-to-day management of responsibilities for accounts as of October 31, 2011; as such, information regarding such accounts is not presented.

Potential Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day responsibilities with respect to more than one Series and other accounts.  Other accounts include registered mutual funds (other than the Series in this registration statement), other unregistered pooled investment vehicles, and other accounts managed for organizations and individuals (“Accounts”).  An Account may have similar investment objectives to a Series, or may purchase, sell or hold securities that are eligible to be purchased, sold or held by a Series.  Actual or apparent conflicts of interest include:

•	Time Management. The management of multiple Series and/or Accounts may result in a portfolio manager devoting unequal time and attention to the management of each Series and/or Accounts.  The Advisor seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline.  Most Accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the Series.

•
Investment Opportunities.  It is possible that at times identical securities will be held by more than one Series and/or Account.  However, positions in the same security may vary and the length of time that any Series or Account may choose to hold its investment in the same security may likewise vary.  If a portfolio manager identifies a limited investment opportunity that may be suitable for more than one Series or Account, a Series may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible Series and Accounts.  To deal with these situations, the Advisor has adopted procedures for allocating portfolio transactions across multiple Series and Accounts.

•
Broker Selection.  With respect to securities transactions for the Series, the Advisor determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction.  However, with respect to certain Accounts (such as separate accounts), the Advisor may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker.  In these cases, the Advisor or its affiliates may place separate, non-simultaneous, transactions for a Series and another Account that may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Series or the Account.

•
Performance-Based Fees.  For some Accounts, the Advisor may be compensated based on the profitability of the Account, such as by a performance-based management fee.  These incentive compensation structures may create a conflict of interest for the Advisor with regard to Accounts where the Advisor is paid based on a percentage of assets because the portfolio manager may have an incentive to allocate securities preferentially to the Accounts where the Advisor might share in investment gains.

•
Investment in a Series.  A portfolio manager or his/her relatives may invest in a Series that he or she manages (or in a Feeder Portfolio that he or she manages the corresponding Master Fund) and a conflict may arise where he or she may therefore have an incentive to treat the Series (or the corresponding Feeder Portfolio) in which the portfolio manager or his/her relatives invest preferentially as compared to other Series or Accounts for which they have portfolio management responsibilities.

The Advisor and the Trust have adopted certain compliance procedures that are reasonably designed to address these types of conflicts.  However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Item 20(b)  Compensation.  Portfolio managers receive a base salary and bonus.  Compensation of a portfolio manager is determined at the discretion of the Advisor and is based on a portfolio manager’s experience, responsibilities, the perception of the quality of his or her work efforts and other subjective factors.  The compensation of portfolio managers is not directly based upon the performance of the Series or other accounts that the portfolio managers manage.  The Advisor reviews the compensation of each portfolio manager annually and may make modifications in compensation as it deems necessary to reflect changes in the market.  Each portfolio manager’s compensation consists of the following:

•	Base salary. Each portfolio manager is paid a base salary. The Advisor considers the factors described above to determine each portfolio manager’s base salary.

•	Semi-Annual Bonus. Each portfolio manager may receive a semi-annual bonus. The amount of the bonus paid to each portfolio manager is based upon the factors described above.

Portfolio managers may be awarded the right to purchase restricted shares of the Advisor’s stock as determined from time to time by the Board of Directors of the Advisor or its delegees.  Portfolio managers also participate in benefit and retirement plans and other programs available generally to all employees.

Item 20(c)  Ownership of Securities.  Information relating to each portfolio manager’s ownership (including the ownership of his or her immediate family) in the Series (or their respective Feeder Portfolios) in this registration statement as of October 31, 2011 is set forth in the chart below.

Stephen A. Clark

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned
Large Cap Value Series	None
Tax-Managed Value Series	None
International Value Series	None
Japanese Series	None
Asia Pacific Series	None
United Kingdom Series	None
Continental Series	None
Canadian Series	None
The Emerging Markets Series	None
The Emerging Markets Small Cap Series	None

Karen E. Umland

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned
International Value Series1	$100,001 - $500,000
Japanese Series1	$10,001 - $50,000
Asia Pacific Series	None
United Kingdom Series	None

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned
Continental Series	None
Canadian Series	None
The Emerging Markets Series1	$50,001 - $100,000
The Emerging Markets Small Cap Series	None

1	Karen E. Umland does not invest in this Series but invests in a Feeder Portfolio that invests all its assets in this Series.

Joseph H. Chi

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned
Large Cap Value Series	None
Tax-Managed Value Series	None
International Value Series	None
Japanese Series	None
Asia Pacific Series	None
United Kingdom Series	None
Continental Series	None
Canadian Series	None
The Emerging Markets Series	None
The Emerging Markets Small Cap Series1	$10,001-$50,000
Retirement Series	None

1	Joseph H. Chi does not invest in this Series but invests in a Feeder Portfolio that invests all its assets in this Series.

Jed S. Fogdall

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned

Large Cap Value Series	None
Tax-Managed Value Series	None
International Value Series	None
Japanese Series	None
Asia Pacific Series	None
United Kingdom Series	None
Continental Series	None
Canadian Series	None
The Emerging Markets Series	None
The Emerging Markets Small Cap Series	None
Retirement Series	None

David A. Plecha

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned
Money Market Series	None

Henry F. Gray

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned
Large Cap Value Series1	$50,001 - $100,000
Tax-Managed Value Series	None
International Value Series1	$10,001 - $50,000
Japanese Series	None
Asia Pacific Series	None
United Kingdom Series	None
Continental Series	None
Canadian Series	None
The Emerging Markets Series1	$10,001 - $50,000
The Emerging Markets Small Cap Series	None

1	Henry F. Gray does not invest in this Series but invests in a Feeder Portfolio that invests all its assets in this Series.

Joseph F. Kolerich

Series/Feeder Portfolio	Dollar Range of Series/Feeder Portfolio Shares Owned
Money Market Series	None

Item 21.  Brokerage Allocation and Other Practices.

Items 21(a) and (c)  Brokerage Transactions and Brokerage Selection.  The following table depicts brokerage commissions paid by the following Series during the fiscal years ended October 31, 2011, October 31, 2010 and October 31, 2009.

	2011	2010	2009

Large Cap Value	$1,579,711	$2,779,149	$3,220,013

Tax-Managed Value	$848,210	$817,476	$1,223,079

Japanese Small Company	$125,689	$137,593	$ 112,121

Asia Pacific Small Company	$139,344	$156,803	$ 207,564

	2011	2010	2009

United Kingdom Small Company	$89,462	$ 127,423	$ 49,068

Continental Small Company	$255,379	$308,737	$ 123,417

The Emerging Markets	$700,103	$493,684	$ 593,461

The Emerging Markets Small Cap	$625,545	$520,740	$ 349,798

Canadian Small Company	$305,798	$ 165,907	$ 55,273

International Value Series	$1,173,738	$1,550,273	$1,030,380

The substantial increases or decreases in the amount of brokerage commissions paid by certain Series from year to year indicated in the foregoing table resulted primarily from asset changes requiring increases or decreases in the amount of securities bought and sold by those Series.

The Money Market Series acquires and sells securities on a net basis with dealers that are major market makers in such securities.  The Investment Committee of the Advisor selects dealers on the basis of their size, market making, and credit analysis ability.  When executing portfolio transactions, the Advisor seeks to obtain the most favorable price for the securities being traded among the dealers with whom the Money Market Series effects transactions.

Please note that while the following discussion relates to the policies of the Series with respect to brokerage commissions, it should be understood that, with respect to the Retirement Series, the discussion applies to the Underlying Funds in which the Retirement Series invests and direct portfolio investments by the Retirement Series.  The Retirement Series does not incur any brokerage costs in connection with their purchase or redemption of shares of the Underlying Funds.

Portfolio transactions will be placed with a view to receiving the best price and execution.  The Series will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view.  The Advisor monitors the performance of brokers which effect transactions for the Series to determine the effect that the brokers’ trading has on the market prices of the securities in which the Series invest.  The Advisor also checks the rate of commission being paid by the Series to their brokers to ascertain that the rates are competitive with those charged by other brokers for similar services.  Dimensional Fund Advisors Ltd. performs these services for the United Kingdom Series and the Continental Series, and DFA Australia performs these services for the Japanese Series and The Asia Pacific Small Company Series.

Subject to obtaining best price and execution, transactions may be placed with brokers that have assisted in the sale of Series shares.  The Advisor, however, pursuant to policies and procedures approved by the Board, is prohibited from selecting brokers and dealers to effect a Series’

portfolio securities transactions based (in whole or in part) on a broker’s or dealer’s promotion or sale of shares issued by a Series or any other registered investment companies.

Companies eligible for purchase by certain Series may be thinly traded securities.  Therefore, the Advisor believes that it needs maximum flexibility to effect trades on a best execution basis.  As deemed appropriate, the Advisor places buy and sell orders for the Series of the Trust with various brokerage firms that may act as principal or agent.  The Advisor also may make use of direct market access and algorithmic, program or electronic trading methods.  The Advisor may extensively use electronic trading systems as such systems can provide the ability to customize the orders placed and can assist in the Advisor’s execution strategies.

Item 21(b)  Commissions.   No commissions were paid to affiliates or affiliates of affiliates during the fiscal years ended October 31, 2011, October 31, 2010 and October 31, 2009.

Item 21(d)  Directed Brokerage.  Transactions also may be placed with brokers who provide the Advisor or the sub-advisors with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services.  The investment advisory agreements permit the Advisor knowingly to pay commissions on these transactions that are greater than another broker, dealer or exchange member might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor’s overall responsibilities to the accounts under its management.  Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Series.  During the fiscal year ended October 31, 2011, the following Series paid commissions for securities transactions to brokers that provided market price monitoring services, market studies and research services to the Series as follows:

SERIES	VALUE OF SECURITIES TRANSACTIONS	BROKERAGE COMMISSIONS

Large Cap Value	$2,111,769,030	$1,266,007

International Value	$1,776,473,099	$998,031

Japanese Small Company	$231,318,961	$119,885

Tax-Managed Value	$949,872,742	$643,702

United Kingdom Small Company	$131,129,516	$67,978

Continental Small Company	$361,167,878	$193,138

Canadian Series	$297,239,116	$254,707

Asia Pacific Small Company	$233,181,043	$127,431

SERIES	VALUE OF SECURITIES TRANSACTIONS	BROKERAGE COMMISSIONS
Emerging Markets	$729,696,462	$503,522

Emerging Markets Small Cap	$738,996,536	$484,652

Item 21(e)  Regular Broker Dealers.  Certain Series may purchase securities of their regular brokers or dealers (as defined in Rule 10b-1 of the 1940 Act).  The table below lists the regular brokers or dealers of each Series whose securities (or securities of the broker’s or dealer’s parent company) were acquired by the Series during the fiscal year ended October 31, 2011, as well as the value of such securities held by the Series as of October 31, 2011.

Series	Broker or Dealer	Value of Securities
International Value	Instinet	$12,807,082
International Value	Credit Suisse Group	$34,846,321
International Value	Societe Generale	$40,462,948
International Value	CA Cheuvreux	$22,329,453
International Value United Kingdom Small Company	Macquarie Charles Stanley & Co Limited	$14,896,781 $594,492

Item 22.  Capital Stock and Other Securities.

Item 22(a)  Capital Stock.  All twelve Series issue shares of beneficial interest without a sales load.  The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and nonassessable shares.  Each share of beneficial interest of a Series represents an equal proportional interest in the assets and liabilities of the Series and has non-cumulative voting rights, except as described below, and no preferences as to conversion, exchange, dividends, redemptions or any other feature.  In addition, the Trust has arranged with the Feeder Portfolios for voting rights as provided in Section 12(d)(1)(E)(iii)(a) of the 1940 Act.  If a shareholder of a Partnership Series becomes bankrupt, a majority in interest of the remaining shareholders in such Series must vote within 120 days to approve the continuing existence of the Series or the Series will be liquidated.  All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis; provided, however, if a matter to be voted on affects only the interests of some Series, then only the shareholders of such affected Series shall be entitled to vote on the matter.  Investments in the Series may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of the investor’s investment at any time at net asset value.  If liquidation of the Trust should occur, shareholders would be entitled to receive on a per class basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class.  Under the 1940 Act, a meeting of shareholders of the Trust shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

The Trust does not intend to hold annual meetings; however, it may hold a meeting if called by the Board.  Shareholders may receive assistance in communicating with other shareholders in connection with the election or removal of Trustees similar to the provisions contained in Section 16(c) of the 1940 Act.

Item 22(b)  Other Securities.  Not applicable.

Item 23.  Purchase, Redemption, and Pricing of Shares.

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.

Items 23(a) and (c)  Purchase of Shares and Offering Price.  The Trust will accept purchase and redemption orders on each day that the NYSE is open for business, regardless of whether the Federal Reserve System is closed.  However, no purchases by wire may be made on any day that the Federal Reserve System is closed.  The Trust generally will be closed on days that the NYSE is closed, although the Money Market Series will calculate its net asset value per share and accept purchase and redemption orders on Money Market Series Business Days, which include days (such as Good Friday) when the NYSE is closed but the Federal Reserve System is open.  The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans’ Day.  Orders for redemptions and purchases will not be processed if the Trust is closed.

The Tokyo Stock Exchange is closed on the following days in 2012: January 2, 3 and 9, March 20, April 30, May 3 and 4, July 16, September 17 and 22, October 8, November 3 and 23 and December 24 and 31.  Orders for the purchase and redemption of shares of the Japanese Series received on those days will be priced as of the close of the NYSE on the next day that the Tokyo Stock Exchange is open for trading (provided that the NYSE is open on such day).  The London Stock Exchange is closed on the following days in 2012:  January 2, April 6 and 9, May 7, June 4 and 5, August 27, and December 25 and 26.  Orders for the purchase and redemption of shares of the United Kingdom Series received on those days will be processed as of the close of the NYSE on the next day that the London Stock Exchange is open for trading.  In 2012, the foreign securities exchanges on which the Continental Series’ portfolio securities are principally traded are closed on April 6 and 9.  In 2012, the Toronto Stock Exchange, and any other Canadian foreign securities exchange on which the Canadian Series’ portfolio securities may be principally traded, is closed on January 2, February 20, April 6, May 21, July 2, August 6, September 3, October 8, December 25 and December 26.

The Japanese Series is closed on days that the Tokyo Stock Exchange is closed.  The United Kingdom Series is closed on days that the London Stock Exchange is closed.  In 2012, the Continental Series is closed on April 6.  The Canadian Series is closed on days that the Toronto

Stock Exchange and any other Canadian foreign securities exchange on which the Canadian Series’ portfolio securities are principally traded is closed.  Purchase and redemption orders for shares of such Series will not be accepted on those days.

Because the Japanese, Asia Pacific, United Kingdom, Continental, Canadian Series, International Value, The Emerging Markets and The Emerging Markets Small Cap Series own securities that are primarily listed on foreign exchanges which may trade on days when the Series do not price their shares, the net asset values of such Series may change on days when shareholders will not be able to purchase or redeem shares.

The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all Series or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Trust or a Series.  Securities accepted in exchange for shares of a Series will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Series.

The Trust may suspend redemption privileges or postpone the date of payment:  (1) during any period when the NYSE is closed, or trading on the Exchange is restricted as determined by the SEC; (2) during any period when an emergency exists as defined by the rules of the SEC as a result of which it is not reasonably practicable for the Trust to dispose of securities owned by it, or fairly to determine the value of its assets; and (3) for such other periods as the SEC may permit.

Item 23(b)  Fund Reorganizations.  Not applicable.

Item 23(d)  Redemption in kind.  The Trust has filed a notice of election pursuant to Rule 18f-1 under the 1940 Act.  However, the Tax-Managed Series have opted out of this election.  (See Item 11(c) of Part A.)

Item 23(e)  Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares.  The information required by this Item is provided in response to Item 11(e) of Part A.

Item 24.  Taxation of the Fund.

The information provided in response to this item is in addition to the information provided in response to Items 11(d) and (f ) in Part A and provides a summary of certain additional tax considerations generally affecting a Series (sometimes referred to as “the Series”) and its shareholders.

This “Taxation of the Fund” section is based on the Code and applicable regulations in effect on the date of this registration statement.  Future legislative, regulatory, or administrative changes or court decisions may significantly change the tax rules applicable to the Series and its shareholders.  Any of these changes or court decisions may have a retroactive effect.

This is for general information only and not tax advice and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  All investors should consult their own tax advisors as to the federal, state, local, and foreign tax provisions applicable to the investors.

Federal Tax Classification of the Series

For federal income tax purposes, the Retirement Series and the Money Market Series are classified as corporations, and the other Series are classified as partnerships.  At any time a Series formerly classified as a partnership has only one shareholder (owner), the Series will be classified as a disregarded entity.  Additionally, different tax rules may apply depending on how an Underlying Fund in which the Retirement Series invests is organized for federal income tax purposes.  These entity classification rules affect the amount, timing or character of the income distributed to shareholders of the Series.  The Retirement Series invests in Underlying Funds organized as either partnerships or corporations for federal income tax purposes.

Unless otherwise indicated, the discussion below with respect to a Series includes, in the case of the Retirement Series, its pro rata share of the income and assets of an Underlying Fund classified as a partnership and its pro rata share of the dividends and distributions paid by an Underlying Fund classified as a corporation.

The Corporate Series

Taxation of the Series.  The Series has elected and intends to qualify (or, if newly organized, intends to elect and qualify) each year as a regulated investment company (sometimes referred to as a “regulated investment company,”  “RIC” or “portfolio”) under Subchapter M of the Code.  If the Series qualifies, the Series will not be subject to federal income tax on the portion of its investment company taxable income (that is, generally, taxable interest, dividends, net short-term capital gains, and other taxable ordinary income, net of expenses, without regard to the deduction for dividends paid) and net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders.

Qualification as a regulated investment company.  In order to qualify for treatment as a regulated investment company, the Series must satisfy the following requirements:

•
Distribution Requirement—the Series must distribute at least 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, for the tax year (certain distributions made by the Series after the close of its tax year are considered distributions attributable to the previous tax year for purposes of satisfying this requirement).

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Income Requirement—the Series must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived from its business of investing in such stock, securities or currencies and net income derived from qualified publicly traded partnerships (“QPTPs”).

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Asset Diversification Test—the Series must satisfy the following asset diversification test at the close of each quarter of the Series’ tax year: (1) at least 50% of the value of the Series’ assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Series has not invested more than 5% of the value of the Series’ total assets in securities of an issuer and as to which the Series does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than 25% of the value of the Series’ total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies) or of two or more issuers which the Series controls and which are engaged in the same or similar trades or businesses, or, collectively, in the securities of one or more QPTPs.

In some circumstances, the character and timing of income realized by the Series for purposes of the Income Requirement or the identification of the issuer for purposes of the Asset Diversification Test is uncertain under current law with respect to a particular investment, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to such type of investment may adversely affect the Series’ ability to satisfy these requirements.  See, “Tax Treatment of Series Transactions” below with respect to the application of these requirements to certain types of investments.  In other circumstances, the Series may be required to sell portfolio holdings in order to meet the Income Requirement, Distribution Requirement, or Asset Diversification Test, which may have a negative impact on the Series’ income and performance.  In lieu of potential disqualification, the Series is permitted to pay a tax for certain failures to satisfy the Asset Diversification Test or Income Requirement, which, in general, are limited to those due to reasonable cause and not willful neglect, for taxable years of the Series with respect to which the extended due date of the return is after December 22, 2010.

The Series may use “equalization accounting” (in lieu of making some cash distributions) in determining the portion of its income and gains that has been distributed.  If the Series uses equalization accounting, it will allocate a portion of its undistributed investment company taxable income and net capital gain to redemptions of shares of the Series and will correspondingly reduce the amount of such income and gains that the Series distributes in cash.  If the IRS determines that the Series’ allocation is improper and that the Series has under-distributed its income and gain for any taxable year, the Series may be liable for federal income and/or excise tax. In addition, any such under-distribution of income might cause the Series to fail to satisfy the Distribution Requirement and thereby not qualify as a regulated investment company for such taxable year.

If for any taxable year the Series does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for dividends paid to shareholders, and the dividends would be taxable to the shareholders as ordinary income (possibly as qualified dividend income) to the extent of the Series’ current and accumulated earnings and profits. Failure to qualify as a regulated investment company would thus have a negative impact on the Series’ income and performance. Subject to savings provisions for certain inadvertent failures to satisfy the Income Requirement or Asset Diversification Test which, in general, are limited to those due to reasonable cause and not willful neglect, it is possible that the Series will not qualify as a regulated investment company in any given tax year.  Even if such savings provisions apply, the Series may be subject to a monetary sanction of $50,000 or more.  Moreover, the Board reserves the right not to maintain the qualification of the Series as a regulated investment company if it determines such a course of action to be beneficial to shareholders.

Series turnover. For investors that hold their Series shares in a taxable account, a high portfolio turnover rate (except in a money market fund that maintains a stable net asset value) may result in higher taxes. This is because a portfolio with a high turnover rate is likely to generate more short-term and less long-term capital gain or loss than a comparable portfolio with a low turnover rate.  Any such higher taxes would reduce the Series’ after-tax performance.  See, “Distributions of Capital Gains” below. For non-U.S. investors, any such acceleration of the recognition of capital gains that results in more short-term and less long-term capital gains being recognized by the Series may cause such investors to be subject to increased U.S. withholding taxes.  See, “Non-U.S. Investors –Capital gain dividends and short-term capital gain dividends” below.

Capital loss carryovers.  The capital losses of the Series, if any, do not flow through to shareholders. Rather, the Series may use its capital losses, subject to applicable limitations, to offset its capital gains without being required to pay taxes on or distribute to shareholders such gains that are offset by the losses. Under the Regulated Investment Company Modernization Act of 2010 (“RIC Mod Act”), if the Series has a "net capital loss" (that is, capital losses in excess of capital gains) for a taxable year beginning after December 22, 2010 (the date of enactment of the RIC Mod Act), the excess (if any) of the Series’ net short-term capital losses over its net long-term capital gains is treated as a short-term capital loss arising on the first day of the Series’ next taxable year, and the excess (if any) of the Series’ net long-term capital losses over its net short-term capital gains is treated as a long-term capital loss arising on the first day of the Series’ next taxable year.  Any such net capital losses of the Series that are not used to offset capital gains may be carried forward indefinitely to reduce any future capital gains realized by the Series in succeeding taxable years.  However, for any net capital losses realized in taxable years of the Series beginning on or before December 22, 2010, the Series is only permitted to carry forward such capital losses for eight years as a short-term capital loss.  Under a transition rule, capital losses arising in a taxable year beginning after December 22, 2010 must be used before capital losses realized in a prior taxable year.  The amount of capital losses that can be carried forward and used in any single year is subject to an annual limitation if there is a more than 50% “change in ownership” of the Series.  An ownership change generally results when shareholders owning 5% or more of the Series increase their aggregate holdings by more than 50% over a three-year look-back period. An ownership change could result in capital loss carryovers being used at a slower rate (or, in the case of those realized in taxable years of the Series beginning on or before December 22, 2010, to expire unutilized), thereby reducing the Series’ ability to offset capital gains with those losses. An increase in the amount of taxable gains distributed to the Series’ shareholders could result from an ownership change. The Series undertakes no obligation to avoid or prevent an ownership change, which can occur in the normal course of shareholder purchases and redemptions or as a result of engaging in a tax-free reorganization with another portfolio. Moreover, because of circumstances beyond the Series’ control, there can be no assurance that the Series will not experience, or has not already experienced, an ownership change.

Deferral of late year losses.  The Series may elect to treat part or all of any "qualified late year loss" as if it had been incurred in the succeeding taxable year in determining the Series’ taxable income, net capital gain, net short-term capital gain, and earnings and profits.  The effect of this election is to treat any such “qualified late year loss” as if it had been incurred in the succeeding taxable year in characterizing Series distributions for any calendar year (see “Distributions of Capital Gains” below).  A "qualified late year loss" includes:

•	any net capital loss, net long-term capital loss, or net short-term capital loss incurred after October 31 of the current taxable year (“post-October losses”), and

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the excess, if any, of (1) the sum of (a) specified losses incurred after October 31 of the current taxable year, and (b) other ordinary losses incurred after December 31 of the current taxable year, over (2) the sum of (a) specified gains incurred after October 31 of the current taxable year, and (b) other ordinary gains incurred after December 31 of the current taxable year.

The terms “specified losses” and “specified gains” mean ordinary losses and gains from the sale, exchange, or other disposition of property (including the termination of a position with respect to such property), foreign currency losses and gain, and losses and gains resulting from holding stock in a passive foreign investment company (“PFIC”) for which a mark-to-market election is in effect. The terms “ordinary losses” and “ordinary gains” mean other ordinary losses and gains that are not described in the preceding sentence.  Since the Series has a fiscal year ending in October, the amount of qualified late-year losses (if any) is computed without regard to any items of income, gain, or loss that are (a) post-October losses, (b) specified losses, and (c) specified gains.

Undistributed capital gains. The Series may retain or distribute to shareholders its net capital gain for each taxable year.  The Series currently intends to distribute net capital gains.  If the Series elects to retain its net capital gain, the Series will be taxed thereon (except to the extent of any available capital loss carryovers) at the highest corporate tax rate (currently 35%). If the Series elects to retain its net capital gain, it is expected that the Series also will elect to have shareholders treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will be required to report its pro rata share of such gain on its tax return as long-term capital gain, will receive a refundable tax credit for its pro rata share of tax paid by the Series on the gain, and will increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

Fund-of-funds corporate structures.  In the case of a Series that invests in Underlying Funds classified as corporations, distributions by the Underlying Funds, redemptions of shares in the Underlying Funds, and changes in asset allocations by the Series may result in taxable distributions to Series shareholders of ordinary income or capital gains.  A Series that is a fund of funds generally will not be able currently to offset gains realized by one Underlying Fund against losses realized by another Underlying Fund.  If shares of an Underlying Fund are purchased within 30 days before or after redeeming at a loss other shares of that Underlying Fund (whether pursuant to a rebalancing by the Series or otherwise), all or a part of the loss will not be deductible by the Series and instead will increase its basis for the newly purchased shares.  A Series that is a “qualified fund of funds,” meaning at least 50 percent of the value of the total assets of which (at the close of each quarter of the taxable year) is represented by interests in other RICs, is eligible to pass-through to the Series’ shareholders (a) foreign tax credits, and (b) exempt-interest dividends.  In contrast, a Series that is a fund of funds, but not so qualified, is not eligible to pass-through to the Series’ shareholders amounts reported by an Underlying Fund as foreign tax credits or exempt-interest dividends.  A fund of funds, whether so qualified or not, is eligible to pass-through to shareholders qualified dividends earned by an Underlying Fund  (see “Qualified Dividend Income for Individuals” and “Dividends Received Deduction for Corporations” below).  However, dividends paid to shareholders by a fund of funds from interest earned by an Underlying Fund on U.S. Government obligations are unlikely to be exempt from state and local income tax (see “U.S. Government Securities” below”).

Excise tax distribution requirements.  To avoid a 4% federal excise tax, the Code requires the Series to distribute to a shareholder by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year;  98.2% of its  capital gain net income  earned during the twelve-month period ending October 31; and 100% of any undistributed  amounts from the prior year. The Series intends to declare and pay these distributions in December (or to pay them in January, in which case a shareholder must treat them as received in December) but can give no assurances that its distributions will be sufficient to eliminate all taxes.  In addition, under certain circumstances, temporary timing or permanent differences in the realization of income and expense for book and tax purposes can result in the Series having to pay an excise tax.

Foreign income tax.  Investment income received by the Series from sources within foreign countries may be subject to foreign income tax withheld at the source and the amount of tax withheld generally will be treated as an expense of the Series.  The United States has entered into tax treaties with many foreign countries which entitle the Series to a reduced rate of, or exemption from, tax on such income.  It is impossible to determine the effective rate of foreign tax in advance since the amount of the Series’ assets to be invested in various countries is not known.  Under certain circumstances, the Series may elect to pass-through foreign tax credits to shareholders, although it reserves the right not to do so.  See “Investment in Foreign Securities – Pass-through of foreign tax credits” below.

Distributions of Net Investment Income.  The Series receives ordinary income generally in the form of dividends and/or interest on its investments.  In the case of the Retirement Series that invests in Underlying Funds, the Series’ income generally consists of its share of dividends and interest earned by an Underlying Fund classified as a partnership and of dividends paid by an Underlying Fund classified as a corporation.  The Series may also recognize ordinary income from other sources, including, but not limited to, certain gains on foreign currency-related transactions. This income, less expenses incurred in the operation of the Series, constitutes the Series’ net investment income from which dividends may be paid to a shareholder. If a shareholder is a taxable investor, distributions of net investment income generally are taxable as ordinary income to the extent of the Series’ earnings and profits.  In the case of a Series whose strategy includes investing in stocks of corporations, a portion of the income dividends paid to shareholders by a Series may be qualified dividends eligible to be taxed at reduced rates.

Distributions of Capital Gains. The Series may realize a capital gain or loss in connection with sales or other dispositions of its portfolio securities.  A Series investing in an Underlying Fund classified as a corporation may also derive capital gains through its redemption of shares of an Underlying Fund classified as a corporation (see “Taxation of the Series ─Fund-of-funds corporate structures” above).   Distributions derived from the excess of net short-term capital gain over net long-term capital loss will be taxable to a shareholder as ordinary income.

Distributions from the excess of net long-term capital gain over net short-term capital loss will be taxable to a shareholder as long-term capital gain, regardless of how long its has held its shares in the Series.  Any net capital gain of the Series generally will be distributed once each year, and may be distributed more frequently, if necessary, to reduce or eliminate federal excise or income taxes on the Series.  The Money Market Series does not expect to realize any long-term capital gains and losses.

Maintaining a $1.00 Share Price.  Gains and losses on the sale of portfolio securities and unrealized appreciation or depreciation in the value of these securities may require the Money Market Series to adjust its dividends to maintain its $1.00 share price.  This procedure may result in under- or over-distributions by the Money Market Series of its net investment income.  If the Money Market Series’ distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders.

Returns of Capital.  Distributions by the Series that are not paid from earnings and profits will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in his shares; any excess will be treated as gain from the sale of his shares.  Thus, the portion of a distribution that constitutes a return of capital will decrease the shareholder’s tax basis in his Series shares (but not below zero), and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the shareholder for tax purposes on the later sale of such Series shares.  Return of capital distributions can occur for a number of reasons including, among others, the Series over-estimates the income to be received from certain investments such as those classified as partnerships or equity real estate investment trusts (“REITs”) (see “Tax Treatment of Series Transactions — Investments in U.S. REITs” below).

Impact of Realized but Undistributed Income and Gains, and Net Unrealized Appreciation of Series Securities. At the time of your purchase of shares, the Series’ net asset value may reflect undistributed income, undistributed capital gains, or net unrealized appreciation of portfolio securities held by the Series. A subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable, and would be taxed as ordinary income (some portion of which may be taxed as qualified dividend income), capital gains, or some combination of both, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account. The Series may be able to reduce the amount of such distributions from capital gains by utilizing its capital loss carryovers, if any.

Investment in Foreign Securities.  The Series may be subject to foreign withholding taxes on income from certain foreign securities.  Tax conventions between certain countries and the United States may reduce or eliminate such taxes on the Series and/or its shareholders.  Any foreign withholding taxes could reduce the Series’ distributions paid to you.

Pass-through of foreign tax credits.  If at the end of the fiscal year, more than 50% in value of the total assets of the Series, including assets attributable to the Series from an Underlying Fund classified as a partnership, or, if the Series is a qualified fund of funds as described above under the heading “Taxation of the Series ─Fund-of-funds corporate structures”, of an Underlying Fund are invested in securities of foreign corporations, the Series may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Series (or Underlying

Fund).  If this election is made, the Series may report more taxable income to you than it actually distributes. You will then be entitled either to deduct your share of these taxes in computing your taxable income or to claim a foreign tax credit for these taxes against your U.S. federal income tax (subject to limitations for certain shareholders). The Series will provide you with the information necessary to claim this deduction or credit on your personal income tax return if it makes this election.  No deduction for foreign tax may be claimed by a noncorporate shareholder who does not itemize deductions or who is subject to the alternative minimum tax.  The Series (or Underlying Fund) reserves the right not to pass through to its shareholders the amount of foreign income taxes paid by the Series (or Underlying Fund). Additionally, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass-through of foreign tax credits to shareholders.  See, “Tax Treatment of Series Transactions – Securities lending” below.

The amount of any foreign tax credits available to you (as a result of the pass-through to you of your pro rata share of foreign taxes paid by the Series) will be reduced if you receive from the Series qualifying dividends from qualifying foreign corporations that are subject to tax at reduced rates. Shareholders in these circumstances should talk with their personal tax advisors about their foreign tax credits and the procedures that they should follow to claim these credits on their personal income tax returns.

Effect of foreign debt investments on distributions.  Most foreign exchange gains realized on the sale of debt securities are treated by the Series as ordinary income for federal income tax purposes.  Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses.  These gains when distributed are taxable to you as ordinary income, and any losses reduce the Series’ ordinary income otherwise available for distribution to you.  This treatment could increase or decrease the Series’ ordinary income distributions to you, and may cause some or all of the Series’ previously distributed income to be classified as a return of capital.

PFIC securities.  The Series may invest in securities of foreign entities that could be deemed for tax purposes to be PFICs.  In general, a PFIC is any foreign corporation if 75% or more of its gross income for its taxable year is passive income, or 50% or more of its average assets (by value) are held for the production of passive income.  When investing in PFIC securities, the Series intends to mark-to-market these securities and recognize any unrealized gains as ordinary income at the end of its fiscal year.  Deductions for losses are allowable only to the extent of any current or previously recognized gains.  These gains (reduced by allowable losses) are treated as ordinary income that the Series is required to distribute, even though it has not sold or received dividends from these securities.  You should also be aware that the designation of a foreign security as a PFIC security will cause its income dividends to fall outside of the definition of qualified foreign corporation dividends.  These dividends generally will not qualify for the reduced rate of taxation on qualified dividends when distributed to you by the Series.  In addition, if the Series (or an Underlying Fund organized as a corporation) is unable to identify an investment as a PFIC and thus does not make a mark-to-market election, the Series (or Underlying Fund) may be subject to U.S. federal income tax (the effect of which might be mitigated by making a mark-to-market election in a year prior to the sale) on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Series to its shareholders.  Additional charges in the nature of interest may be imposed on the Series (or Underlying Fund) in respect of deferred taxes arising from such distributions or gains.  Any such taxes or interest charges could in turn reduce the Series’ distributions paid to you.

Information on the Amount and Tax Character of Distributions.  The Series will inform a shareholder of the amount and character of its distributions at the time they are paid, and will advise a shareholder of the tax status of such distributions for federal income tax purposes shortly after the close of each calendar year.  If a shareholder has not held Series shares for a full year, the Series may report to shareholders and distribute to a shareholder, as ordinary income, qualified dividends, or capital gains, and in the case of non-U.S. shareholders the Series may further report and distribute as interest-related dividends and short-term capital gain dividends, a percentage of income that is not equal to the actual amount of such income earned during the period of its investment in the Series.  Taxable distributions declared by the Series in December to shareholders of record in such month, but paid in January, are taxable to a shareholder as if they were paid in December.

Medicare Tax. The recently enacted Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, will impose a 3.8% Medicare tax on net investment income earned by certain individuals, estates and trusts for taxable years beginning after December 31, 2012. “Net investment income,” for these purposes, means investment income, including ordinary dividends and capital gain distributions received from the Series and net gains from redemptions or other taxable dispositions of Series shares, reduced by the deductions properly allocable to such income.  In the case of an individual, the tax will be imposed on the lesser of (1) the shareholder’s net investment income or (2) the amount by which the shareholder’s modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case).

Sales, Exchanges and Redemptions of Series Shares.

In general.  If a shareholder is a taxable investor, sales, exchanges and redemptions (including redemptions in kind) are taxable transactions for federal and state income tax purposes.  If the shareholder redeems its Series shares, the IRS requires the shareholder to report any gain or loss on its redemption.  If the shareholder held its shares as a capital asset, the gain or loss that the shareholder realizes will be capital gain or loss and will be long-term or short-term, generally depending on how long the shareholder has held its shares. Because shares in the Money Market Series are offered and redeemed at a constant net asset value per share, a shareholder will generally recognize neither gain nor loss on a redemption of shares. Capital losses in any year are deductible only to the extent of capital gains plus, in the case of a noncorporate taxpayer, $3,000 of ordinary income.

Redemptions at a loss within six months of purchase.  Any loss incurred on a redemption of shares of the Series held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributed to you by the Series on those shares.

Wash sales.  All or a portion of any loss that you realize on a redemption of your Series shares will be disallowed to the extent that you buy other shares in the Series (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption.  Any loss disallowed under these rules will be added to your tax basis in the new shares.

Tax basis information.  The Series is required to report to you and the IRS annually on Form 1099-B the cost basis of shares purchased or acquired on or after January 1, 2012 where the cost basis of the shares is known by the Series (referred to as “covered shares”) and which are disposed of after that date.  However, cost basis reporting is not required for certain shareholders, including shareholders investing in the Series through a tax-advantaged retirement account, such as a 401(k) plan or an individual retirement account, or shareholders investing in a money market fund that maintains a stable net asset value.  When required to report cost basis, the Series will calculate it using the Series’ default method of average cost, unless you instruct the Series in writing to use a different calculation method. In general, average cost is the total cost basis of all your shares in an account divided by the total number of shares in the account. To determine whether short-term or long-term capital gains taxes apply, the IRS presumes you redeem your oldest shares first.

           The IRS permits the use of several methods to determine the cost basis of mutual fund shares.  The method used will determine which specific shares are deemed to be sold when there are multiple purchases on different dates at differing share prices, and the entire position is not sold at one time. The Series does not recommend any particular method of determining cost basis, and the use of other methods may result in more favorable tax consequences for some shareholders.  It is important that you consult with your tax advisor to determine which method is best for you and then notify the Series in writing if you intend to utilize a method other than average cost for covered shares.

           In addition to the Series’ default method of average cost, other cost basis methods offered by DFA, which you may elect to apply to covered shares, include:

•	FIFO (First In, First Out) • Shares acquired first are sold first.
•	LIFO (Last In, First Out) • Shares acquired last are sold first.
•	HIFO (Highest Cost, First Out) • Shares with the highest cost basis are sold first.
•	LOFO (Lowest Cost, First Out) • Shares with the lowest cost basis are sold first.
•	HILT (Highest Cost Long Term, First Out) • Shares with the long-term highest cost are sold first.
•	HIST (Highest Cost Short Term, First Out) • Shares with the short-term highest cost are sold first.
•	LILT (Lowest Cost Long Term, First Out) • Shares with the long-term lowest cost are sold first.
•	LIST (Lowest Cost Short Term, First Out) • Shares with the short-term lowest cost are sold first.
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Specific Lot Identification • Identification by the shareholder of the shares the shareholder wants to sell or exchange at the time of each sale or exchange on the trade request.  The original purchase dates and prices of the shares identified will determine the cost basis and holding period.

You may elect any of the available methods detailed above for your covered shares.  If you do not notify the Series in writing of your elected cost basis method upon the later of January 1, 2012 or the initial purchase into your account, the default method of average cost will be applied to your covered shares.  The cost basis for covered shares will be calculated separately from any “noncovered shares” (defined below) you may own.  You may change from average cost to another cost basis method for covered shares at any time by notifying the Series in writing, but only for shares acquired after the date of the change (the change is prospective).  The basis of the shares that were averaged before the change will remain  averaged after the date of the change.

           The Series may also provide Series shareholders (but not the IRS) with information concerning the average cost basis of their shares purchased prior to January 1, 2012 or shares acquired on or after January 1, 2012 for which cost basis information is not known by the Series (“noncovered shares”) in order to assist you with the calculation of gain or loss from a sale or redemption of noncovered shares.  With the exception of the specific lot identification method, DFA first depletes noncovered shares with unknown cost basis in first in, first out order and then noncovered shares with known basis in first in, first out order before applying your elected method to your remaining covered shares.  If you want to deplete your shares in a different order then you must elect specific lot identification and choose the lots you wish to deplete first.  Shareholders that use the average cost method for noncovered shares must make the election to use the average cost method for these shares on their federal income tax returns in accordance with Treasury regulations.  This election for noncovered shares cannot be made by notifying the Series.

           The Series will compute and report the cost basis of your Series shares sold or exchanged by taking into account all of the applicable adjustments to cost basis and holding periods as required by the Code and Treasury regulations for purposes of reporting these amounts to you and,  in the case of covered shares, to the IRS.  However the Series is not required to, and in many cases the Series does not possess the information to, take all possible basis, holding period or other adjustments into account in reporting cost basis information to you. Therefore shareholders should carefully review the cost basis information provided by the Series, whether this information is provided pursuant to compliance with cost basis reporting requirements for shares acquired on or after January 1, 2012, or is provided by the Series as a service to shareholders for shares acquired prior to that date, and make any additional basis, holding period or other adjustments that are required by the Code and Treasury regulations when reporting these amounts on their federal income tax returns.  Shareholders remain solely responsible for complying with all federal income tax laws when filing their federal income tax returns.

           If you hold your Series shares through a broker (or other nominee), please contact that broker (nominee) with respect to reporting of cost basis and available elections for your account.

Tax shelter reporting.  Under Treasury regulations, if a shareholder recognizes a loss with respect to the Series’ shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886.

U.S. Government Securities.  To the extent a Series (or an Underlying Fund classified as a partnership) invests in certain U.S. government obligations, dividends paid by the Series to shareholders that are derived from interest on these obligations should be exempt from state and local personal income taxes, subject in some states to minimum investment or reporting requirements that must be met by the Series or Underlying Fund.  To the extent an Underlying Fund organized as a corporation invests in U.S. government obligations, dividends derived from interest on these obligations and paid to the Retirement Series and, in turn, to shareholders are unlikely to be exempt from state and local income tax.  The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Government National Mortgage Association (“GNMA”) or Federal National Mortgage Association (“FNMA”) securities), generally does not qualify for tax-free treatment.  The rules on exclusion of this income are different for corporate shareholders.

Qualified Dividend Income for Individuals.  With respect to taxable years of the Series beginning before January 1, 2013 (unless such provision is extended or made permanent), ordinary income dividends reported by the Series to shareholders as derived from qualified dividend income will be taxed in the hands of individuals and other noncorporate shareholders at the rates applicable to long-term capital gain.  “Qualified dividend income” means dividends paid to the Series (a) by domestic corporations, (b) by foreign corporations that are either (i) incorporated in a possession of the United States, or (ii) are eligible for benefits under certain income tax treaties with the United States that include an exchange of information program, or (c) with respect to stock of a foreign corporation that is readily tradable on an established securities market in the United States.  Both the Series and the investor must meet certain holding period requirements to qualify Series dividends for this treatment. Specifically, the Series must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend.  Similarly, investors must hold their Series shares for at least 61 days during the 121-day period beginning 60 days before the Series distribution goes ex-dividend. Income derived from investments in derivatives, fixed-income securities, U.S. REITs, PFICs, and income received “in lieu of” dividends in a securities lending transaction generally is not eligible for treatment as qualified dividend income.  If the qualifying dividend income received by the Series is equal to or greater than 95% of the Series’ gross income (exclusive of net capital gain) in any taxable year, all of the ordinary income dividends paid by the Series will be qualifying dividend income.  Because the income of the Money Market Series is derived primarily from interest on debt securities, none or only a small amount of the Series’ dividends will be qualified dividend income.  Income dividends from interest earned by the Series on debt securities will continue to be taxed at the higher ordinary income tax rate.

Dividends-Received Deduction for Corporations.  For corporate shareholders, a portion of the dividends paid by a Series may qualify for the 70% corporate dividends-received deduction.  The portion of dividends paid by the Series that so qualifies will be reported by the Series to shareholders each year and cannot exceed the gross amount of dividends received by the Series from domestic (U.S.) corporations.  The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions that apply to both the Series and the investor.  Specifically, the amount that the Series may report as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Series were debt-financed or held by the Series for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend.  Similarly, if your Series shares are debt-financed or held by you for less than a 46-day period then the dividends-received deduction for Series dividends on your shares may also be reduced or eliminated.  Even if reported as dividends eligible for the dividends-received deduction, all dividends (including any deducted portion) must be included in your alternative minimum taxable income calculation.  Income derived by the Series from investments in derivatives, fixed-income and foreign securities generally is not eligible for this treatment.   Because the income of the Money Market Series is derived primarily from interest on debt securities, none or only a small amount of their distributions are expected to qualify for the corporate dividends-received deduction.

Limitation on Deductibility of Losses.  Losses incurred on the sale of securities by one Series to another Series will be disallowed if, as of the date of sale, the same persons (or, in the case of a sale of securities by one corporate Series to another corporate Series, five or fewer persons) own directly or indirectly more than 50% of the outstanding shares in both the selling and purchasing Series.  Various attribution rules apply in testing the ownership of the Series for purposes of the foregoing loss disallowance rule.

Tax Treatment of Series Transactions.  Set forth below is a general description of the tax treatment of certain types of securities, investment techniques and transactions that may apply to a portfolio and, in turn, effect the amount, character and timing of dividends and distributions payable by the portfolio to its shareholders.  This section should be read in conjunction with the discussion above under “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings” for a detailed description of the various types of securities and investment techniques that apply to the Series.

In general.  In general, gain or loss recognized by a portfolio on the sale or other disposition of portfolio investments will be a capital gain or loss.  Such capital gain and loss may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules described below may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization and/or character, of certain gains or losses.

Certain fixed-income investments.  Gain recognized on the disposition of a debt obligation purchased by a portfolio at a market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount that accrued during the period of time the portfolio held the debt obligation unless the portfolio made a current inclusion election to accrue market discount into income as it accrues.  If a portfolio purchases a debt obligation (such as a zero coupon security or pay-in-kind security) that was originally issued at a discount, the portfolio generally is required to include in gross income each year the portion of the original issue discount that accrues during such year. Therefore, a portfolio’s investment in such securities may cause the portfolio to recognize income and make distributions to shareholders before it receives any cash payments on the securities.  To generate cash to satisfy those distribution requirements, a portfolio may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of portfolio shares.

Investments in debt obligations that are at risk of or in default present tax issues for a portfolio. Tax rules are not entirely clear about issues such as whether and to what extent a portfolio should recognize market discount on a debt obligation, when a portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent a portfolio may take deductions for bad debts or worthless securities and how a portfolio should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by a portfolio in order to ensure that it distributes sufficient income to preserve its status as a regulated investment company.

Options, futures, forward contracts, swap agreements and hedging transactions. In general, option premiums received by a portfolio are not immediately included in the income of the portfolio. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the portfolio transfers or otherwise terminates the option (e.g., through a closing transaction). If an option written by a portfolio is exercised and the portfolio sells or delivers the underlying stock, the portfolio generally will recognize capital gain or loss equal to (a) sum of the strike price and the option premium received by the portfolio minus (b) the portfolio’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by a portfolio pursuant to the exercise of a put option written by it, the portfolio generally will subtract the premium received from its cost basis in the securities purchased. The gain or loss with respect to any termination of a portfolio’s obligation under an option other than through the exercise of the option and related sale or delivery of the underlying stock generally will be short-term gain or loss depending on whether the premium income received by the portfolio is greater or less than the amount paid by the portfolio (if any) in terminating the transaction. Thus, for example, if an option written by a portfolio expires unexercised, the portfolio generally will recognize short-term gain equal to the premium received.

The tax treatment of certain futures contracts entered into by a portfolio as well as listed non-equity options written or purchased by the portfolio on U.S. exchanges (including options on futures contracts, broad-based equity indices and debt securities) may be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, any section 1256 contracts held by a portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable. Section 1256 contracts do not include any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement.

In addition to the special rules described above in respect of options and futures transactions, a portfolio’s transactions in other derivative instruments (including options, forward contracts and swap agreements) as well as its other hedging, short sale, or similar transactions, may be subject to one or more special tax rules (including the constructive sale, notional principal contract, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by a portfolio are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to the portfolio, defer losses to the portfolio, and cause adjustments in the holding periods of the portfolio’s securities. These rules, therefore, could affect the amount, timing and/or character of distributions to shareholders. Moreover, because the tax rules applicable to derivative financial instruments are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether a portfolio has made sufficient distributions and otherwise satisfied the relevant requirements to maintain its qualification as a regulated investment company and avoid a portfolio-level tax.

Certain of a portfolio’s investments in derivatives and foreign currency-denominated instruments, and the portfolio’s transactions in foreign currencies and hedging activities, may produce a difference between its book income and its taxable income. If a portfolio’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the portfolio could be required to make distributions exceeding book income to qualify as a regulated investment company. If a portfolio’s book income exceeds the sum of its taxable income and net tax-exempt income (if any), the distribution of any such excess will be treated as (i) a dividend to the extent of the portfolio’s remaining earnings and profits (including current earnings and profits arising from tax-exempt income, reduced by related deductions), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in the shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset.

Foreign currency transactions. A portfolio’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  This treatment could increase or decrease a portfolio's ordinary income distributions to you, and may cause some or all of the portfolio's previously distributed income to be classified as a return of capital.  In certain cases, a portfolio may make an election to treat such gain or loss as capital.

Investments in non-U.S. REITs. While non-U.S. REITs often use complex acquisition structures that seek to minimize taxation in the source country, an investment by a portfolio in a non-U.S. REIT may subject the portfolio, directly or indirectly, to corporate taxes, withholding taxes, transfer taxes and other indirect taxes in the country in which the real estate acquired by the non-U.S. REIT is located. The portfolio’s pro rata share of any such taxes will reduce the portfolio’s return on its investment. A portfolio’s investment in a non-U.S. REIT may be considered an investment in a PFIC, as discussed above in “Investment in Foreign Securities — PFIC securities.” Additionally, foreign withholding taxes on distributions from the non-U.S. REIT may be reduced or eliminated under certain tax treaties, as discussed above in “Taxation of the Series — Foreign income tax.” Also, the portfolio in certain limited circumstances may be required to file an income tax return in the source country and pay tax on any gain realized from its investment in the non-U.S. REIT under rules similar to those in the United States which tax foreign persons on gain realized from dispositions of interests in U.S. real estate.

Investments in U.S. REITs.   A U.S. REIT is not subject to federal income tax on the income and gains it distributes to shareholders.  Dividends paid by a U.S. REIT, other than capital gain distributions, will be taxable as ordinary income up to the amount of the U.S. REIT’s current and accumulated earnings and profits. Capital gain dividends paid by a U.S. REIT to a portfolio will be treated as long term capital gains by the portfolio and, in turn, may be distributed by the portfolio to its shareholders as a capital gain distribution.  Because of certain noncash expenses, such as property depreciation, an equity U.S. REIT’s cash flow may exceed its taxable income. The equity U.S. REIT, and in turn a portfolio, may distribute this excess cash to shareholders in the form of a return of capital distribution.  However, if a U.S. REIT is operated in a manner that fails to qualify as a REIT, an investment in the U.S. REIT would become subject to double taxation, meaning the taxable income of the U.S. REIT would be subject to federal income tax at regular corporate rates without any deduction for dividends paid to shareholders and the dividends would be taxable to shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the U.S. REIT’s current and accumulated earnings and profits. Also, see “Tax Treatment of Series Transactions — Investment in taxable mortgage pools (excess inclusion income)” with respect to certain other tax aspects of investing in U.S. REITs.

Investment in taxable mortgage pools (excess inclusion income). Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of a portfolio’s income from a U.S. REIT that is attributable to the REIT’s residual interest in a real estate mortgage investment conduits (“REMICs”) or equity interests in a “taxable mortgage pool” (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of a regulated investment company, such as a portfolio, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including qualified pension plans, individual retirement accounts, 401(k) plans, Keogh plans or other tax-exempt entities) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign stockholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to UBTI) is a record holder of a share in a regulated investment company, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. The Notice imposes certain reporting requirements upon regulated investment companies that have excess inclusion income. There can be no assurance that a portfolio will not allocate to shareholders excess inclusion income.

These rules are potentially applicable to a portfolio with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely,

through an investment in a U.S. REIT.  It is unlikely that these rules will apply to a portfolio that has a non-REIT strategy.

Investments in partnerships and qualified publicly traded partnerships (“QPTP”).  For purposes of the Income Requirement, income derived by a portfolio from a partnership that is not a QPTP will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the portfolio.  For purposes of testing whether a portfolio satisfies the Asset Diversification Test, the portfolio generally is treated as owning a pro rata share of the underlying assets of a partnership. See “Taxation of the Series — Qualification as a regulated investment company.”  In contrast, different rules apply to a partnership that is a QPTP.  A QPTP is a partnership (a) the interests in which are traded on an established securities market, (b) that is treated as a partnership for federal income tax purposes, and (c) that derives less than 90% of its income from sources that satisfy the Income Requirement (e.g., because it invests in commodities).  All of the net income derived by a portfolio from an interest in a QPTP will be treated as qualifying income but the portfolio may not invest more than 25% of its total assets in one or more QPTPs.  However, there can be no assurance that a partnership classified as a QPTP in one year will qualify as a QPTP in the next year.  Any such failure to annually qualify as a QPTP might, in turn, cause a portfolio to fail to qualify as a regulated investment company.

Investments in commodities — structured notes, corporate subsidiary and certain ETFs.  Gains from the disposition of commodities, including precious metals, will neither be considered qualifying income for purposes of satisfying the Income Requirement nor qualifying assets for purposes of satisfying the Asset Diversification Test.  See “Taxation of the Series — Qualification as a regulated investment company.” Also, the IRS has issued a Revenue Ruling which holds that income derived from commodity-linked swaps is not qualifying income for purposes of the Income Requirement.  However, in a subsequent Revenue Ruling, the IRS provides that income from certain alternative investments which create commodity exposure, such as certain commodity index-linked or structured notes or a corporate subsidiary that invests in commodities, may be considered qualifying income under the Code.  In addition, a portfolio may gain exposure to commodities through investment in QPTPs such as an exchange traded fund or ETF that is classified as a partnership and which invests in commodities.  Accordingly, the extent to which a portfolio invests in commodities or commodity-linked derivatives may be limited by the Income Requirement and the Asset Diversification Test, which the portfolio must continue to satisfy to maintain its status as a regulated investment company. A portfolio also may be limited in its ability to sell its investments in commodities, commodity-linked derivatives, and certain ETFs or be forced to sell other investments to generate income due to the Income Requirement.

Securities lending.  While securities are loaned out by a portfolio, the portfolio generally will receive from the borrower amounts equal to any dividends or interest paid on the borrowed securities.  For federal income tax purposes, payments made “in lieu of” dividends are not considered dividend income.  These distributions will neither qualify for the reduced rate of taxation for individuals on qualified dividends nor the 70% dividends received deduction for corporations.  Also, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass-through of foreign tax credits to shareholders.  Additionally, in the case of a portfolio with a strategy of investing in tax-exempt securities, any payments made "in lieu of" tax-exempt interest will be considered taxable income to the portfolio, and thus, to the investors, even though such interest may be tax-exempt when paid to the borrower.

Investments in convertible securities. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt. The creditor-holder's exercise of the conversion privilege is treated as a nontaxable event. Mandatorily convertible debt (e.g., an exchange traded note or ETN issued in the form of an unsecured obligation that pays a return based on the performance of a specified market index, exchange currency, or commodity) is often, but not always, treated as a contract to buy or sell the reference property rather than debt. Similarly, convertible preferred stock with a mandatory conversion feature is ordinarily, but not always, treated as equity rather than debt. Dividends received generally are qualified dividend income and eligible for the corporate dividends received deduction. In general, conversion of preferred stock for common stock of the same corporation is tax-free. Conversion of preferred stock for cash is a taxable redemption. Any redemption premium for preferred stock that is redeemable by the issuing company might be required to be amortized under original issue discount (“OID”) principles.

Backup Withholding.  By law, the Series may be required to withhold a portion of a shareholder’s taxable dividends and sales proceeds unless it:

•	provides its correct social security or taxpayer identification number,

•	certifies that this number is correct,

•	certifies that it is not subject to backup withholding, and

•	certifies that it is a U.S. person (including a U.S. resident alien).

The Series also must withhold if the IRS instructs it to do so.  When withholding is required, the amount will be 28% of any distributions or proceeds paid.  This rate will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2012, unless Congress enacts tax legislation providing otherwise. Backup withholding is not an additional tax.  Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.  Certain payees and payments are exempt from backup withholding and information reporting.  The special U.S. tax certification requirements applicable to non-U.S. investors  to avoid backup withholding are described under the “Non-U.S. Investors” heading below.

Non-U.S. Investors.  Non-U.S. investors (shareholders who, as to the United States, are nonresident alien individuals, foreign trusts or estates, foreign corporations, or foreign partnerships) may be subject to U.S. withholding and estate tax and are subject to special U.S.

tax certification requirements. Non-U.S. investors should consult their tax advisors about the applicability of U.S. tax withholding and the use of the appropriate forms to certify their status.

In general.  The United States imposes a flat 30% withholding tax (or a withholding tax at a lower treaty rate) on U.S. source dividends, including on income dividends paid to you by the Series.  Exemptions from this U.S. withholding tax are provided capital gain dividends paid by the Series from its net long-term capital gains and, with respect to taxable years of the Series beginning before January 1, 2012 (unless such sunset date is extended, possibly retroactively to January 1, 2012, or made permanent), interest-related dividends paid by the Series from its qualified net interest income from U.S. sources and short-term capital gain dividends. However, notwithstanding such exemptions from U.S. withholding at the source, any dividends and distributions of income and capital gains, including the proceeds from the sale of your Series shares, will be subject to backup withholding at a rate of 28% (subject to increase to 31% as described above)  if you fail to properly certify that you are not a U.S. person.

Capital gain dividends and short-term capital gain dividends.  In general, (i) a capital gain dividend reported by the Series to shareholders as paid from its net long-term capital gains or (ii) with respect to taxable years of the Series beginning before January 1, 2012 (unless such sunset date is extended, possibly retroactively to January 1, 2012, or made permanent), a short-term capital gain dividend reported by the Series to shareholders as paid from its net short-term capital gains, other than long- or short-term capital gains realized on disposition of U.S. real property interests (see the discussion below) are not subject to U.S. withholding tax unless a shareholder is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the calendar year.  After such sunset date, short-term capital gains are taxable to Non-U.S. investors as ordinary dividends subject to U.S. withholding tax at a 30% or lower treaty rate.

Interest-related dividends.  With respect to taxable years of the Series beginning before January 1, 2012 (unless such sunset date is extended, possibly retroactively to January 1, 2012, or made permanent), dividends reported by the Series to shareholders as interest-related dividends and paid from its qualified net interest income from U.S. sources are not subject to U.S. withholding tax. “Qualified interest income” includes, in general, U.S. source (1) bank deposit interest, (2) short-term original discount, (3) interest (including original issue discount, market discount, or acquisition discount) on an obligation which is in registered form, unless it is earned on an obligation issued by a corporation or partnership in which the Series is a 10-percent shareholder or is contingent interest, and (4) any interest-related dividend from another regulated investment company.  On any payment date, the amount of an income dividend that is reported by the Series to shareholders as an interest-related dividend may be more or less than the amount that is so qualified. This is because the reporting of interest related dividends is based on an estimate of the Series’ qualified net interest income for its entire fiscal year, which can only be determined with exactness at fiscal year end. As a consequence, the Series may over withhold a small amount of U.S. tax from a dividend payment. In this case, the non-U.S. investor’s only recourse may be to either forgo recovery of the excess withholding, or to file a United States nonresident income tax return to recover the excess withholding.

Further limitations on tax reporting for interest-related dividends and short-term capital gain dividends for non-U.S. investors.  It may not be practical in every case for the Series to report to shareholders, and the Series reserves the right in these cases to not report, small amounts of interest-related or short-term capital gain dividends. Additionally, the Series’ reporting of interest-related or short-term capital gain dividends may not be passed through to shareholders by intermediaries who have assumed tax reporting responsibilities for this income in managed or omnibus accounts due to systems limitations or operational constraints.

Net investment income from dividends on stock and foreign source interest income continue to be subject to withholding tax; foreign tax credits. Ordinary dividends paid by the Series to non-U.S. investors on the income earned on portfolio investments in (i) the stock of domestic and foreign corporations, and (ii) the debt of foreign issuers continue to be subject to U.S. withholding tax.  Foreign shareholders may be subject to U.S. withholding tax at a rate of 30% on the income resulting from an election to pass-through foreign tax credits to shareholders, but may not be able to claim a credit or deduction with respect to the withholding tax for the foreign tax treated as having been paid by them.

Income effectively connected with a U.S. trade or business.  If the income from the Series is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends and any gains realized upon the sale or redemption of shares of the Series will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations and require the filing of a nonresident U.S. income tax return.

Investment in U.S. real property.  The Series may invest in equity securities of corporations that invest in U.S. real property, including U.S. REITs. The sale of a U.S. real property interest (“USRPI”) by the Series or by a U.S. REIT or U.S. real property holding corporation in which the Series invests may trigger special tax consequences to the Series’ non-U.S. shareholders.

The Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) makes non-U.S. persons subject to U.S. tax on disposition of a USRPI as if he or she were a U.S. person.  Such gain is sometimes referred to as FIRPTA gain.  The Code provides a look-through rule for distributions of FIRPTA gain by a RIC received from a U.S. REIT or another RIC classified as a U.S. real property holding corporation or realized by the RIC on a sale of a USRPI (other than a domestically controlled U.S. REIT or RIC that is classified as a qualified investment entity) if all of the following requirements are met:

•
The RIC is classified as a qualified investment entity.  A RIC is classified as a “qualified investment entity” with respect to a distribution to a non-U.S. person which is attributable directly or indirectly to a distribution from a U.S. REIT if, in general, 50% or more of the RIC’s assets consists of interests in U.S. REITs and U.S. real property holding corporations, and

•	You are a non-U.S. shareholder that owns more than 5% of a class of Series shares at any time during the one-year period ending on the date of the distribution.

•	If these conditions are met, such Series distributions to you are treated as gain from the disposition of a USRPI, causing the distributions to be subject to U.S. withholding tax at a rate of 35% (unless reduced by future regulations), and requiring that you file a nonresident U.S. income tax return.

•
In addition, even if you do not own more than 5% of a class of Series shares, but the Series is a qualified investment entity, such  Series distributions to you will be taxable as ordinary dividends rather than as a capital gain dividend (a distribution of long-term capital gains) or a short-term capital gain dividend subject to withholding at the 30% or lower treaty withholding rate.

These rules apply to dividends paid by the Series before January 1, 2012 (unless such sunset date is extended, possibly retroactively to January 1, 2012, or made permanent).  After such sunset date, the Series’ distributions from a U.S. REIT (whether or not domestically controlled) attributable to FIRPTA gain will continue to be subject to the withholding rules described above provided the Series would otherwise be classified as a qualified investment entity.

Because the Series expects to invest less than 50% of its assets at all times, directly or indirectly, in U.S. real property interests, the Series expects that neither gain on the sale or redemption of Series shares nor Series dividends and distributions would be subject to FIRPTA reporting and tax withholding.

U.S. estate tax.  Transfers by gift of shares of the Series by a foreign shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax.  For decedents dying after 2010, an individual who, at the time of death, is a non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to Series shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exemption applies. If a treaty exemption is available, a decedent’s estate may nonetheless need to file a U.S. estate tax return to claim the exemption in order to obtain a U.S. federal transfer certificate. The transfer certificate will identify the property (i.e., Series shares) as to which the U.S. federal estate tax lien has been released.  In the absence of a treaty, there is a $13,000 statutory estate tax credit (equivalent to U.S. situs assets with a value of $60,000).  For estates with U.S. situs assets of not more than $60,000, the Series may accept, in lieu of a transfer certificate, an affidavit from an appropriate individual evidencing that decedent’s U.S. situs assets are below this threshold amount. In addition, a partial exemption from U.S estate tax may apply to Series shares held by the estate of a nonresident decedent.  The amount treated as exempt is based upon the proportion of the assets held by the Series at the end of the quarter immediately preceding the decedent's death that are debt obligations, deposits, or other property that generally would be treated as situated outside the United States if held directly by the estate.  This partial exemption applies to decedents dying after December 31, 2004 and before January 1, 2012, unless such provision is extended, possibly retroactively to January 1, 2012, or made permanent.

U.S. tax certification rules.  Special U.S. tax certification requirements may apply to non-U.S. shareholders both to avoid U.S. backup withholding imposed at a rate of 28% (subject to increase to 31% as described above) and to obtain the benefits of any treaty between the United States and the shareholder’s country of residence.  In general, a non-U.S. shareholder must provide a Form W-8 BEN (or other applicable Form W-8) to establish that the it is not a U.S. person, to claim that the it is the beneficial owner of the income and, if applicable, to claim a reduced rate of, or exemption from, withholding as a resident of a country with which the United

States has an income tax treaty.  A Form W-8 BEN provided without a U.S. taxpayer identification number will remain in effect for a period beginning on the date signed and ending on the last day of the third succeeding calendar year unless an earlier change of circumstances makes the information on the form incorrect. Certain payees and payments are exempt from backup withholding.

The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Non-U.S. shareholders are urged to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Series, including the applicability of foreign tax.

The Partnership Series

As a Partnership, the Series will not be subject to any U.S. federal income tax.  Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of a Series’ income, gains, losses, deductions, and credits.  Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Series.  The characterization of an item of profit or loss usually will be determined at the Series level (rather than at the shareholder level).  Because each Series does not contemplate making cash distributions to investors, the amount of income that may be realized by an investor likely will exceed the cash distributions to him.  An allocable share of a tax-exempt investor’s income will be UBTI to the extent that a Series borrows money to acquire property or invests in assets that produce UBTI.  In addition to U.S. federal income taxes, investors in the Series also may be subject to state and local taxes on their distributive share of a Series’ income and on gains arising on redemption or exchange of a Series’ shares.

While the Series are not classified as “regulated investment companies” under Subchapter M of the Code, the Series’ assets, income and distributions will be managed in such a way that an investor in the Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Series for such Series’ entire fiscal year.

Investment in Foreign Securities.  Certain of the Series may be subject to foreign withholding taxes on income from certain foreign securities.  This, in turn, could reduce a Series’ income dividends allocated to shareholders.

Pass-through of foreign tax credits.  The Series will be permitted to pass through to shareholders a credit or deduction for each shareholder’s pro rata share of foreign withholding taxes paid by the Series.

Effect of foreign debt investments on allocations.  Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by a Series.  Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses.  These gains when allocated are taxable to shareholders as ordinary income, and any losses reduce the Series’ ordinary income otherwise available for allocation to shareholders.  This treatment could increase or decrease the Series’ ordinary income allocations to shareholders.

PFIC securities.  Certain Series may invest in securities of foreign entities that could be deemed for tax purposes to be passive foreign investment companies (“PFICs”).  In general, a PFIC is any foreign corporation if 75% or more of its gross income for its taxable year is passive income, or 50% or more of its average assets (by value) are held for the production of passive income.  If a foreign corporation is a PFIC at any time during a United States person’s holding period for stock in the PFIC, certain distributions with respect to, and gain upon the disposition of, the PFIC stock generally will be taxed at the time of the distribution or disposition as if the income or gain were ratably allocated over the United States person’s holding period for the PFIC stock.  The amount allocated to the year of the distribution or disposition or to years prior to the corporation becoming a PFIC are treated as ordinary income, and the amounts allocated to earlier years for which the corporation was a PFIC are taxed at the highest rate applicable to individuals or corporations, as the case may be, for the taxable year to which the income is allocated.  Further, the tax on an amount allocated to such an earlier year is subject to an interest charge that accrues from the due date of the return for that earlier year.  If a U.S. shareholder of a Series is a tax-exempt person, the above rules relating to distributions and dispositions will apply only if dividends paid by the PFIC and allocated by the Series to such shareholder are taxable as unrelated business taxable income (UBTI).

The above rules relating to distributions and dispositions also generally will not apply if (i) the United States person elects to treat the PFIC as a qualified electing fund (a “QEF election”) for all taxable years that such person held the stock and the corporation was a PFIC, or (ii) the stock in the PFIC is “marketable stock” for which a mark-to-market election is made.  If a QEF election is made, a United States person generally will pay tax currently on its pro-rata share of the PFIC’s ordinary earnings and net capital gains (at ordinary income and capital gains rates, respectively), even if no dividends are actually paid.  If the mark-to-market election is made, United States persons generally account for changes in the value of the PFIC stock on an annual basis as ordinary income or loss.

When investing in PFIC securities, a Series is required to file Form 8621, Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Series, in any year the Series recognizes gain, receives certain distributions or makes an election with respect to the PFIC.  U.S shareholders of a Series are required to file Form 8621 if either the Series fails to do so or the U.S. shareholder is subject to tax on excess inclusion income.  While not entirely clear, a U.S. shareholder of the Series, as an indirect owner of a PFIC, may also be entitled to file Form 8621 to make either a mark-to-market or QEF election with respect to a PFIC.  Shareholders also should be aware that the designation of a foreign security as a PFIC will cause its income dividends to fall outside of the definition of qualified foreign corporation dividends.  These dividends generally will not qualify for the reduced rate of taxation on qualified dividends.

Because the determination of whether a foreign corporation is a PFIC is made annually on the basis of facts and circumstances that may be beyond a Series control or information, there can be no assurance that the Series will be able to identify a security as a PFIC in which case neither the Series nor the shareholders may be able to make a QEF or mark-to-market election with respect to the PFIC.

Transfers to foreign persons.  In general, each U.S. person who transfers property with a value in excess of $100,000 to a foreign corporation or foreign partnership in (among other exchanges) a contribution to capital is required to file an information return on Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, with the U.S. Internal Revenue Service.  In the case of a partnership, such as a Series, the U.S. shareholders of the Series, rather than the Series, are required to file Form 926.  The penalty for failure to furnish the information required equals the lesser of 10% of the fair market value of the property transferred or  $100,000, unless the penalty was due to intentional disregard.

Report of foreign bank and financial accounts.  Each U.S. person that has a financial interest in or signature authority over any foreign financial accounts, including bank, securities, or other types of financial accounts, in a foreign country, if the aggregate value of these financial accounts exceeds $10,000 at any time during the calendar year, must report that relationship each calendar year by filing Form TD F 90-22.1, Report Of Foreign Bank And Financial Accounts, with the Department of the Treasury on or before June 30, of the succeeding year.  A United States person has a financial interest in each bank, securities, or other financial account in a foreign country for which the owner of record or holder of legal title is (among other things) a partnership in which the United States person owns an interest in more than 50% of the profits or more than 50% of the capital of the partnership.  Civil and criminal penalties, including in certain circumstances a fine of not more than $500,000 and imprisonment of not more than five years, are provided for failure to file TD F 90-22.1.

Medicare Tax.  The recently enacted Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, will impose a 3.8% Medicare tax on net investment income earned by certain individuals, estates and trusts for taxable years beginning after December 31, 2012. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Partnership Series to the extent the net gain would be taken into account by the investor if the Partnership Series sold all of its property for fair market value immediately before the disposition of the shares of the Partnership Series, and (ii) dividends and capital gains earned by the Partnership Series) reduced by the deductions properly allocable to such income.  In the case of an individual, the tax will be imposed on the lesser of (1) the shareholder’s net investment income or (2) the amount by which the shareholder’s modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case).

Sales, Exchanges, and Redemption of Series Shares.  If a shareholder is a taxable investor, sales and exchanges are taxable transactions for federal and state income tax purposes.  If the shareholder held its shares as a capital asset, the gain or loss that it realizes generally will be capital gain or loss and will be long-term or short-term, generally depending on how long the shareholder has held its shares.  Any loss may be recognized only if an investor redeems its entire interest in a Series for money.  A distribution in partial or complete redemption of the shareholder’s shares in the Series is taxable as a sale or exchange only to the extent the amount of money received exceeds the shareholder’s tax basis in the entire interest in Series.

Generally, a distribution or series of distributions by a Series to a shareholder that results in termination of its entire interest in the Series results in gain to the distributee shareholder only to the extent that any money and the fair market value on the date of distribution of marketable securities (within the meaning of Section 731(c) of the Code) distributed exceeds the shareholder’s adjusted basis in its Series shares.  When only money (including any marketable securities treated as a distribution of money) and unrealized receivables are distributed, loss will be recognized to the extent that the shareholder’s adjusted basis in its Series shares exceeds the amount of money distributed and the basis to the shareholder of any unrealized receivables distributed.  Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee shareholder’s Series shares and generally will be capital gain or loss.

The tax basis of a shareholder’s interest in a Series will include the amount of money, and/or the basis in securities that the shareholder contributes to the Series, increased principally by (i) any additional contributions made by the shareholder to the Series, (ii) the shareholder’s allocable share of any Series profit, income or gain, and (iii) the amount, if any, of the shareholder’s share of the Series indebtedness; and decreased, but not below zero, principally by (iv) distributions from the Series to the shareholder, (v) the amount of the shareholder’s allocable share of Series losses, and (vi) any reduction in the shareholder’s share of Series indebtedness.  In the case of non-liquidating distributions other than cash (and other than certain ordinary income type assets, such as accounts receivable) basis is reduced (but not below zero) by the basis of the property distributed.

U.S. Government Securities.  To the extent a Series invests in certain U.S. government obligations, income allocated by the Series to shareholders that is derived from interest on these obligations should be exempt from state and local personal income taxes, subject in some states to minimum investment or reporting requirements that must be met by the Series.  The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Government National Mortgage Association (“GNMA”) or Federal National Mortgage Association (“FNMA”) securities), generally does not qualify for tax-free treatment.  The rules on exclusion of this income are different for corporate shareholders.

Qualified Dividend Income for Individuals.  With respect to taxable years of a Series beginning before January 1, 2013 (unless such provision is extended or made permanent), ordinary income allocated and reported by the Series to shareholders as derived from qualified dividend income will be taxed in the hands of individuals and other noncorporate shareholders at the rates applicable to long-term capital gain.  “Qualified dividend income” means dividends paid to the Series (a) by domestic corporations, (b) by foreign corporations that are either (i) incorporated in a possession of the United States, or (ii) are eligible for benefits under certain income tax treaties with the United States that include an exchange of information program, or (c) with respect to stock of a foreign corporation that is readily tradable on an established securities market in the United States.  The Series must meet certain holding period requirements to qualify Series dividends for this treatment. Specifically, a Series must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend.  Income derived from investments in derivatives, fixed-income securities, U.S. REITs, PFICs, and income received “in lieu of” dividends in a securities lending transaction generally is not eligible for treatment as qualified dividend income.  If the qualifying dividend income received by the Series is equal to or greater than 95% of the Series' gross income (exclusive of net capital gain) in any taxable year, all of the ordinary income dividends paid by the Series will be qualifying dividend income.

Dividends-Received Deduction for Corporations.  For corporate shareholders, a portion of the income allocated by a Series may qualify for the 70% corporate dividends-received deduction.  The portion of income allocated by the Series that so qualifies will be reported by the Series to shareholders each year and cannot exceed the gross amount of dividends received by the Series from domestic (U.S.) corporations.  The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions that apply to the Series.  Specifically, the amount that the Series may report as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Series were debt-financed or held by the Series for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend.  Even if reported as dividends eligible for the dividends-received deduction, all dividends (including any deducted portion) must be included in its alternative minimum taxable income calculation.  Income derived by the Series from investments in derivatives, fixed-income and foreign securities generally is not eligible for this treatment.

Limitation on Deductibility of Losses.  Losses incurred on the sale of securities by one Series to another Series will be disallowed if, as of the date of sale, the same persons own directly or indirectly more than 50% of the outstanding shares in both the selling and purchasing Series.  Various attribution rules apply in testing the ownership of a Series for purposes of the foregoing loss disallowance rule.

Tax Treatment of Series Transactions.  In general, gain or loss recognized by a Series on the sale or other disposition of Series investments will be a capital gain or loss.  Such capital gain and loss may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules described below may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization and/or character, of certain gains or losses.

Certain fixed-income investments.  Gain recognized on the disposition of a debt obligation purchased by a Series at a market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount that accrued during the period of time the Series held the debt obligation unless the Series made a current inclusion election to accrue market discount into income as it accrues.  If a Series purchases a debt obligation (such as a zero coupon security or pay-in-kind security) that was originally issued at a discount, the Series generally is required to include in gross income each year the portion of the original issue discount that accrues during such year. Therefore, a Series’ investment in such securities may cause the Series to recognize income before it receives any cash payments on the securities.

Investments in debt obligations that are at risk of or in default present tax issues for a Series. Tax rules are not entirely clear about issues such as whether and to what extent a Series should recognize market discount on a debt obligation, when a Series may cease to accrue interest, original issue discount or market discount, when and to what extent a Series may take deductions for bad debts or worthless securities and how a Series should allocate payments received on obligations in default between principal and income.

Options, futures, forward contracts, swap agreements and hedging transactions. In general, option premiums received by a Series are not immediately included in the income of the Series. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Series transfers or otherwise terminates the option (e.g., through a closing transaction). If an option written by a Series is exercised and the Series sells or delivers the underlying stock, the Series generally will recognize capital gain or loss equal to (a) sum of the strike price and the option premium received by the Series minus (b) the Series’ basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by a Series pursuant to the exercise of a put option written by it, the Series generally will subtract the premium received from its cost basis in the securities purchased. The gain or loss with respect to any termination of a Series’ obligation under an option other than through the exercise of the option and related sale or delivery of the underlying stock generally will be short-term gain or loss depending on whether the premium income received by the Series is greater or less than the amount paid by the Series (if any) in terminating the transaction. Thus, for example, if an option written by a Series expires unexercised, the Series generally will recognize short-term gain equal to the premium received.

The tax treatment of certain futures contracts entered into by a Series as well as listed non-equity options written or purchased by the Series on U.S. exchanges (including options on futures contracts, broad-based equity indices and debt securities) may be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, any section 1256 contracts held by a Series at the end of each taxable year are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable. Section 1256 contracts do not include any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement.

In addition to the special rules described above in respect of options and futures transactions, a Series’ transactions in other derivative instruments (including options, forward contracts and swap agreements) as well as its other hedging, short sale, or similar transactions, may be subject to one or more special tax rules (including the constructive sale, notional principal contract, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by a Series are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to the Series, defer losses to the Series, and cause adjustments in the holding periods of the Series’ securities.

Foreign currency transactions. A Series’ transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  In certain cases, a Series may make an election to treat such gain or loss as capital.

Investments in non-U.S. REITs. While non-U.S. REITs often use complex acquisition structures that seek to minimize taxation in the source country, an investment by a Series in a non-U.S. REIT may subject the Series, directly or indirectly, to corporate taxes, withholding taxes, transfer taxes and other indirect taxes in the country in which the real estate acquired by the non-U.S. REIT is located. The Series’ pro rata share of any such taxes will reduce the Series’ return on its investment. A Series’ investment in a non-U.S. REIT may be considered an investment in a PFIC, as discussed above in “Investment in Foreign Securities — PFIC securities.” Additionally, foreign withholding taxes on distributions from the non-U.S. REIT may be reduced or eliminated under certain tax treaties.  Also, the Series in certain limited circumstances may be required to file an income tax return in the source country and pay tax on any gain realized from its investment in the non-U.S. REIT under rules similar to those in the United States which tax foreign persons on gain realized from dispositions of interests in U.S. real estate.

Investments in U.S. REITs.   A U.S. REIT is not subject to federal income tax on the income and gains it distributes to shareholders.  Dividends paid by a U.S. REIT, other than capital gain distributions, will be taxable as ordinary income up to the amount of the U.S. REIT’s current and accumulated earnings and profits. Capital gain dividends paid by a U.S. REIT to a Series will be treated as long term capital gains by the Series and, in turn, will be allocated by the Series to its shareholders as a long term capital gain.  Because of certain noncash expenses, such as property depreciation, an equity U.S. REIT’s cash flow may exceed its taxable income. The equity U.S. REIT may allocate this excess cash to the Series in the form of a return of capital distribution.  However, if a U.S. REIT is operated in a manner that fails to qualify as a REIT, an investment in the U.S. REIT would become subject to double taxation, meaning the taxable income of the U.S. REIT would be subject to federal income tax at regular corporate rates without any deduction for dividends paid to shareholders and the dividends would be taxable to shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the U.S. REIT’s current and accumulated earnings and profits. Also, see “Tax Treatment of Series Transactions — Investment in taxable mortgage pools (excess inclusion income)” with respect to certain other tax aspects of investing in U.S. REITs.

Investment in taxable mortgage pools (excess inclusion income).  Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of a Series’ income from a U.S. REIT that is attributable to the REIT’s residual interest in a real estate mortgage investment conduits (“REMICs”) or equity interests in a “taxable mortgage pool” (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of a Series will be allocated to shareholders of the Series (as determined in accordance with the governing instruments of the Series) with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including qualified pension plans, individual retirement accounts, 401(k) plans, Keogh plans or other tax-exempt entities) subject to tax on unrelated business income (“UBTI”), thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign stockholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to UBTI) is a record holder of a share in a Series, then the Series will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. The Notice imposes certain reporting requirements upon pass-through entities such as a Series that have excess inclusion income. There can be no assurance that a Series will not allocate to shareholders excess inclusion income.

These rules are potentially applicable to a Series with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S. REIT.  It is unlikely that these rules will apply to a Series that has a non-REIT strategy.

Securities lending.  While securities are loaned out by a Series, the Series generally will receive from the borrower amounts equal to any dividends or interest paid on the borrowed securities.  For federal income tax purposes, payments made “in lieu of” dividends are not considered dividend income.  These distributions will neither qualify for the reduced rate of taxation for individuals on qualified dividends nor the 70% dividends received deduction for corporations.  Also, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass-through of foreign tax credits to shareholders.

Investments in convertible securities. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt. The creditor-holder's exercise of the conversion privilege is treated as a nontaxable event. Mandatorily convertible debt (e.g., an exchange traded note or ETN issued in the form of an unsecured obligation that pays a return based on the performance of a specified market index, exchange currency, or commodity) is often, but not always, treated as a contract to buy or sell the reference property rather than debt. Similarly, convertible preferred stock with a mandatory conversion feature is ordinarily, but not always, treated as equity rather than debt. Dividends received generally are qualified dividend income and eligible for the corporate dividends received deduction. In general, conversion of preferred stock for common stock of the same corporation is tax-free. Conversion of preferred stock for cash is a taxable redemption. Any redemption premium for preferred stock that is redeemable by the issuing company might be required to be amortized under original issue discount (“OID”) principles.

Non-U.S. Investors.  Investors in the Series who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors to determine the applicability of U.S. withholding by a Series on interest, dividends and any other items of fixed or determinable annual or periodical gains, profits and income included in such investors’ distributive share of a Series’ income.  Non-U.S. investors also may wish to contact their tax advisors to determine the applicability of foreign tax laws.

Series income not derived from the conduct of a U.S. trade or business.  Non-U.S. investors should be aware of certain U.S. federal income tax consequences of investing in the Series.

Provided that the Series is not deemed to be engaged in a trade or business in the United States for U.S. federal income tax purposes, the Series generally will be required to withhold tax on certain items of gross income (including fees received in connection with the Series’ lending activities, dividends and certain types of interest income derived from U.S. sources) included in the distributive share of each non-U.S. investor at a rate of 30%, unless the tax is reduced or eliminated by treaty.  Certain other categories of income will not be subject to this 30% tax, including dividends designated by a Series as:

•
capital gain dividends paid by a Series from its net long-term capital gains (other than those from disposition of a U.S. real property interest), unless the shareholder is a nonresident alien present in the United States for a period or periods aggregating 183 days or more during the calendar year;

•
with respect to taxable years of a Series beginning before January 1, 2012 (unless such sunset date is extended, possibly retroactively to January 1, 2012, or made permanent), interest-related dividends paid by the Series from its qualified net interest income from U.S. sources (which may include U.S. Government securities) and short-term capital gains dividends (including those derived from options transactions); and

•	exempt-interest dividends paid by a Series from its net interest income earned on municipal securities.

Income effectively connected with the conduct of a U.S. trade or business.  If, on the other hand, a Series derives income which is effectively connected with a U.S. trade or business carried on by the Series (for example, by investing in REITs or other entities holding U.S. real property interests or by investing in an entity that is classified as a partnership for U.S. federal tax purposes), this 30% tax will not apply to such effectively connected income of the Series, and the Series generally will be required to withhold quarterly amounts of tax from the amount of effectively connected taxable income allocable to each non-U.S. shareholder at the highest rate of tax applicable to U.S. taxpayers.  Thus, non-U.S. investors would be taxable on capital gains, as well as other income that is treated as effectively connected with the Series’ trade or business, and generally would be required to file U.S. tax returns.  Furthermore, a foreign corporation investing in the Series would be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.

U.S. tax certification rules.  Special U.S. tax certification requirements apply to non-U.S. shareholders.

U.S. estate tax. An individual who, at the time of death, is a non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to Series shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exemption applies.  If a treaty exemption is available, a decedent’s estate may nonetheless need to file a U.S. estate tax return to claim the exemption.  In the absence of a treaty, there is a $13,000 statutory estate tax credit.  Transfers by gift of shares of a Series by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax.  The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Non-U.S. shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Series, including the applicability of foreign tax.

Other Tax Issues

The Board reserves the right to change the entity classification of a Series for U.S. federal income tax purposes at any time, as may be permitted or required under the Code.  For instance, the Board might cause a Series that is classified as a corporation and taxable as a regulated investment company to elect to be classified as a partnership (if it has two or more shareholders) or disregarded entity (if it has one shareholder) or vice versa.  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of a Series, or the nature and number of shareholders of a Series or other factors or events adversely affecting the ability of a Series to comply with the Code.  A change in entity classification of a Series may be a taxable event, causing the Series and shareholders of the Series that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Series to be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.

At any time a Partnership Series has a sole shareholder, the Series ceases to be classified as a partnership and is treated as a disregarded entity.  The income, gains, losses, deductions, and credits of a disregarded entity are treated as earned by its sole shareholder with the same consequences as if the shareholder directly realized such amounts.  A distribution in cash or in-kind in partial or complete redemption of shares in a disregarded entity by its sole shareholder is a non-event for federal income tax purposes.  A partial sale of shares in a disregarded entity to another person would create a new partnership.  A disregarded entity does not file U.S. federal income tax returns.

The Trust may accept securities or local currencies in exchange for shares of a Series.  A gain or loss for U.S. federal income tax purposes may be realized by investors who are subject to U.S. federal taxation upon the exchange, depending upon the U.S. dollar cost of the securities or local currency exchanged.  Different rules apply in the case of The Short Term Investment Series or a Partnership Series.  Investors should consult their tax advisers.  (See “In-kind Purchases” in Item 6(b).)

Under the Foreign Account Tax Compliance Act, the relevant withholding agent may be required to withhold 30% of:  (a) income dividends paid after December 31, 2013 and (b) certain capital gains distributions and the proceeds of a sale of shares paid after December 31, 2014 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose certain of its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. These requirements are different from, and in addition to, the U.S. tax certification rules described above.  The scope of these requirements remains unclear, and shareholders are urged to consult their tax advisors regarding the application of these requirements to their own situation.

There are certain other tax issues that will be relevant to only certain investors in the Corporate Series or a Partnership Series; for instance, investors that are segregated asset accounts and investors who contribute assets rather than cash to the Corporate Series or a Partnership Series of the Trust.  Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Series.

Effect of Future Legislation; Local Tax Considerations

The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Part B.  Future legislative or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.  Rules of state and local taxation of ordinary income, qualified dividend income, and capital gain dividends may differ from the rules for U.S. federal income taxation described above.  Distributions also may be subject to additional state, local, and foreign taxes depending on each shareholder’s particular situation.  Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above.  Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in a Series.

Item 25.  Underwriters.  See response to Item 19(b).  Principal Underwriters.

Item 26.  Calculation of Performance Data.  Not applicable.

A Series may compare its investment performance to appropriate market and mutual fund indices and investments for which reliable performance data is available.  Such indices are generally unmanaged and are prepared by entities and organizations that track the performance of investment companies or investment advisors.  Unmanaged indices often do not reflect deductions for administrative and management costs and expenses.  The performance of a Series also may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services.  Any performance information, whether related to a Series or to the Advisor, should be considered in light of the Series’ investment objectives and policies, characteristics and the quality of the portfolio and market conditions during the time period indicated and should not be considered to be representative of what may be achieved in the future.

Item 27.  Financial Statements.

Items 27(a), (b), and (c)  The audited financial statements and financial highlights of the Series (except the Retirement Series) of Trust for its fiscal year ended October 31, 2011, as set forth in the Trust’s annual reports to shareholders, are incorporated herein by reference.  The Retirement Series is a new Series and therefore, no financial statements or financial highlights are available for the Series.

APPENDIX

U.S. PROXY VOTING CONCISE GUIDELINES

Effective for Meetings on or after February 1, 2012

In order to provide greater analysis on certain shareholder meetings, the Advisor has elected to receive research reports for certain meetings, as indicated below, from Glass Lewis in addition to Institutional Shareholder Services, Inc. (“ISS”).

Specifically, if available, the Advisor may obtain research from Glass Lewis in addition to ISS for shareholder meetings in the following circumstances: (1) where the Advisor’s clients have a significant aggregate holding in the issuer and the meeting agenda contains proxies concerning: Anti-takeover Defenses or Voting Related Issues, Mergers and Acquisitions or Reorganizations or Restructurings, Capital Structure Issues, Compensation Issues or a proxy contest; or (2) where the Advisor in its discretion, has deemed that additional research is warranted.

Where research is obtained from Glass Lewis in accordance with these Guidelines, the Advisor will first review the research reports obtained from ISS and Glass Lewis.  If the recommendations contained in the research reports from ISS and Glass Lewis are the same, the Advisor will vote accordingly.  If the recommendations contained in the research reports from ISS and Glass Lewis are inconsistent, the Advisor will vote in accordance with the ISS recommendation unless the Corporate Governance Committee determines that voting in accordance with the Glass Lewis recommendation is more consistent with the principle of preserving shareholder value.

Routine/Miscellaneous

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply:

•	An auditor has a financial interest in or association with the company, and is therefore not independent;

•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;

•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•	Fees for non-audit services (“Other” fees) are excessive.

Non-audit fees are excessive if:

•	Non-audit (“other”) fees >audit fees + audit-related fees + tax compliance/preparation fees

Board of Directors

Voting on Director Nominees in Uncontested Elections

Votes on director nominees should be determined CASE-BY-CASE.

Four fundamental principles apply when determining votes on director nominees:

1.      Board Accountability

2.	Board Responsiveness

3.	Director Independence

4.	Director Competence

1.	Board Accountability

Vote AGAINST1 or WITHHOLD from the entire board of directors (except new nominees2, who should be considered CASE-BY-CASE) for the following:

Problematic Takeover Defenses:

Classified Board Structure:

1.1.
The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election -- any or all appropriate nominees (except new) may be held accountable;

Director Performance Evaluation:

1.2.
The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s five-year total shareholder return and five-year operational metrics. Problematic provisions include but are not limited to:

•	A classified board structure;

•	A supermajority vote requirement;

•	Either a plurality vote standard in uncontested director elections or a majority vote standard with no plurality carve-out for contested elections;

•	The inability of shareholders to call special meetings;

•	The inability of shareholders to act by written consent;

•	A dual-class capital structure; and/or

•	A non–shareholder- approved poison pill.

1 In general, companies with a plurality vote standard use “Withhold” as the contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.

2 A “new nominee” is any current nominee who has not already been elected by shareholders and who joined the board after the problematic action in question transpired.  If ISS cannot determine whether the nominee joined the board before or after the problematic action transpired, the nominee will be considered a “new nominee” if he or she joined the board within 12 months prior to the upcoming shareholder meeting.

Poison Pills:

1.3.	The company’s poison pill has a “dead-hand” or “modified dead-hand” feature. Vote WITHHOLD or AGAINST every year until this feature is removed;

1.4.
The board adopts a poison pill with a term of more than 12 months (“long-term pill”), or renews any existing pill, including any “short-term” pill (12 months or less), without shareholder approval. A commitment or policy that puts a newly adopted pill to a binding shareholder vote may potentially offset an adverse vote recommendation. Review such companies with classified boards every year, and such companies with annually elected boards at least once every three years, and vote AGAINST or WITHHOLD votes from all nominees if the company still maintains a non-shareholder-approved poison pill. This policy applies to all companies adopting or renewing pills after the announcement of this policy (Nov. 19, 2009); or

1.5.	The board makes a material adverse change to an existing poison pill without shareholder approval.

Vote CASE-BY-CASE on all nominees if:

1.6.	The board adopts a poison pill with a term of 12 months or less (“short-term pill”) without shareholder approval, taking into account the following factors:

•
The date of the pill‘s adoption relative to the date of the next meeting of shareholders– i.e. whether the company had time to put the pill on ballot for shareholder ratification given the circumstances;

•	The issuer‘s rationale;

•	The issuer's governance structure and practices; and

•	The issuer's track record of accountability to shareholders.

Problematic Audit-Related Practices

Generally vote AGAINST or WITHHOLD from the members of the Audit Committee if:

1.7.	The non-audit fees paid to the auditor are excessive (see discussion under “ Auditor Ratification ”);

1.8.	The company receives an adverse opinion on the company’s financial statements from its auditor; or

1.9.
There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-BY-CASE on members of the Audit Committee and potentially the full board if:

1.10.
Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether WITHHOLD/AGAINST votes are warranted.

Problematic Compensation Practices/Pay for Performance Misalignment

In the absence of an Advisory Vote on Executive Compensation ballot item, or, in egregious situations, vote AGAINST or WITHHOLD from the members of the Compensation Committee and potentially the full board if:

1.11.	There is a significant misalignment between CEO pay and company performance ( pay for performance );

1.12.	The company maintains significant problematic pay practices ;

1.13.	The board exhibits a significant level of poor communication and responsiveness to shareholders;

1.14.	The company fails to submit one-time transfers of stock options to a shareholder vote; or

1.15.	The company fails to fulfill the terms of a burn rate commitment made to shareholders.

Vote CASE-BY-CASE on Compensation Committee members (or, in exceptional cases, the full board) and the Management Say-on-Pay proposal if:

1.16.	The company's previous say-on-pay proposal received the support of less than 70 percent of votes cast, taking into account:

•	The company's response, including:

o	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support;

o	Specific actions taken to address the issues that contributed to the low level of support;

o	Other recent compensation actions taken by the company;

•	Whether the issues raised are recurring or isolated;

•	The company's ownership structure; and

•	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Governance Failures

Under extraordinary circumstances, vote AGAINST or WITHHOLD from directors individually, committee members, or the entire board, due to:

1.17.	Material failures of governance, stewardship, risk oversight, or fiduciary responsibilities at the company;

1.18.	Failure to replace management as appropriate; or

1.19.
Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

2.           Board Responsiveness

Vote AGAINST or WITHHOLD from the entire board of directors (except new nominees, who should be considered CASE-BY-CASE) if:

2.1.	The board failed to act on a shareholder proposal that received the support of a majority of the shares outstanding the previous year;

2.2.	The board failed to act on a shareholder proposal that received the support of a majority of shares cast in the last year and one of the two previous years;

2.3.	The board failed to act on takeover offers where the majority of shares are tendered;

2.4.
At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote; or

2.5.
The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the majority of votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency.

Vote CASE-BY-CASE on the entire board if:

2.6.
The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received a plurality, but not a majority, of the votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency, taking into account:

•	The board's rationale for selecting a frequency that is different from the frequency that received a plurality;

•	The company's ownership structure and vote results;

•	ISS' analysis of whether there are compensation concerns or a history of problematic compensation practices; and

•	The previous year's support level on the company's say-on-pay proposal.

3.	Director Independence

Vote AGAINST or WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Categorization of Directors) when:

3.1.	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

3.2.	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

3.3.	The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee; or

3.4.	The full board Independent directors make up less than a majority of the directors.

4.           Director Competence

Attendance at Board and Committee Meetings:

Vote AGAINST or WITHHOLD from the entire board of directors (except new nominees, who should be considered CASE-BY-CASE) if:

4.1.
The company’s proxy indicates that not all directors attended 75 percent of the aggregate board and committee meetings, but fails to provide the required disclosure of the names of the director(s) involved.

Generally vote AGAINST or WITHHOLD from individual directors who:

4.2.	Attend less than 75 percent of the board and committee meetings (with the exception of new nominees). Acceptable reasons for director absences are generally limited to the following:

•	Medical issues/illness;

•	Family emergencies; and

•	Missing only one meeting.

These reasons for directors' absences will only be considered by ISS if disclosed in the proxy or another SEC filing. If the disclosure is insufficient to determine whether a director attended at least 75 percent of board and committee meetings in aggregate, vote AGAINST or WITHHOLD from the director.

Overboarded Directors:

Vote AGAINST or WITHHOLD from individual directors who:

4.3.	Sit on more than six public company boards3; or

4.4.	Are CEOs of public companies who sit on the boards of more than two public companies besides their own– withhold only at their outside boards.

Voting for Director Nominees in Contested Elections*

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

•	Long-term financial performance of the target company relative to its industry;

•	Management’s track record;

•	Background to the proxy contest;

•	Qualifications of director nominees (both slates);

•	Strategic plan of dissident slate and quality of critique against management;

•	Likelihood that the proposed goals and objectives can be achieved (both slates);

3 Dimensional may screen votes otherwise subject to this policy based on the qualifications and circumstances of the directors involved.

* See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

•	Stock ownership positions.

Proxy Access4

ISS supports proxy access as an important shareholder right, one that is complementary to other best-practice corporate governance features. However, in the absence of a uniform standard, proposals to enact proxy access may vary widely; as such, ISS is not setting forth specific parameters at this time and will take a case-by-case approach in evaluating these proposals.

Vote CASE-BY-CASE on proposals to enact proxy access, taking into account, among other factors:

Company-specific factors; and
Proposal-specific factors, including:
o	The ownership thresholds proposed in the resolution (i.e., percentage and duration);

o	The maximum proportion of directors that shareholders may nominate each year; and

o	The method of determining which nominations should appear on the ballot if multiple shareholders submit nominations.

Shareholder Rights & Defenses*

Exclusive Venue

Vote CASE-BY-CASE on exclusive venue proposals, taking into account:

•	Whether the company has been materially harmed by shareholder litigation outside its jurisdiction of incorporation, based on disclosure in the company’s proxy statement; and

•	Whether the company has the following good governance features:

o	An annually elected board;

o	A majority vote standard in uncontested director elections; and

o	The absence of a poison pill, unless the pill was approved by shareholders.

Poison Pills- Management Proposals to Ratify Poison Pill

Vote CASE-BY-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

•	No lower than a 20% trigger, flip-in or flip-over;

•	A term of no more than three years;

4 Dimensional will vote against binding proposals where the shareholder proponent(s) hold less than a 5% ownership interest in the company for companies included in the S&P 500 Index, or less than a 7.5% ownership interest in the company for all other companies.  Where these ownership thresholds have been met by the shareholder proponent(s), Dimensional will vote in accordance with the recommendation of ISS.

* See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

•	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

•
Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

Poison Pills- Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)

Vote AGAINST proposals to adopt a poison pill for the stated purpose of protecting a company's net operating losses (“NOLs”) if the term of the pill would exceed the shorter of three years and the exhaustion of the NOL.

Vote CASE-BY-CASE on management proposals for poison pill ratification, considering the following factors, if the term of the pill would be the shorter of three years (or less) and the exhaustion of the NOL:

•	The ownership threshold to transfer (NOL pills generally have a trigger slightly below 5 percent);

•	The value of the NOLs;

•	Shareholder protection mechanisms (sunset provision, or commitment to cause expiration of the pill upon exhaustion or expiration of NOLs);

•
The company's existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

•	Any other factors that may be applicable.

Shareholder Ability to Act by Written Consent

Generally vote AGAINST management and shareholder proposals to restrict or prohibit shareholders' ability to act by written consent.

Generally vote FOR management and shareholder proposals that provide shareholders with the ability to act by written consent, taking into account the following factors:

•	Shareholders' current right to act by written consent;

•	The consent threshold;

•	The inclusion of exclusionary or prohibitive language;

•	Investor ownership structure; and

•	Shareholder support of, and management's response to, previous shareholder proposals.

Vote CASE-BY-CASE on shareholder proposals if, in addition to the considerations above, the company has the following governance and antitakeover provisions:

•      An unfettered5 right for shareholders to call special meetings at a 10 percent threshold;
•	A majority vote standard in uncontested director elections;

•	No non-shareholder-approved pill; and

•	An annually elected board.

CAPITAL/RESTRUCTURING*

Common Stock Authorization

Vote FOR proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote AGAINST proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.

Vote AGAINST proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.

Vote CASE-BY-CASE on all other proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

•	Past Board Performance:

o	The company's use of authorized shares during the last three years

•	The Current Request:

o	Disclosure in the proxy statement of the specific purposes of the proposed increase;

o	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request; and

o
The dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company's need for shares and total shareholder returns.

Preferred Stock Authorization

Vote FOR proposals to increase the number of authorized preferred shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote AGAINST proposals at companies with more than one class or series of preferred stock to increase the number of authorized shares of the class or series of preferred stock that has superior voting rights.

5 "Unfettered" means no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10 percent threshold, and only reasonable limits on when a meeting can be called: no greater than 30 days after the last annual meeting and no greater than 90 prior to the next annual meeting.

* See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

Vote CASE-BY-CASE on all other proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

•	Past Board Performance:

o	The company's use of authorized preferred shares during the last three years;

•	The Current Request:

o	Disclosure in the proxy statement of the specific purposes for the proposed increase;

o	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request;

o
In cases where the company has existing authorized preferred stock, the dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company's need for shares and total shareholder returns; and

o	Whether the shares requested are blank check preferred shares that can be used for antitakeover purposes.

Dual Class Structure

Generally vote AGAINST proposals to create a new class of common stock unless:

The company discloses a compelling rationale for the dual-class capital structure, such as:
o	The company's auditor has concluded that there is substantial doubt about the company's ability to continue as a going concern; or

o	The new class of shares will be transitory;

The new class is intended for financing purposes with minimal or no dilution to current shareholders in both the short term and long term; and
The new class is not designed to preserve or increase the voting power of an insider or significant shareholder.

Mergers and Acquisitions

Vote CASE –BY- CASE on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

•
Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•	Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•
Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•
Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•
Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the "ISS Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•
Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

COMPENSATION*

Executive Pay Evaluation

Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:

1.
Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;

2.	Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;

3.
Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);

4.
Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;

5.
Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

* See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

Advisory Votes on Executive Compensation- Management Proposals (Management Say-on-Pay)

Vote CASE-BY-CASE on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.

 Vote AGAINST Advisory Votes on Executive Compensation (Management Say-on-Pay – MSOP) if:

There is a significant misalignment between CEO pay and company performance ( pay for performance );
The company maintains significant problematic pay practices ;
The board exhibits a significant level of poor communication and responsiveness to shareholders.

Vote AGAINST or WITHHOLD from the members of the Compensation Committee and potentially the full board if:

•
There is no MSOP on the ballot, and an AGAINST vote on an MSOP is warranted due to pay for performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;

•	The board fails to respond adequately to a previous MSOP proposal that received less than 70 percent support of votes cast;

•	The company has recently practiced or approved problematic pay practices, including option repricing or option backdating; or

•	The situation is egregious.

Vote AGAINST an equity plan on the ballot if:

A pay for performance misalignment is found, and a significant portion of the CEO’s misaligned pay is attributed to non-performance-based equity awards, taking into consideration:
o	Magnitude of pay misalignment;

o	Contribution of non-performance-based equity grants to overall pay; and

o	The proportion of equity awards granted in the last three fiscal years concentrated at the named executive officer (NEO) level.

Primary Evaluation Factors for Executive Pay

Pay- for-Performance Evaluation
ISS annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the Russell 3000 index, this analysis considers the following:

1.	Peer Group6 Alignment:

6 The peer group is generally comprised of 14-24 companies that are selected using market cap, revenue (or assets for financial firms), and GICS industry group, via a process designed to select peers that are closest to the subject company, and where the subject company is close to median in revenue/asset size. The relative alignment evaluation will consider the company’s rank for both pay and TSR within the peer group (for one- and three-year periods) and the CEO’s pay relative to the median pay level in the peer group.

•      The degree of alignment between the company's TSR rank and the CEO's total pay rank within a peer group, as measured over one-year and three-year periods (weighted 40/60);

•      The multiple of the CEO's total pay relative to the peer group median.

2.
Absolute Alignment: The absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years – i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.

If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of non-Russell 3000 index companies, misaligned pay and performance are otherwise suggested, analyze the following qualitative factors to determine how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:

The ratio of performance- to time-based equity awards;
The ratio of performance-based compensation to overall compensation;
The completeness of disclosure and rigor of performance goals;
The company's peer group benchmarking practices;
Actual results of financial/operational metrics, such as growth in revenue, profit, cash flow, etc., both absolute and relative to peers;
Special circumstances related to, for example, a new CEO in the prior fiscal year or anomalous equity grant practices (e.g., biennial awards); and
Any other factors deemed relevant.

Problematic Pay Practices

The focus is on executive compensation practices that contravene the global pay principles, including:

Problematic practices related to non-performance-based compensation elements;
Incentives that may motivate excessive risk-taking; and
Options Backdating.
Problematic Pay Practices related to Non-Performance-Based Compensation Elements

Pay elements that are not directly based on performance are generally evaluated CASE-BY-CASE considering the context of a company's overall pay program and demonstrated pay-for-performance philosophy.  Please refer to ISS' Compensation FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices.   The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:

•	Repricing or replacing of underwater stock options/SARS without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);

•	Excessive perquisites or tax gross-ups, including any gross-up related to a secular trust or restricted stock vesting;

•	New or extended agreements that provide for:

o	CIC payments exceeding 3 times base salary and average/target/most recent bonus;

o	CIC severance payments without involuntary job loss or substantial diminution of duties ("single" or "modified single" triggers);

o	CIC payments with excise tax gross-ups (including "modified" gross-ups).

Incentives that may Motivate Excessive Risk-Taking

•      Multi-year guaranteed bonuses;

•	A single or common performance metric used for short- and long-term plans;

•	Lucrative severance packages;

•	High pay opportunities relative to industry peers;

•	Disproportionate supplemental pensions; or

•	Mega annual equity grants that provide unlimited upside with no downside risk.

Factors that potentially mitigate the impact of risky incentives include rigorous claw-back provisions and robust stock ownership/holding guidelines.

Options Backdating

The following factors should be examined CASE-BY-CASE to allow for distinctions to be made between “sloppy” plan administration versus deliberate action or fraud:

•	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;

•	Duration of options backdating;

•	Size of restatement due to options backdating;

•	Corrective actions taken by the board or compensation committee, such as canceling or re-pricing backdated options, the recouping of option gains on backdated grants; and

•	Adoption of a grant policy that prohibits backdating, and creates a fixed grant schedule or window period for equity grants in the future.

Board Communications and Responsiveness

Consider the following factors CASE-BY-CASE when evaluating ballot items related to executive pay on the Board’s responsiveness to investor input and engagement on compensation issues:

•	Failure to respond to majority-supported shareholder proposals on executive pay topics; or

•	Failure to adequately respond to the company's previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account:

o	The company's response, including:

▪	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support;

▪	Specific actions taken to address the issues that contributed to the low level of support;

▪	Other recent compensation actions taken by the company;

o	Whether the issues raised are recurring or isolated;

o	The company's ownership structure; and

o	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Frequency of Advisory Vote on Executive Compensation (Management "Say on Pay")

Vote FOR annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies' executive pay programs.

Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale

Vote CASE-BY-CASE on proposals to approve the company's golden parachute compensation, consistent with ISS' policies on problematic pay practices related to severance packages. Features that may lead to a vote AGAINST include:

•	Recently adopted or materially amended agreements that include excise tax gross-up provisions (since prior annual meeting);

•	Recently adopted or materially amended agreements that include modified single triggers (since prior annual meeting);

•
Single trigger payments that will happen immediately upon a change in control, including cash payment and such items as the acceleration of performance-based equity despite the failure to achieve performance measures;

•	Single-trigger vesting of equity based on a definition of change in control that requires only shareholder approval of the transaction (rather than consummation);

•	Potentially excessive severance payments;

•	Recent amendments or other changes that may make packages so attractive as to influence merger agreements that may not be in the best interests of shareholders;

•
In the case of a substantial gross-up from pre-existing/grandfathered contract: the element that triggered the gross-up (i.e., option mega-grants at low point in stock price, unusual or outsized payments in cash or equity made or negotiated prior to the merger); or

•
The company's assertion that a proposed transaction is conditioned on shareholder approval of the golden parachute advisory vote.  ISS would view this as problematic from a corporate governance perspective.

In cases where the golden parachute vote is incorporated into a company's separate advisory vote on compensation ("management "say on pay"), ISS will evaluate the "say on pay" proposal in accordance with these guidelines, which may give higher weight to that component of the overall evaluation.

Equity-Based and Other Incentive Plans*

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

The total cost of the company’s equity plans is unreasonable;

* See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

The plan expressly permits repricing;
A pay-for-performance misalignment is found;
The company’s three year burn rate exceeds the burn rate cap of its industry group;
The plan has a liberal change-of-control definition; or
The plan is a vehicle for problematic pay practices.

Social/Environmental Issues

Overall Approach

Generally vote FOR the management’s recommendation on shareholder proposals involving social/ environmental issues.  When evaluating social and environmental shareholder proposals, Dimensional considers the most important factor to be whether adoption of the proposal is likely to enhance or protect shareholder value.

APPENDIX

2012 INTERNATIONAL PROXY VOTING SUMMARY GUIDELINES±

Effective for Meetings on or after February 1, 2012

In order to provide greater analysis on certain shareholder meetings, the Advisor has elected to receive research reports for certain meetings, as indicated below, from Glass Lewis in addition to Institutional Shareholder Services, Inc. (“ISS”).

Specifically, if available, the Advisor may obtain research from Glass Lewis in addition to ISS for shareholder meetings in the following circumstances: (1) where the Advisor’s clients have a significant aggregate holding in the issuer and the meeting agenda contains proxies concerning: Anti-takeover Defenses or Voting Related Issues, Mergers and Acquisitions or Reorganizations or Restructurings, Capital Structure Issues, Compensation Issues or a proxy contest; or (2) where the Advisor in its discretion, has deemed that additional research is warranted.

Where research is obtained from Glass Lewis in accordance with these Guidelines, the Advisor will first review the research reports obtained from ISS and Glass Lewis.  If the recommendations contained in the research reports from ISS and Glass Lewis are the same, the Advisor will vote accordingly.  If the recommendations contained in the research reports from ISS and Glass Lewis are inconsistent, the Advisor will vote in accordance with the ISS recommendation unless the Corporate Governance Committee determines that voting in accordance with the Glass Lewis recommendation is more consistent with the principle of preserving shareholder value.

1. OPERATIONAL ITEMS

Financial Results/Director and Auditor Reports
Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are concerns about the accounts presented or audit procedures used; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees
Vote FOR the (re)election of auditors and/or proposals authorizing the board to fix auditor fees, unless:

•	There are serious concerns about the procedures used by the auditor;

•	There is reason to believe that the auditor has rendered an opinion, which is neither accurate nor indicative of the company's financial position;

•	External auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company;

•	Name of the proposed auditors has not been published;

•	The auditors are being changed without explanation; or

•	Fees for non‐audit services exceed standard annual audit‐related fees (only applies to companies on the MSCI EAFE index and/or listed on any country main index).

± This is a summary of the majority of International Markets, however, certain countries and/or markets, including Canada, Western Europe, Australia, New Zealand and China have separate policies which are generally consistent with the principles reflected in this summary but are modified to reflect issues such as those related to customs, disclosure obligations and legal structures of the relevant jurisdiction.

In circumstances where fees for non‐audit services include fees related to significant one‐time capital structure events (initial public offerings, bankruptcy emergencies, and spinoffs) and the company makes public disclosure of the amount and nature of those fees, which are an exception to the standard "non‐audit fee" category, then such fees may be excluded from the non‐audit fees considered in determining the ratio of non‐audit to audit fees.

For concerns related to the audit procedures, independence of auditors, and/or name of auditors, ISS may recommend AGAINST the auditor (re)election. For concerns related to fees paid to the auditors, ISS may recommend AGAINST remuneration of auditors if this is a separate voting item; otherwise ISS may recommend AGAINST the auditor election.

Appointment of Internal Statutory Auditors
Vote FOR the appointment or (re)election of statutory auditors, unless:

•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income
Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently below 30 percent without adequate explanation; or

•	The payout is excessive given the company's financial position.

Stock (Scrip) Dividend Alternative
Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

 Amendments to Articles of Association
Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term
Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

Lower Disclosure Threshold for Stock Ownership
Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 percent unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements
Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Transact Other Business
Vote AGAINST other business when it appears as a voting item.

2. BOARD OF DIRECTORS
Director Elections
Vote FOR management nominees in the election of directors, unless:

•	Adequate disclosure has not been provided in a timely manner;

•	There are clear concerns over questionable finances or restatements;

•	There have been questionable transactions with conflicts of interest;

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Vote on a CASE-BY-CASE basis for contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.*

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees. Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Under extraordinary circumstances, vote AGAINST individual directors, members of a committee, or the entire board, due to:
•	Material failures of governance, stewardship, risk oversight, or fiduciary responsibilities at the company;

•	Failure to replace management as appropriate; or

•
Egregious actions related to a director's service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

ISS Classification of Directors - International Policy 2011

Executive Director
•Employee or executive of the company;
•Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.
Non-Independent Non-Executive Director (NED)
•Any director who is attested by the board to be a non-independent NED;
•Any director specifically designated as a representative of a significant shareholder of the company;
•Any director who is also an employee or executive of a significant shareholder of the company;
•Any director who is nominated by a dissenting significant shareholder, unless there is a clear lack of material[5]  connection

* See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

with the dissident, either currently or historically;
•Beneficial owner (direct or indirect) of at least 10% of the company's stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);
•Government representative;
•Currently provides (or a relative[1] provides) professional services[2] to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;
•Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test[3]);
•Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;
•Relative[1] of a current employee of the company or its affiliates;
•Relative[1] of a former executive of the company or its affiliates;
•A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);
•Founder/co-founder/member of founding family but not currently an employee;
•Former executive (5 year cooling off period);
•Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered.[4]
•Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.
Independent NED
•No material[5] connection, either directly or indirectly, to the company (other than a board seat) or the dissenting significant shareholder.
Employee Representative
•Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).
Footnotes:
[1] “Relative” follows the definition of “immediate family members” which covers spouses, parents, children, stepparents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.
[2] Professional services can be characterized as advisory in nature and generally include the following: investment banking/financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.
[3] A business relationship may be material if the transaction value (of all outstanding transactions) entered into between the company and the company or organization with which the director is associated is equivalent to either 1 percent of the company's turnover or 1 percent of the turnover of the company or organization with which the director is associated. OR, A business relationship may be material if the transaction value (of all outstanding financing operations) entered into between the company and the company or organization with which the director is associated is more than 10 percent of the company's shareholder equity or the transaction value, (of all outstanding financing operations), compared to the company's total assets, is more than 5 percent.
[4] For example, in continental Europe, directors with a tenure exceeding 12 years will be considered non-independent. In the United Kingdom and Ireland, directors with a tenure exceeding nine years will be considered non-independent, unless the company provides sufficient and clear justification that the director is independent despite his long tenure.

[5] For purposes of ISS' director independence classification, “material” will be defined as a standard of relationship financial, personal or otherwise that a reasonable person might conclude could potentially influence one's objectivity in the boardroom in a manner that would have a meaningful impact on an individual's ability to satisfy requisite fiduciary standards on behalf of shareholders.

Contested Director Elections*
For contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, ISS will make its recommendation on a case-by-case basis, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:
•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of directors/nominees;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed;

•	Whether minority or majority representation is being sought.

When analyzing a contested election of directors, ISS will generally focus on two central questions: (1) Have the dissidents proved that board change is warranted? And (2) if so, are the dissident board nominees likely to effect positive change (i.e., maximize long-term shareholder value).

Discharge of Directors
Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

•
A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

•
Any legal issues (e.g. civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

•	Other egregious governance issues where shareholders will bring legal action against the company or its directors.

For markets which do not routinely request discharge resolutions (e.g. common law countries or markets where discharge is not mandatory), analysts may voice concern in other appropriate agenda items, such as approval of the annual accounts or other relevant resolutions, to enable shareholders to express discontent with the board.

 Director, Officer, and Auditor Indemnification and Liability Provisions
Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify external auditors.

* See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

Board Structure
Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

3. CAPITAL STRUCTURE*
Share Issuance Requests
General Issuances

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital
Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:
•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

•	The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital
Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Capital Structures
Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Preferred Stock
Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests
Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Pledging of Assets for Debt
Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Increase in Borrowing Powers
Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans
Generally vote FOR market repurchase authorities (share repurchase programs) if the terms comply with the following criteria:

•	A repurchase limit of up to 10 percent of outstanding issued share capital (15 percent in U.K./Ireland);

•	A holding limit of up to 10 percent of a company's issued share capital in treasury (“on the shelf”); and

•	A duration of no more than five years, or such lower threshold as may be set by applicable law, regulation or code of governance best practice.

Authorities to repurchase shares in excess of the 10 percent repurchase limit will be assessed on a case-by-case basis. ISS may support such share repurchase authorities under special circumstances, which are required to be publicly disclosed by the company, provided that, on balance, the proposal is in shareholders' interests. In such cases, the authority must comply with the following criteria:

•	A holding limit of up to 10 percent of a company's issued share capital in treasury (“on the shelf”); and

•	A duration of no more than 18 months.

In markets where it is normal practice not to provide a repurchase limit, ISS will evaluate the proposal based on the company's historical practice. However, ISS expects companies to disclose such limits and, in the future, may recommend a vote against companies that fail to do so. In such cases, the authority must comply with the following criteria:

•	A holding limit of up to 10 percent of a company's issued share capital in treasury (“on the shelf”); and

•	A duration of no more than 18 months.

In addition, ISS will recommend AGAINST any proposal where:

•	The repurchase can be used for takeover defenses;

•	There is clear evidence of abuse;

•	There is no safeguard against selective buybacks; and/or

•	Pricing provisions and safeguards are deemed to be unreasonable in light of market practice.

Reissuance of Repurchased Shares
Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value
Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

4. COMPENSATION*
Compensation Plans
Vote compensation plans on a CASE-BY-CASE basis.

Director Compensation
Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

 5. OTHER ITEMS
Reorganizations/Restructurings*
Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions*
Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:

For every M&A analysis, ISS reviews publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

•
Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, ISS places emphasis on the offer premium, market reaction, and strategic rationale.

•	Market reaction - How has the market responded to the proposed deal? A negative market reaction will cause ISS to scrutinize a deal more closely.

* See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

•
Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•
Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? ISS will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.

•
Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

Mandatory Takeover Bid Waivers
Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

Reincorporation Proposals
Vote reincorporation proposals on a CASE-BY-CASE basis.

Expansion of Business Activities
Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Related-Party Transactions
In evaluating resolutions that seek shareholder approval on related-party transactions (RPTs), vote on a case-by-case basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and

•	The stated rationale for the transaction, including discussions of timing.

If there is a transaction that ISS deemed problematic and that was not put to a shareholder vote, ISS may recommend against the election of the director involved in the related-party transaction or the full board.

Antitakeover Mechanisms
Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Shareholder Proposals
Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

Corporate Social Responsibility (CSR) Issues
Generally vote FOR the management’s recommendation on shareholder proposals involving CSR Issues. When evaluating social and environmental shareholder proposals, Dimensional considers the most important factor to be whether adoption of the proposal is likely to enhance or protect shareholder value.

THE DFA INVESTMENT TRUST COMPANY
(Amendment No. 46)

PART C
OTHER INFORMATION
Item 28.                      Exhibits.

(a)	Charter.

(1)
Amended and Restated Agreement and Declaration of Trust effective June 5, 2009.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  January 14, 2010

(2)	Certificate of Trust dated September 11, 1992.
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(a)	Certificate of Amendment to Certificate of Trust dated January 15, 1993.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A File No.: 811-07436
Filing Date: March 3, 1998

(b)           By-Laws.

(1)
Amended and Restated By-Laws effective June 8, 2009.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  January 14, 2010

(c)	Instruments Defining the Rights of Security Holders.

(1)	No specimen securities are issued on behalf of the Registrant.

(2)	Relevant portion of Agreement and Declaration of Trust.
See Article V
Incorporated herein by reference to:

Filing:  Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  January 14, 2010

(3)           Relevant portion of By-Laws.
See Article II
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  January 14, 2010

(d)	Investment Advisory Contracts.

(1)           Investment Management Agreements.

                                                (a)           Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The U.S. Large Cap Value Series (formerly The U.S. Large Cap High Book to Market Series).
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No:  811-07436
Filing Date:  March 3, 1998

(b)	Investment Management Agreement dated December 1, 1993 between the Registrant and DFA on behalf of The DFA International Value Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A File No.: 811-07436
Filing Date: March 3, 1998

(c)
Investment Management Agreement dated January 11, 1994 between the Registrant and DFA on behalf of The Emerging Markets Series.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  February 27, 2009

(d)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Japanese Small Company

Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: August 7, 1996

(e)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The United Kingdom Small Company Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: August 7, 1996

(f)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Pacific Rim Small Company Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 7 to Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: August 7, 1996

(i)           Addendum Number One dated October 21, 2005 re: thereflection of the following name change:
*	The Pacific Rim Small Company Series to The Asia Pacific Small Company Series
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 34 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: March 30, 2006

(g)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Continental Small Company Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: August 7, 1996

(h)	Investment Management Agreement dated October 18, 1996 between the Registrant and DFA on behalf of The Emerging

Markets Small Cap Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: March 3, 1998

(i)	Investment Management Agreement dated December 7, 1998 between the Registrant and DFA on behalf of the Tax-Managed U.S. Marketwide Value Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date:  March 29, 2004

(j)
Form of Investment Management Agreement dated March 30, 2007 between the Registrant and DFA on behalf of The Canadian Small Company Series.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 36 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  March 30, 2007

(k)
Form of Investment Advisory Agreement between the Registrant and DFA on behalf of DFA Short Term Investment Fund.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  January 14, 2010

(l)
Form of Investment Advisory Agreement between the Registrant and DFA on behalf of Dimensional Retirement Equity Fund I.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  April 1, 2011

(2)           Sub-Advisory Agreements.

(a)	Sub-Advisory Agreement among the Registrant, DFA and Australia Pty Ltd. (“DFA-Australia”) dated August 7, 1996 on behalf of The Japanese Small Company Series.

Incorporated herein by reference to: Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A File No.: 811-07436 Filing Date: August 7, 1996

(b)	Sub-Advisory Agreement among the Registrant, DFA and Dimensional Fund Advisors Ltd. (“DFAL”) dated August 7, 1996 on behalf of The United Kingdom Small Company Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: August 7, 1996

(c)	Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia dated August 7, 1996 on behalf of The Pacific Rim Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A File No.: 811-07436
Filing Date: August 7, 1996

(i)	Amendment Number Two dated October 21, 2005 re: the reflection of the following name change:
*	The Pacific Rim Small Company Series to The Asia Pacific Small Company Series
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 34 to the Registrant’s Registration Statement on Form N-1A File No.: 811-07436
Filing Date: March 30, 2006

(d)	Sub-Advisory Agreement among the Registrant, DFA and DFAL dated August 7, 1996 on behalf of The Continental Small Company Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: August 7, 1996

(e)	Form of Consulting Services Agreement between Dimensional Fund Advisors Inc. and Dimensional Fund Advisors Ltd. dated September 13, 1999 on behalf of:

* DFA International Value Series * Emerging Markets Small Cap Series
* Emerging Markets Series
* Tax-Managed U.S. Marketwide Value Series
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A File No: 811-07436
Filing Date: December 8, 1998

(f)
Form of Consulting Services Agreement between Dimensional Fund Advisors Inc. and DFA Australia Ltd. on behalf of:
* DFA International Value Series
* Emerging Markets Small Cap Series
* Emerging Markets Series

* Tax-Managed U.S. Marketwide Value Series

Incorporated herein by reference to: Filing: Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A
File No: 811-07436
Filing Date: December 8, 1998

(g)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFAL dated February 28, 2010 on behalf of The DFA International Value Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2011

(h)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFAL dated February 28, 2010 on behalf of The Emerging Markets Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436 Filing Date: February 28, 2011

(i)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFAL dated February 28, 2010 on behalf of The Emerging Markets Small Cap Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A File No.: 811-07436 Filing Date: February 28, 2011

(j)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia dated February 28, 2010 on behalf of The DFA International Value Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436 Filing Date: February 28, 2011

(k)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia dated February 28, 2010 on behalf of The Emerging Markets Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436 Filing Date: February 28, 2011

(l)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia dated February 28, 2010 on behalf of The Emerging Markets Small Cap Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436 Filing Date: February 28, 2011

(m)
Form of Sub-Advisory Agreement among the Registrant, DFA and DFAL on behalf of the Dimensional Retirement Equity Fund I.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  April 1, 2011

(n)
Form of Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia on behalf of the Dimensional Retirement Equity Fund I.
Incorporated herein by reference to:
Filing  Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  April 1, 2011

(e)
Underwriting Contracts.

Amended and Restated Distribution Agreement dated December 19, 2003 between the Registrant and DFA Securities Inc.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.  811-07436
Filing Date:  March 29, 2004

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.

(1)
Custodian Agreement between the Registrant and PFPC Trust Company (“PFPC”) (formerly PNC Bank, N.A. and Provident National Bank N.A.) dated January 15, 1993.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A

File No.: 811-07436
Filing Date: March 3, 1998

(a)	Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 17 to the Registrant's Registration statement on Form N-1A
File No.: 811-07436
Filing Date: March 24, 1999

(b)	Addendum Number Two dated May 28, 1999 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 18 to the Registrant's Registration statement on Form N-1A
File No.: 811-07436
Filing Date: May 28, 1999

(c)
Addendum Number Three dated September 13, 1999 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  March 29, 2004

(d)
Addendum Number Four dated July 27, 2000 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  March 29, 2004

(e)	Addendum Number Five dated March 27, 2001, between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the reflection of the following name changes:
*	The U.S. 4-10 Value Series to The U.S. Small XM Value Series
*	The U.S. 6-10 Value Series to The U.S. Small Cap Value Series
*	The U.S. 6-10 Small Company Series to The U.S. Small Cap Series
*	The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: September 7, 2001

(f)	Addendum Number Six dated July 26, 2001 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:
*           The Tax-Managed U.S. Marketwide Series; and
re:  the reflection of the following name changes:
*	The LD U.S. Large Company Series to The LD U.S. Marketwide Series
*	The HD U.S. Large Company Series to The HD U.S. Marketwide Series
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A File No.: 811-07436 Filing Date: September 7, 2001

(g)	Addendum Number Seven dated September 21, 2001 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:
*	The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  March 29, 2004

(h)	Addendum Number Eight dated April 1, 2007 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the removal of the following Series:
*	The U.S. Small XM Value Series;
*           The LD U.S. Marketwide Series;
*           The HD U.S. Marketwide Series;
*           The LD U.S. Marketwide Value Series; and
*           The HD U.S. Marketwide Value Series
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  April 1, 2011

(i)	Addendum Number Nine dated April 1, 2011 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:
*	Dimensional Retirement Equity Fund I
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  April 1, 2011

(2)	Form of Global Custody Agreement dated January 18, 1994 between the Registrant and The Chase Manhattan Bank, N.A. on behalf of The Emerging Markets Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A

File No.: 811-07436
Filing Date: March 3, 1998

(3)	Custodial Services Agreement dated January 13, 1998 between the Registrant and Citibank, N.A.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: March 3, 1998
(i)           Manual Transmission Authorization.
(ii)           Manual Transmission Procedures.

(4)
Global Custodial Services Agreement dated December 30, 2009 between the Registrant, on behalf of the DFA Short Term Investment Fund, and Citibank, N.A.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.:   811-07436
Filing Date: February 28, 2011

(h)	Other Material Contracts.

(1)	Transfer Agency Agreement dated January 15, 1993 between the Registrant and PFPC Inc. (formerly known as Provident Financial Processing Corporation) (“PFPC”).
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: March 3, 1998
(i)	Appendix A: Authorized Persons to Give Oral and Written Instructions
(ii)	Schedule A: Listing of Statistical Reports

(a)	Amendments to the Transfer Agency Agreement.

(i)	Amendment Number One dated December 1, 1993 between the Registrant and PFPC on behalf of The DFA International Value Series.
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A File No. 811-07436 Filing Date: March 3, 1998

(b)	Addendum to the Transfer Agency Agreement.

(i)	Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: March 24, 1999

(ii)	Addendum Number Two dated May 28, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: May 28, 1999

(iii)	Addendum Number Three dated September 13, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  March 29, 2004

(iv)	Addendum Number Four dated July 27, 2000 between PFPC and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  March 29, 2004

(v)	Addendum Number Six dated July 26, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:

*           The Tax-Managed U.S. Marketwide Series; and
re:  the reflection of the following name changes:
*	The LD U.S. Large Company Series to The LD U.S. Marketwide Series
*	The HD U.S. Large Company Series to The HD U.S. Marketwide Series
Incorporated herein by reference to: Filing: Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A File No.: 811-07436
Filing Date: September 7, 2001

(vi)	Addendum Number Seven dated September 21, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:
*	The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  March 29, 2004

(vii)	Form of Addendum Number Eight dated September 13, 2005 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:
*	The Pacific Rim Small Company Series to the Asia Pacific Small Company Series
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 33 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  September 13, 2005

(viii)	Form of Addendum Number Nine dated April 1, 2007 between PFPC and the Registrant on behalf of each series of the Registrant re: the removal of the following Series:
*	The U.S. Targeted Value Series (formerly, The U.S. Small XM Value Series)
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  April 1, 2011

(ix)
Form of Addendum Number Ten dated April 1, 2011 between BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.) and the Registrant on behalf of each series of the Registrant re:  the addition of the following Series:

*	Dimensional Retirement Equity Fund I
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  April 1, 2011

(2)	Administration and Accounting Services Agreement dated January 15, 1993 between the Registrant and PFPC. Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A File No.: 811-07436
Filing Date: March 3, 1998

(a)	Amendments to the Administration and Accounting Services Agreement.

(i)	Amendment Number One dated December 1, 1993 between PFPC and the Registrant on behalf of The DFA International Value Series.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  March 3, 1998

(b)	Addenda to the Administration and Accounting Services Agreement.

(i)	Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date: March 24, 1999

(ii)	Addendum Number Two dated May 28, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:   Post-Effective Amendment No. 18 to the Registrant’s Registration Statement on Form N-1A
File No: 811-07436
Filing Date:  May 28, 1999

(iii)	Form of Addendum Number Three dated September 13, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:   Post-Effective Amendment No. 20 to the Registrant’s Registration Statement on Form N-1A
File No: 811-07436
Filing Date:  September 13, 1999

(iv)	Form of Addendum Number Four dated July 27, 2000 between PFPC and the Registrant on behalf of each series of the Registrant.
Incorporated herein by reference to:
Filing:   Post-Effective Amendment No. 22 to the Registrant’s Registration Statement on Form N-1A
File No: 811-07436
Filing Date:  July 27, 2000

(v)	Addendum Number Six dated July 26, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:
*           The Tax-Managed U.S. Marketwide Series; and
re:  the reflection of the following name changes:
*	The LD U.S. Large Company Series to The LD U.S. Marketwide Series
*	The HD U.S. Large Company Series to The HD U.S. Marketwide Series
Incorporated herein by reference to:
Filing:   Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No: 811-07436
Filing Date:  September 7, 2001

(vi)	Form of Addendum Number Seven dated September 21, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:

*	The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series
Incorporated herein by reference to:
Filing:   Post-Effective Amendment No. 27 to the Registrant’s Registration Statement on Form N-1A=
File No: 811-07436
Filing Date:  September 21, 2001

(vii)	Form of Addendum Number Eight dated September 13, 2005 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:
*	The Pacific Rim Small Company Series to the Asia Pacific Small Company Series
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 33 to the Registrant’s Registration Statement on Form N-1A
File No: 811-07436
Filing Date:  September 13, 2005

(viii)	Form of Addendum Number Nine dated March 30, 2007 between PFPC and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:
*	The Canadian Small Company Series; and
re: the removal of the following Series:
*	The LD U.S. Marketwide Series;
*	The HD U.S. Marketwide Series;
*	The LD U.S. Marketwide Value Series; and
*	The HD U.S. Marketwide Value Series; and
re: the reflection of the following name change:
*	The Pacific Rim Small Company Series to The Asia Pacific Small Company Series
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  April 1, 2011

(ix)	Form of Addendum Number Ten dated April 1, 2007 between PFPC and the Registrant on behalf of each series of the Registrant re: the removal of the following Series:

*	The U.S. Targeted Value Series (formerly the U.S. Small XM Value Series)
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  April 1, 2011

(x)
Form of Addendum Number Eleven dated April 1, 2011 between BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.) and the Registrant on behalf of each series of the Registrant re:  the addition of the following Series:

*	Dimensional Retirement Equity Fund I
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date:  April 1, 2011

(3)	Fee Waiver and Expense Assumption Agreement between the Registrant and DFA re:
*	Dimensional Retirement Equity Fund I
ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-28.h.3

(i)	Legal Opinion.
Not applicable.

(j)	Other Opinions.
Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP.
ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-28.j.

(k)           Omitted Financial Statements.
Not applicable.

(l)	Initial Capital Agreements.
Not applicable.

(m)	Rule 12b-1 Plan.
Not applicable.

(n)	Rule 18f-3 Plan.
Not Applicable.

(o)	Power-of-Attorney.

Power-of-Attorney dated as of December 17, 2010, appointing David G. Booth, David R. Martin, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon and Carolyn L. O as attorneys-in-fact to David G. Booth, Eduardo A. Repetto, George M. Constantinides, John P. Gould, Roger G. Ibbotson, Edward P. Lazear, Myron S. Scholes, Abbie J. Smith and David R. Martin.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2011

(p)	Codes of Ethics.
Code of Ethics of the Registrant, Advisor and Underwriter.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 31 to the Registrant’s Registration
Statement on Form N-1A
File No.:  811-07436
Filing Date:  March 29, 2004

Item 29.	Persons Controlled by or under Common Control with Registrant.
If an investor beneficially owns more than 25% of the outstanding voting securities of a feeder fund that invests all of its investable assets in a Series of the Trust, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor.  Accordingly, certain feeder portfolios of DFA Investment Dimensions Group (“DFA IDG”) and Dimensional Investment Group (“DIG”), both Maryland corporations and registered investment companies, may be deemed to be under common control with their corresponding Series of the Trust.  As of January 31, 2012, no person beneficially owned more than 25% of the outstanding voting securities of a feeder portfolio that controlled a Series of the Trust.

Item 30.                 Indemnification.
Reference is made to Article VII of the Registrant’s Amended and Restated Agreement and Declaration of Trust which are incorporated herein by reference.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking: “Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

Item 31.	Business and Other Connections of Investment Adviser.
Dimensional Fund Advisors LP, the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., Dimensional Emerging Markets Value Fund Inc. and Dimensional Investment Group Inc.  The Advisor also serves as sub-advisor for certain other registered investment companies.  For additional information, please see “Management of the Trust” in PART A and “Management of the Registrant” in PART B of this Registration Statement.  Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.                  Principal Underwriters.

(a)
DFA Securities Inc., (“DFAS”) is the principal underwriter for the Registrant.  DFAS also serves as principal underwriter for DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and Dimensional Emerging Markets Value Fund Inc.

(b)	The following table sets forth information as to the Distributor’s Directors, Officers, Partners and Control Persons. The address of each officer is 6300 Bee Cave Road, Building One, Austin, TX 78746:

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
April A. Aandal	Vice President	Vice President
Darryl D. Avery	Vice President	Vice President
Arthur H. Barlow	Vice President	Vice President
John T. Blood	Vice President	Vice President
Scott A. Bosworth	Vice President	Vice President
Valerie A. Brown	Vice President and Assistant Secretary	Vice President and Assistant Secretary
David P. Butler	Vice President	Vice President
James G. Charles	Vice President	Vice President
Joseph H. Chi	Vice President	Vice President
Stephen A. Clark	Vice President	Vice President
Robert P. Cornell	Vice President	Vice President
George H. Crane	Vice President	Vice President
Christopher S. Crossan	Vice President and Chief Compliance Officer	Vice President and Global Chief Compliance Officer
James L. Davis	Vice President	Vice President
Robert T. Deere	Vice President	Vice President

Peter F. Dillard	Vice President	Vice President
Robert W. Dintzner	Vice President	Vice President
Richard A. Eustice	Vice President and Assistant Secretary	Vice President and Assistant Secretary
Gretchen A. Flicker	Vice President	Vice President
Jed S. Fogdall	Vice President	Vice President
Jeremy P. Freeman	Vice President	Vice President
Mark R. Gochnour	Vice President	Vice President
Henry F. Gray	Vice President	Vice President
John T. Gray	Vice President	Vice President
Joel H. Hefner	Vice President	Vice President
Julie C. Henderson	Vice President and Fund Controller	Vice President and Controller
Kevin B. Hight	Vice President	Vice President
Christine W. Ho	Vice President	Vice President
Michael C. Horvath	Vice President	Vice President
Jeff J. Jeon	Vice President	Vice President
Patrick M. Keating	Vice President	Vice President
David M. Kershner	Vice President	Vice President
Timothy R. Kohn	Vice President	Vice President
Joseph F. Kolerich	Vice President	Vice President
Stephen W. Kurad	Vice President	Vice President
Michael F. Lane	Vice President	Vice President
Francis R. Lao	Vice President	Vice President
Juliet H. Lee	Vice President	Vice President
Marlena I. Lee	Vice President	Vice President
Apollo D. Lupescu	Vice President	Vice President
Kenneth M. Manell	Vice President	Vice President
Aaron M. Marcus	Vice President and Head of Global Human Resources	Vice President and Head of Global Human Resources
David R. Martin	Vice President, Chief Financial Officer and Treasurer	Vice President, Chief Financial Officer and Treasurer
Catherine L. Newell	Vice President and Secretary	Vice President and Secretary
Christian Newton	Vice President	Vice President
Pamela B. Noble	Vice President	Vice President
Carolyn L. O	Vice President	Vice President
Gerard K. O’Reilly	Vice President	Vice President
Daniel C. Ong	Vice President	Vice President
Kyle K. Ozaki	Vice President	Vice President
David A. Plecha	Vice President	Vice President
Allen Pu	Vice President	Vice President
Stephen A. Quance	Vice President	Vice President
Theodore W. Randall	Vice President	Vice President
L. Jacobo Rodríguez	Vice President	Vice President
Julie A. Saft	Vice President	Vice President
David E. Schneider	Vice President	Vice President
Walid A. Shinnawi	Vice President	Vice President
Bruce A. Simmons	Vice President	Vice President
Ted R. Simpson	Vice President	Vice President
Bryce D. Skaff	Vice President	Vice President
Andrew D. Smith	Vice President	Vice President
Grady M. Smith	Vice President	Vice President
Carl G. Snyder	Vice President	Vice President
Lawrence R. Spieth	Vice President	Vice President
Bradley G. Steiman	Vice President	Vice President
Robert C. Trotter	Vice President	Vice President

Karen E. Umland	Vice President	Vice President
Brian J. Walsh	Vice President	Vice President
Weston J. Wellington	Vice President	Vice President
Ryan J. Wiley	Vice President	Vice President
Paul E. Wise	Vice President	Vice President
Faith A. Yando	Vice President	Vice President
Joseph L. Young	Vice President	Vice President
David G. Booth	Chairman, Director, President and Co-Chief Executive Officer	Chairman, Director, President and Co-Chief Executive Officer
Eugene F. Fama Sr.	Director	Not Applicable
Kenneth R. French	Director	Not Applicable
John A. McQuown	Director	Not Applicable
Eduardo A. Repetto	Co-Chief Executive Officer and Chief Investment Officer	Director, Co-Chief Executive Officer and Chief Investment Officer
Dimensional Fund Advisors LP	Shareholder	Not Applicable

(c)	Not applicable.

Item 33.                      Location of Accounts and Records.
The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

Name	Address
The DFA Investment Trust Company	6300 Bee Cave Road, Building One
Austin, TX 78746

BNY Mellon Investment Servicing	301 Bellevue Parkway
Wilmington, DE 19809

The Chase Manhattan Bank	4 Chase MetroTech Center
Brooklyn, NY 11245

Item 34.                 Management Services.
There are no management-related service contracts not discussed in Part A or Part B.

Item 35.                 Undertakings.

(a)	The Registrant undertakes to furnish each person to whom this Post-Effective Amendment is delivered a copy of its latest annual report to shareholders, upon request and without charge.

(b)
The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant’s outstanding shares and to assist its shareholders in accordance with the requirements of Section

16(c) of the Investment Company Act of 1940 relating to shareholder communications.

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 47 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, as of the 28th day of February, 2012.

THE DFA INVESTMENT TRUST COMPANY
(Registrant)

By:   /s/ Carolyn L. O
Carolyn L. O (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference)
Vice President
(Signature and Title)

EXHIBIT INDEX

N-1A EXHIBIT NO.	EDGAR EXHIBIT NO.	DESCRIPTION
EX-28.h.3	EX-99.h.3	Fee Waiver and Expense Assumption Agreement between the Registrant and DFA
EX-28.j	EX-99.j	Consent of PricewaterhouseCoopers LLC